CONTACT GOLD CORP.

Notice of Annual and Special Meeting of Shareholders

April 23, 2021

Management Information Circular

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SCHEDULE "A" - CONTINUATION RESOLUTION

SCHEDULE "B" - PLAN OF CONVERSION

SCHEDULE "C" - INTERIM ORDER AND NOTICE OF PETITION

SCHEDULE "D" - ARRANGEMENT RESOLUTION

SCHEDULE "E" - ARRANGEMENT AGREEMENT (INCLUDING PLAN OF ARRANGEMENT)

SCHEDULE "F" - RIGHTS OF DISSENTING SHAREHOLDERS (NEVADA)

SCHEDULE "G" - RIGHTS OF DISSENTING SHAREHOLDERS (BRITISH COLUMBIA)

SCHEULDE "H" - MANDATE OF THE BOARD OF DIRECTORS

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CONTACT GOLD CORP. (the "Company")

NOTICE OF ANNUAL AND SPECIAL MEETING

OF SHAREHOLDERS

TAKE NOTICE that the Annual and Special Meeting (the "Meeting") of the shareholders of the Company ("Shareholders") will be held by audio conference using dial-in at 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International), on May 25, 2021 at 2:00 p.m. (Pacific Time), for the following purposes:

1. to receive the audited consolidated financial statements of the Company for the year ended December 31, 2020, together with the auditor's report thereon;

2. to fix the number of directors of the Company at SIX;

3. to elect directors for the ensuing year;

4. to appoint Ernst & Young, LLP, Chartered Professional Accountants, as auditor for the Company for the ensuing year and to authorize the board of directors to fix their remuneration;

5. to consider, and if thought fit, to pass, without or without variation, a resolution, in the form attached as Schedule "A", approving the plan of conversion, a copy of which is attached as Schedule "B" to the management information circular of the Company dated April 23, 2021 (the "Information Circular"), whereby the corporate jurisdiction of the Company will be changed from the State of Nevada to the Province of British Columbia by means of a process called a "conversion" and a "continuation" (the "Continuation");

6. subject to the approval of the Continuation, to consider pursuant to an interim order of the Supreme Court of British Columbia dated April 23, 2021 and, if thought advisable, to pass, with or without variation, a special resolution in the form attached as Schedule "D" authorizing and approving an internal corporate reorganization by way of an arrangement under section 288 of the Business Corporations Act (British Columbia) with its securityholders and a wholly-owned subsidiary of the Company, as more particularly described in the Information Circular; and

7. To transact such other business as may properly come before the Meeting, or at any adjournment thereof.

Specific details of the above items of business, as well as further information with respect to voting by proxy and detailed instructions about how to participate at the virtual Meeting are contained in the Information Circular of management which accompanies this Notice of Meeting (the "Notice") and, together with management's Instrument of Proxy ("Proxy") or Voting Instruction Form ("VIF") which also accompanies the Notice, form a part hereof and must be read in conjunction with this Notice.

Shareholders of record at the close of business April 20, 2021 will be entitled to receive notice, attend and vote at the Meeting.

With the rapidly evolving public health crisis resulting from the global spread of the novel coronavirus ("COVID-19"), to mitigate risks to the health and safety of our communities, Shareholders, employees and other stakeholders, we will hold the Meeting this year in a virtual-only format, which will be conducted via teleconference using dial-in at 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International), and instructions will be provided as to how registered Shareholders ("Registered Shareholders"), and duly appointed proxyholders entitled to vote at the Meeting may participate and vote at the Meeting.

Non-registered shareholders (being shareholders who beneficially own shares that are registered in the name of an intermediary such as a bank, trust company, securities broker or other nominee, or in the name of a depository of which the intermediary is a participant) who have not duly appointed themselves as proxyholder will be able to attend the Meeting by phone as guests, but guests will not be able to vote or ask questions at the Meeting.

If you are unable to call into the Meeting, please read the Instructions For Completion of Proxy ("Instructions") on the reverse side of the Proxy or Instructions For Completion of VIF ("VIF Instructions") enclosed herewith and then complete and return the Proxy or VIF within the time set out in the Instructions or VIF Instructions as the case may be. In addition, as set out in the Instructions and VIF Instructions, the enclosed Proxy or VIF is solicited by management of the Company but you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

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A Shareholder who wishes to appoint a person other than the proxyholders identified on the form of Proxy or VIF Instructions form (including a non-registered shareholder who wishes to appoint themselves as proxyholder in order to attend and vote at the Meeting) must carefully follow the instructions in the Information Circular and on their form of Proxy or VIF form accompanying this Notice. These instructions include the additional step of registering such proxyholder with the transfer agent, Computershare Investor Services Inc. ("Computershare"), after submitting a form of proxy or voting instruction form. Failure to register will result in the proxyholder not receiving a passcode, which is used for online sign-in, and is required to vote at the Meeting. Without a passcode, such proxyholder will only be able to attend the Meeting online as a guest. Non-registered shareholders located in the United States must also provide Computershare with a duly completed legal proxy if they wish to vote at the meeting or appoint a third party as their proxyholder.

The Company reserves the right to take any additional precautionary measures in relation to the Meeting in response to further developments in respect of the COVID-19 outbreak that the Company considers necessary or advisable including changing the time, date or location of the Meeting. Changes to the Meeting time, date or location and/or means of holding the Meeting may be announced by way of press release. Please monitor the Company's press releases as well as its website at www.contactgold.com for updated information. The Company advises you to check its website one week prior to the Meeting date for the most current information. The Company does not intend to prepare or mail an amended Information Circular in the event of changes to the Meeting format.

DATED at Vancouver, British Columbia, this 23 day of April, 2021.

BY ORDER OF THE BOARD OF DIRECTORS - CONTACT GOLD CORP.

"John Wenger"

Vice-President Strategy & Chief Financial Officer

Shareholders are cordially invited to attend the virtual Meeting. Shareholders are urged to complete and return the enclosed proxy or VIF promptly.  To be effective, Contact Gold proxies must be received at the Vancouver office of Computershare, the Company's registrar and transfer agent, by 2:00 p.m. (Pacific Time) on May 20, 2021, or 48 hours (excluding Sundays, Saturdays and holidays) prior to any adjourned or postponed Meeting.  Shareholders whose Common Shares are held by a nominee may receive either a VIF or form of Proxy and should follow the instructions provided by the nominee.

Proxies will be counted and tabulated by Computershare in such a manner as to protect the confidentiality of how a particular Shareholder votes except where they contain comments clearly intended for management, in the case of a proxy contest, or where it is necessary to determine the validity of a Proxy or to permit management and the Board to discharge their legal obligations to the Company or its Shareholders.

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MANAGEMENT INFORMATION CIRCULAR

for the Annual and Special Meeting of Shareholders

This year, the Meeting will be held in a virtual only format, which will be conducted via audio conference. Shareholders and duly appointed proxyholders can attend the Meeting online by dial-in at 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International).

The Company reserves the right to take any additional precautionary measures in relation to the Meeting in response to further developments in respect of the coronavirus COVID-19 outbreak that the Company considers necessary or advisable including changing the time, date or location of the Meeting. Changes to the Meeting time, date or location and/or means of holding the Meeting may be announced by way of press release. Please monitor the Company's press releases as well as its website at www.contactgold.com for updated information. The Company advises you to check its website one week prior to the Meeting date for the most current information. The Company does not intend to prepare or mail an amended Information Circular in the event of changes to the Meeting format.

General Information

Except as otherwise stated, the information contained herein is given as of April 23, 2021.

Figures in this Circular are expressed in Canadian dollars ("$"), the same currency that Contact Gold Corp. ("Contact Gold", or the "Company") uses in its consolidated financial statements for the year ended December 31, 2020 (the "Annual Financial Statements"), unless otherwise stated. Amounts in United States dollars are expressed as "US$".  As at December 31, 2020, and April 23, 2021 (the effective date of this Circular), the values of the Canadian dollar, based on the indicative rate of exchange published by the Bank of Canada, were US$0.7854, and US$0.8007, respectively.

Corporate Background

The Company was incorporated under the Business Corporations Act (Yukon) on May 26, 2000 and was continued under the Business Corporations Act (British Columbia) on June 14, 2006.  On June 7, 2017, upon closing of a series of transactions that recapitalized the business, the Company completed a legal continuance into the State of Nevada and changed its name to "Contact Gold Corp.".  The Company maintains a head office in Vancouver, British Columbia, Canada. Contact Gold's common shares ("Common Shares"), began trading on the TSX Venture Exchange ("TSXV") under the symbol "C" on June 15, 2017.  The Company's authorized share capital includes up to 500,000,000 Common Shares; each Common Share has a par value of US$0.001.

Contact Gold is a gold exploration company focused on making district-scale gold discoveries in Nevada. Contact Gold's land holdings are on the Carlin, Independence, North Nevada Rift and Cortez gold trends which host numerous gold deposits and mines.  Contact Gold controls a significant land position comprising target-rich mineral tenure which hosts numerous gold occurrences, ranging from early to advanced-exploration and resource definition stage.

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VOTING INFORMATION

SOLICITATION OF PROXIES

THIS INFORMATION CIRCULAR (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF THE COMPANY FOR USE AT THE ANNUAL AND SPECIAL MEETING (THE "MEETING") OF THE COMPANY TO BE HELD AT 2:00 P.M. (PACIFIC TIME), ON MAY 25, 2021, OR ANY ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors, officers and regular employees of the Company at nominal cost.  All costs of solicitation of proxies by management will be borne by the Company.

Meeting Materials can be accessed directly online at http://www.contactgold.com/agm

Notice to Shareholders in the United States

The solicitation of proxies involves securities of an issuer that is a reporting issuer (or equivalent) under applicable Canadian securities laws and is being effected and disclosed in accordance with securities laws of the provinces of Canada.  Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

APPOINTMENT AND REVOCATION OF PROXIES

THE PERSONS NAMED IN THE ACCOMPANYING INSTRUMENT OF PROXY ARE DIRECTORS OF THE COMPANY. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON THE SHAREHOLDER'S BEHALF AT THE VIRTUAL MEETING HAS THE RIGHT TO DO SO, EITHER BY STRIKING OUT THE NAMES OF THOSE PERSONS NAMED IN THE ACCOMPANYING INSTRUMENT OF PROXY AND INSERTING THE DESIRED PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE INSTRUMENT OF PROXY, OR BY COMPLETING ANOTHER INSTRUMENT OF PROXY.

AN INSTRUMENT OF PROXY MUST BE IN WRITING AND SIGNED BY THE SHAREHOLDER OR BY THE SHAREHOLDER'S ATTORNEY DULY AUTHORIZED IN WRITING OR, IF THE SHAREHOLDER IS A CORPORATION, SIGNED BY A DULY AUTHORIZED OFFICER OR ATTORNEY OF THE COMPANY. IF THE PROXY IS TO APPLY TO LESS THAN ALL THE COMMON SHARES REGISTERED IN THE NAME OF THE SHAREHOLDER, THE PROXY MUST SPECIFY THE NUMBER OF COMMON SHARES TO WHICH IT APPLIES. A PROXY WILL NOT BE VALID UNLESS THE COMPLETED INSTRUMENT OF PROXY AND THE POWER OF ATTORNEY OR OTHER AUTHORITY, IF ANY, UNDER WHICH IT IS SIGNED, OR A NOTARIALY CERTIFIED COPY THEREOF SATISFACTORY TO THE COMPANY, IS RECEIVED BY COMPUTERSHARE INVESTOR SERVICES INC. ("COMPUTERSHARE"), PROXY DEPARTMENT, 510 BURRARD STREET, 3RD FLOOR, VANCOUVER, BC V6C 3B9 (FACSIMILE: 604-689-8144) NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE COMMENCEMENT OF THE MEETING, OR ANY ADJOURNMENT THEREOF.

A SHAREHOLDER WHO HAS GIVEN AN Instrument of Proxy may revoke it by an instrument in writing signed by the shareholder or by the Shareholder's attorney authorized in writing or, where the Shareholder is a corporation by a duly authorized officer or attorney of the Company, and delivered to the administrative offices of the Company, Suite 1050 - 400 Burrard Street, Vancouver, BC, V6C 3A6, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the Instrument of Proxy is to be used, or to the Chair of the Meeting on the day of the Meeting or any adjournment thereof or in any other manner provided by law.  A revocation of an Instrument of Proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF PROXIES

THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THE ENCLOSED INSTRUMENT OF PROXY WILL VOTE OR WITHHOLD FROM VOTING THE COMMON SHARES IN RESPECT OF WHICH THEY ARE APPOINTED PROXY ON ANY POLL THAT MAY BE CALLED FOR IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER AS INDICATED ON THE INSTRUMENT OF PROXY AND, IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE COMMON SHARES WILL BE VOTED ACCORDINGLY.  WHERE NO CHOICE OR WHERE BOTH CHOICES ARE SPECIFIED IN THE INSTRUMENT OF PROXY, SUCH COMMON SHARES WILL BE VOTED "FOR" THE MATTERS OR PERSONS DESCRIBED THEREIN AND IN THIS INFORMATION CIRCULAR.

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The enclosed Instrument of Proxy confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting and with respect to other matters that may properly come before the Meeting.  In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any other business is properly brought before the Meeting, the persons designated in the enclosed Instrument of Proxy will vote in accordance with their best judgment on such matters or business.  At the time of the printing of this Circular, management of the Company knows of no such amendments, variations or other matters which may be presented to the Meeting. However, if any amendments, variations or other matters which are not now known to management should properly come before the Meeting, the Common Shares represented by proxies in favour of the management nominees named in the accompanying form of proxy will be voted on such matters in accordance with the best judgment of such proxy nominees.

NON-REGISTERED SHAREHOLDERS

Only registered Shareholders or their duly appointed proxy holders are permitted to vote at the Meeting.  Most Shareholders are "non-registered" Shareholders because the Common Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Common Shares or a clearing agency.  More particularly, a person is not a registered Shareholder in respect of Common Shares which are held on behalf of that person (the "Non-Registered Holder") but which are registered either: (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as the Canadian Depository for Securities Limited ("CDS")) of which the Intermediary is a participant.  In accordance with the requirements of National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101"), the Company has distributed copies of the Notice of Meeting, this Information Circular and the Instrument of Proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them.  Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders.  Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

a) be given an Instrument of Proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Common Shares beneficially owned by the Non-Registered Holder but which is otherwise not completed.  Because the Intermediary has already signed the Instrument of Proxy, this Instrument of Proxy is not required to be signed by the Non-Registered Holder when submitting the Instrument of Proxy.  In this case, the Non-Registered Holder who wishes to submit an instrument of proxy should otherwise properly complete the Instrument of Proxy and deposit it with the Company as provided above; or

b) more typically, be given a Voting Instructions Form (a "VIF") which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow.  Typically, the proxy authorization form will consist of a one-page, pre-printed form.  Sometimes, instead of the one-page, pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar-code and other information.  In order for the Instrument of Proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the Instrument of Proxy, properly complete and sign the Instrument of Proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares which they beneficially own.  Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the management's representatives named in the Instrument of Proxy and insert the Non-Registered Holder's name in the blank space provided.

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In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the instrument of proxy or proxy authorization form is to be delivered.

All reference to shareholders in this Information Circular and the accompanying Instrument of Proxy and Notice of Meeting are to shareholders of record unless specifically stated otherwise.  In addition, there are two kinds of Beneficial Owners - those who object to their names being made known to the issuers of securities which they own being called Objecting Beneficial Owners ("OBOs") and those who do not object to the issuers of the securities knowing who they are being called Non-Objecting Beneficial Owners ("NOBOs").

The Company will avail itself of those provisions of NI 54-101 that permit it to directly deliver proxy related materials to its NOBOs.  As a result, NOBOs can expect to receive a scannable Request for a VIF from Contact Gold's transfer agent, Computershare. These VIFs are to be completed and returned to Computershare in the envelope provided or by facsimile.  Computershare will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the Common Shares represented by the VIFs they receive.

VOTING AT THE VIRTUAL MEETING

To proactively deal with the unprecedented public health impact of COVID-19, the Company will hold its Meeting in a virtual only format, which will be conducted by conference call. The Company believes that hosting a virtual meeting will increase participation by its Shareholders, as it will enable Shareholders to more easily attend the Meeting regardless of their geographic location. This year, Shareholders will not be able to physically attend the Meeting.

Only Registered Shareholders and duly appointed proxyholders may attend and vote at the virtual Meeting. Registered Shareholders and duly appointed proxyholders who participate and listen to the Meeting, and vote, in real time, provided they are connected to the Internet and comply with all of the requirements set out in this Circular.  A Registered Shareholder or a Non-Registered Shareholder who has appointed themselves or a third-party proxyholder to represent them at the Meeting, will appear on a list of Shareholders prepared by Computershare, the transfer agent and registrar for the Meeting. To have their Common Shares voted at the meeting, each Registered Shareholder or proxyholder will be required to enter their control number or other passcode prior to the start of the Meeting.

Non-Registered Shareholders who have not duly appointed themselves as proxyholders may attend the Meeting as guests. Guests will be able to listen to the Meeting by teleconference, but will not be able to vote or ask questions at the Meeting. This is because Computershare, does not have a record of the Non-Registered Shareholders of and, as a result, will have no knowledge of shareholdings or entitlement to vote, unless the Non-Registered Shareholder appoints itself as proxyholder.

If you are a Non-Registered Shareholders and wish to vote at the Meeting, you must (i) appoint yourself as proxyholder by inserting your own name in the space provided for appointing a proxyholder on the VIF form sent to you and follow all of the applicable instructions, including the deadline, provided by the Intermediary; and (ii) register with Computershare. See "Appointment and Revocation of Proxies" in this Circular for additional information on how Non-Registered Shareholders can appoint themselves as proxyholder.

In order to streamline the virtual Meeting process, the Company encourages Shareholders to vote in advance of the Meeting using the VIF form or the form of Proxy mailed to them with the Meeting Materials. Shareholders wishing to attend the virtual Meeting may do so by calling 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International), and instructions will be provided.

A summary of the information Shareholders will need to attend the online meeting is provided below.

  Registered Shareholders must dial-in prior to the start of the Meeting, and enter the control number located on the form of Proxy.
  Duly appointed proxyholders will obtain from Computershare a passcode after the proxy voting deadline has passed and the proxyholder has been duly appointed AND registered as described in "Appointment and Revocation of Proxies" in this Circular.
  Guests, including Non-Registered Shareholders who have not duly appointed themselves as proxyholder can listen to the Meeting, but will not able to vote or ask questions.

If you are using a control number or passcode to login to the online Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies. However, in such a case, you will be provided the opportunity to vote by ballot on the matters put forth at the meeting. If you DO NOT wish to revoke all previously submitted proxies, do not accept the terms and conditions, in which case you can only enter the Meeting as a guest.

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APPROVAL OF RESOLUTIONS

Unless otherwise specified, a simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein.  If there are more nominees for election as directors or appointment as the Company's auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled.  If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

None of the directors or senior officers of the Company, no management nominee for election as a director of the Company, none of the persons who have been directors or senior officers of the Company since the commencement of the Company's last completed financial year, and no associate or affiliate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than as disclosed elsewhere herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Company has fixed the close of business on April 20, 2021 (the "Record Date") as the record date. Only those holders of record of Common Shares on April 20, 2021, are entitled to vote at the Meeting.  As at the close of business on April 20, 2021, there were 240,837,295 Common Shares were issued and outstanding. Each Common Share carries the right to one vote at the Meeting.  There are no other classes of voting securities outstanding.

Shareholders whose names have been entered in the register of Shareholders at the close of business on the Record Date will be entitled to receive notice of, and to vote, at the Meeting or any adjournments or postponements thereof. Persons registered on the books of the Company at the close of business on the Record Date and persons who are transferees of any Common Shares acquired after the Record Date and who have produced properly endorsed certificates evidencing such Common Shares or who otherwise establish ownership thereof and demand, not later than 10 days before the Meeting, that their names be included in the list of Shareholders, are entitled to vote at the Meeting.

To the knowledge of the directors or senior officers of the Company, as at the date of this Circular, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, 10% or more of the Common Shares, other than as set out below:

Name of Shareholder	Number of Common Shares(1)(2)	Percentage of Common Shares
Waterton Nevada Splitter, LLC	100,764,627	41.8%

(1) The information as to Common Shares beneficially owned, controlled or directed, not being within the knowledge of the Company, has been obtained by the Company from publicly disclosed information and/or furnished by the relevant shareholder.

(2) On a non-diluted basis.

(3) Waterton Nevada Splitter, LLC has expressed to the Company its intention to transfer registration of the common shares held to Waterton Precious Metals Fund II Cayman, LP, an affiliate entity prior to the date of the Meeting.

In aggregate, including those held by the Named Executive Officers, the directors and other officers of the Company hold 10,712,337 Common Shares, representing approximately 4.45% of the issued Common Shares.

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BUSINESS OF THE MEETING

RECEIPT OF FINANCIAL STATEMENTS

The Annual Financial Statements and accompanying auditor's report thereon will be presented at the Meeting, and will be mailed to those registered and beneficial Shareholders ("Beneficial Shareholders") who requested them.  The Annual Financial Statements are available under the Company's profile on the System for Electronic Document Analysis and Retrieval ("SEDAR") at  www.sedar.com and at  www.contactgold.com.

ELECTION OF DIRECTORS

The Company's by-laws provide that the Board shall consist of such number of directors as may be fixed from time to time by resolution of the Board. The Board currently consists of seven (7) directors.

At the Meeting, Shareholders will be asked to consider, and, if thought fit, approve with or without variation a resolution re-electing six (6) of the current members of the Board as the directors of the Company, namely Richard (Charlie) Davies, John Dorward, Andrew Farncomb, Riyaz Lalani, Matthew Lennox King, and George Salamis. It is intended that each of the directors shall hold office until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of Incorporation of the Company, or with the provisions of Nevada Revised Statutes applicable to Nevada corporations, Title 7, Chapter 78.

Shareholders have the option to (i) vote for all of the directors of the Company listed in the table below; (ii) vote for some of the directors and withhold for others; or (iii) withhold for all of the directors.

UNLESS OTHERWISE INSTRUCTED, PROXIES AND VOTING INSTRUCTIONS GIVEN PURSUANT TO THIS SOLICITATION BY THE MANAGEMENT OF THE COMPANY WILL BE VOTED FOR THE ELECTION OF EACH OF THE PROPOSED NOMINEES SET FORTH IN THE TABLE BELOW.

Management has no reason to believe that any of the nominees will be unable to serve as a director. However, if any proposed nominee is unable to serve as a director, the individuals named in the enclosed form of proxy will be voted in favour of the remaining nominees, and may be voted in favour of a substitute nominee unless the Shareholder has specified in the proxy that the Common Shares represented thereby are to be withheld from voting in respect of the election of directors.

MAJORITY VOTING FOR DIRECTORS

The Board adopted a policy requiring that in an uncontested election of directors, any nominee who receives a greater number of votes "withheld" than votes "for" will tender a resignation to the Chair of the Board promptly following the Meeting. The Corporate Governance and Nominating Committee ("CGNC") will consider the offer of resignation and, except in special circumstances, will recommend that the Board accept the resignation. The Board will make its decision and announce it in a press release within 90 days following the Meeting, including the reasons for rejecting the resignation, if applicable. The nominee will not participate in any CGNC or Board deliberations on the resignation offer. The policy does not apply in circumstances involving contested director elections.

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NOMINEES AND QUALIFICATIONS

The following table states the name of each person nominated by management for election as directors, such person's principal occupation or employment, and the approximate number of voting securities and other (non-voting) equity instruments of the Company (including stock options to purchase Common Shares (being non-qualified stock options and incentive stock options, collectively "Options"), share purchase warrants ("Warrants"), Restricted Share Units ("RSUs"), and Deferred Share Units ("DSUs") that such person beneficially owns, or over which such person exercises direction or control as of the date of this Circular:

Nominee & Ordinary Place of Residence	Position Held with Contact Gold and Principal Occupation for the Past Five Years(5)	Common Shares	Options(6)	Warrants(7)	DSUs/RSUs(8)
Matt Lennox-King(4) Age: 44 Whistler, BC	President & CEO, Contact Gold Corp. President & Chief Executive Officer of Pilot Gold Inc. (April 2011 to November 2015)	3,793,266	1,275,000	375,000	95,834 RSUs
Charlie Davies(4) Age: 45 Toronto, ON	Independent Director, Contact Gold Corp. Principal, Exploration of Waterton Global Resource Management (April 2014 to Present) Manager, Exploration at Kinross Gold (January 2012 to April 2014)	-nil	712,500	-nil	309,153 DSUs
John Dorward(1)(2)(3) Age: 49 Toronto, ON	Independent Director (Chair), Contact Gold Corp. President & CEO of Roxgold Inc. (September 2012 to Present)	1,272,834	712,500	375,000	634,923 DSUs
Andrew Farncomb Age: 40 Toronto, ON	Senior Vice-President, Director, Contact Gold Corp. Managing Partner at Cairn Merchant Partners LP (May 2012 to present)	2,280,165	1,087,500	1,429,960	74,000 RSUs
Riyaz Lalani (1)(3) Age: 44 Toronto, ON	Independent Director, Contact Gold Corp. Chief Operating Officer, Think Research Corporation (December 2020 to present) Chief Corporate Officer, The Supreme Cannabis Company, Inc. (December 2018 to January 2020) CEO, Bayfield Strategy (February 2013 to November 2018)	-nil	712,500	-nil	507,938 DSUs
George Salamis(2)(3)(4) Age: 55 North Vancouver, BC	Independent Director, Contact Gold Corp. President & CEO of Integra Resources Corp. (August 2017 to Present); President and CEO of Edgewater Exploration Ltd. (September 2010 to present); CEO of Pinecrest Resources Ltd. (2014 to present); Executive Chair of Integra Gold Corp. (September 2014 to July 2017)	777,878	712,500	-nil	444,445 DSUs

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Corporate Governance & Nominating Committee.

(4) Member of Health, Safety & Sustainability Committee.

(5) Information about principal occupation, business or employment and securities beneficially owned, directly or indirectly, or over which control or direction is exercised, has been furnished by respective persons set forth above.  Each individual has held his position since June 7, 2017.

(6) A total of 3,074,993 Options are exercisable as of the date of this Circular.  See also Stock Options and Other Compensation Securities in this Circular.

(7) Each Warrant entitles the holder to one Common Share.

(8) DSUs granted under the Contact Gold Deferred Share Unit Plan to Directors of the Company, have no expiration date and are redeemable upon termination of service.  RSUs vest in thirds annual from the date of award, and expire December 31, 2023.

There are no contracts, arrangements or understandings between any independent Director or executive officer or any other person pursuant to which any of the nominees has been nominated for election as a Director of the Company.  There are employment agreements amongst the Company and each of Messrs. Lennox-King, and Farncomb, respectively, for their roles as officers of the Company.  Remuneration (Director Fees) paid to the independent directors is paid on a quarterly basis, and are paid in DSUs, as disclosed in this Circular.

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CORPORATION CEASE TRADE ORDER, BANKRUPTCY, PENALTIES AND SANCTIONS

As of the date of this Circular: (a) no proposed director of the Company is, or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that, (i) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, in each case in effect for a period of more than 30 consecutive days (each an "order") that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; (b) no proposed director of the Company is, or has been within 10 years before the date of this Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; (c) no proposed director of the Company has, within the 10 years before the date of this Circular, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, officer or shareholder; and (d) no proposed director of the Company has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable Shareholder in deciding whether to vote for a proposed director. To the knowledge of the Company, no personal holding company of any proposed director is or has been, as applicable, subject to the foregoing during the applicable time periods.

APPOINTMENT OF AUDITOR

At the Meeting, Shareholders will be asked to vote for the reappointment of Ernst & Young LLP, Chartered Professional Accountants ("E&Y"), the current independent registered certified auditors of the Company, as the auditors of the Company to hold office until the close of the next annual meeting of Shareholders and to authorize the directors to fix their remuneration.  A simple majority of the votes cast at the Meeting must be voted in favour thereof.  E&Y was first appointed auditor of the Company by resolution of the Board dated, July 18, 2017.

Auditor remuneration

Audit Fees:  The Company's audit fees are negotiated with the auditors of the Company on an arm's length basis.  In the preceding year, such fees were based on the nature and complexity of the matters in question and the time incurred by the auditors. The directors believe that the fees negotiated in the past with the auditors of the Company were reasonable and, in the circumstances, would be comparable to fees charged by other auditors providing similar services.

Non-Audit fees:  As part of the Company's corporate governance practices, the Audit Committee has adopted a Policy on Pre- Approval of Audit and Non-Audit Services for the pre-approval of services performed by Contact Gold's auditors. The objective of this policy is to specify the scope of services permitted to be performed by the Company's auditors and to ensure that the independence of the Company's auditors is not compromised through engaging them for other services. All services provided by the Company's auditors are pre-approved by the Audit Committee as they arise or through an annual pre-approval of amounts for specific types of services. The Audit Committee has concluded that all services performed by the Company's auditors comply with the Policy on Pre-Approval of Non-Audit Services, and professional standards and securities regulations governing auditor independence.

Details of the fees paid to E&Y relating to fiscal 2020 and 2019 can be found in the Company's Annual Information Form for the fiscal year ended December 31, 2020, dated March 19, 2021; a copy of which is available on SEDAR under the Company's profile at www.sedar.com.

Unless such authority is withheld, the management proxy nominees named in the accompanying Proxy intend to vote "for" the appointment of E&Y as auditors of the Company to hold office until the close of the next annual meeting of Shareholders and to authorize the directors to fix their remuneration.

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UNLESS THE SHAREHOLDER HAS SPECIFICALLY INSTRUCTED IN THE ENCLOSED FORM OF PROXY THAT THE COMMON SHARES REPRESENTED BY SUCH PROXY ARE TO BE WITHHELD OR VOTED OTHERWISE, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE APPOINTMENT AND RATIFICATION OF E&Y AS AUDITORS OF THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL A SUCCESSOR IS APPOINTED AND TO AUTHORIZE THE BOARD TO FIX THE REMUNERATION OF THE AUDITORS.

THE TRANSACTION

Glossary

In this section of the Information Circular, unless the context otherwise requires:

"5% Common Stockholder" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

"5% Resulting Issuer Stockholder" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

"Amalgamation" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction -Background and Rationale to the Transaction" below.

"Arrangement" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Corporate Reorganization - Background to Arrangement" below.

"Arrangement Agreement" means the arrangement agreement dated April 20, 2021, between the Company and BC Amalco.

"BCBCA" means the Business Corporations Act (British Columbia).

"BC Amalco" means 1299311 B.C. Ltd.

"BC Dissenting Shareholder" means a holder of Post-Continuation Shares who validly dissented in its former capacity as a Shareholder with respect to the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their Post-Continuation Shares.

"Canada-U.S. Tax Convention" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain Canadian Federal Income Tax Considerations", below.

"Code" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences", below.

"Common Shares" means common shares in the capital of Contact Nevada.

"Contact Nevada" refers to the Company on a pre-Continuation basis.

"Contact BC" refers to the Company on a post-Continuation basis, but prior to the completion of the Amalgamation.

"Continuation" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction -Background and Rationale to the Transaction" below.

"Conversion" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction -Background and Rationale to the Transaction" below.

"Court" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Corporate Reorganization - Background to Arrangement" below.

"Final Order" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Corporate Reorganization - Background to Arrangement" below.

"FIRPTA" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

"IGA" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

"IRS" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

"Non-U.S. Holder" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

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"Non-Resident Holder" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain Canadian Federal Income Tax Considerations", below.

"NRS" means the Nevada Revised Statutes applicable to Nevada corporations, Title 7, Chapter 78.

"Plan of Arrangement" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Background and Rationale to the Transaction" below.

"Plan of Conversion" has the meaning ascribed to such term under the heading Business of the Meeting - The Transaction - The Continuation of the Company to the Province of British Columbia from The State of Nevada.

"Post-Continuation Shares" means the common share of Contact BC without par value, immediately following the Continuation.

"Regularly Traded Exception" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

"Reorganization" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

"Resident Holder" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain Canadian Federal Income Tax Considerations", below.

"Resulting Issuer" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction -Background and Rationale to the Transaction" below.

"Resulting Issuer Shares" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Background and Rationale to the Transaction" below.

"Tax Act" means the Income Tax Act (Canada).

"Transaction" means, collectively, the completion of the Conversion, Continuation and the Plan of Arrangement.

"Treasury Regulations" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

"U.S. Holder" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

"USRPHC" has the meaning ascribed to such term under the heading "Business of the Meeting - The Transaction - Certain United States Federal Income Tax Consequences" below.

"Waterton" means Waterton Nevada Splitter, LLC.

Background and Rationale to the Transaction

On April 21, 2021, the Company announced that it planned to complete an internal reorganization, the purpose of which is to redomicile the Company back into Canada as a "foreign private issuer" (as determined in accordance with Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Transaction will include (a) the completion of a plan of conversion under Section 92A.105 of the NRS (the "Conversion") to continue into the Province of British Columbia pursuant to Section 302 of the BCBCA (the "Continuation"), and (b) immediately following the Continuation, the completion of a plan of arrangement under Section 288 of the BCBCA  between the Company, its securityholders and BC Amalco (the "Plan of Arrangement"), which will among other things, include the vertical amalgamation between Contact BC and BC Amalco (the "Amalgamation") to form a resulting issuer company (the "Resulting Issuer"). The common shares of the Resulting Issuer are referred to herein as the "Resulting Issuer Shares".

It is expected that following the completion of the Transaction the Resulting Issuer Shares will be listed for posted and trading on the TSXV.

All senior officers, directors and certain Shareholders of the Company (including Waterton) have entered into voting and support agreements in favour of the Transaction. See "Voting and Support Agreements" below.

The Company believes the Transaction is in the best interests of shareholders as there are regulatory and compliance burdens placed on the Company under U.S. securities laws by virtue of it being domiciled in the State of Nevada, which makes it difficult for the Company to raise capital.  As a "U.S. domestic issuer" as such term is defined in Rule 902(e) Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), all securities issued by the Company (including those sold outside of the United States) in private placement transactions are "restricted securities" under Rule 144 of the U.S. Securities Act and subject to a minimum six month hold period, unless the Company registers or qualifies the offer and sale of such securities under the U.S. Securities Act, and cannot be resold through the facilities of the TSXV under Rule 904 of Regulation S, as is typical for "foreign private issuers" (i.e., non-U.S. domestic issuers), until after the expiration of a six-month distribution compliance period under Rule 903 of Regulation when resold.  In order for the Company to issue securities that are not "restricted securities", the Company has had to qualify such securities under Regulation A under the U.S. Securities Act pursuant to a Form 1-A, in conjunction with qualifying such securities pursuant to a prospectus under Canadian securities laws.  The registration and qualification process under U.S. securities laws is a more onerous and time-consuming process with longer timelines than a prospectus offering under Canadian securities laws and hinders the Company from reacting quickly to raise capital in response to market conditions. Even under prospectus exempt offerings under Canadian securities laws, any securities issued by the Company (as a U.S. domestic issuer) are subject to a six (6) month hold period.  As previously stated, the Transaction will result in the Company being redomiciled back to Canada as a "foreign private issuer" and relieve the Company from its various obligations under U.S. securities laws.

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United States Securities Law Notice

THE SECURITIES ISSUABLE IN CONNECTION WITH THE CONTINUATION AND THE ARRANGEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE PASSED UPON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Post-Consolidation Shares, including the share purchase warrants of the Resulting Issuer, and other securities to be issued by the Resulting Issuer pursuant to the Continuation and the Arrangement, have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and will be issued in reliance on the Section 3(a)(10) Exemption and corresponding exemptions under the securities laws of each state of the United States in which U.S. Shareholders are domiciled. Section 3(a)(10) of the U.S. Securities Act exempts from registration the offer and sale of a security that is issued in exchange for outstanding securities and other property where, among other things, the fairness of the terms and conditions of such exchange are approved after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear by a court or governmental authority expressly authorized by law to grant such approval and to hold such a hearing. Accordingly, the Final Order, if granted by the Court, will constitute a basis for the exemption from the registration requirements of the U.S. Securities Act with respect to the Resulting Issuer Shares, and options and warrants of the Resulting Issuer, which are to be issued (or deemed to be issued) in connection with the Continuation and the Arrangement.

The Resulting Issuer Shares to be held by the Shareholders following completion of the Continuation and the Arrangement, except those certain Resulting Issuer Shares issued to U.S. persons who are "affiliates" of the Company at the time the Plan of Arrangement is submitted for vote or consent by the Shareholders or U.S. persons who are "affiliates" of the Resulting Issuer at the time of their proposed transfer or within 90 days prior to their proposed transfer, will be freely transferable under U.S. federal securities laws.  Persons who may be deemed to be "affiliates" of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.  Any resale of such Resulting Issuer Shares by such an affiliate (or, if applicable, former affiliate) may be subject to the registration requirements of the U.S. Securities Act, absent an exemption therefrom.

The warrants and options of the Resulting Issuer may not be exercised in the United States or by or on behalf of a "U.S. person" (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act), nor may any Resulting Issuer Shares issued upon such exercise be offered or resold, except pursuant to registration under the U.S. Securities Act or an exemption from such registration requirements.  Prior to the issuance of Resulting Issuer Shares pursuant to any such exercise, the Resulting Issuer may require the delivery of an opinion of counsel or other evidence reasonably satisfactory to the Resulting Issuer to the effect that the issuance of such Resulting Issuer Shares does not require registration under the U.S. Securities Act or applicable state securities laws.

The solicitation of proxies involves securities of an issuer located in Canada and is being effected in accordance with the corporate laws of the Province of British Columbia, Canada and securities laws of the provinces of Canada.  The proxy solicitation rules under the Exchange Act are not applicable to the Company or this solicitation, and this solicitation has been prepared in accordance with the disclosure requirements of the securities laws of the provinces of Canada.  Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

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The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Resulting Issuer will be incorporated under the BCBCA, certain of its directors and its executive officers will be residents of Canada and a substantial portion of the assets of such persons may be located outside the United States.  Shareholders may not be able to sue a foreign company or its officers or directors in a foreign court for violations of United States federal securities laws. It may be difficult to compel a foreign company and its officers and directors to subject themselves to a judgment by a United States court. In addition, Shareholders resident in the United States should not assume that Canadian courts: (a) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the securities laws of the United States or "blue sky" laws of any state within the United States or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the securities laws of the United States or "blue sky" laws of any state within the United States.

THE CONTINUATION OF THE COMPANY TO THE PROVINCE OF BRITISH COLUMBIA FROM THE STATE OF NEVADA

The Board determined that it would be in the best interest of the Company to change its corporate jurisdiction from the State of Nevada to the Province of British Columbia. The Company intends to change the corporate jurisdiction of the Company from the State of Nevada to the Province of British Columbia by means of the Conversion under the NRS and the Continuation under the BCBCA.

At the Meeting, Shareholders will be asked to consider and, if thought advisable, to pass, the Continuation Resolution (as defined herein) to approve the Continuation.

If Shareholders approve the proposed Continuation, then the Company intends to file articles of conversion with the Secretary of State of Nevada (the "Plan of Conversion") and a continuation application with the Registrar of Companies of British Columbia. Upon receipt of a certificate of continuation from the Registrar of Companies of British Columbia, the Company will be continued as a British Columbia corporation and will be governed by the laws of British Columbia. The assets and liabilities of the British Columbia corporation immediately after the Continuation will be identical to the assets and liabilities of the Nevada corporation immediately prior to the Continuation. The officers and directors of the Company immediately prior to the Continuation becoming effective will be the officers and directors of the British Columbia corporation. The change of the Company's corporate jurisdiction will not result in any material change to the business of the Company and will not have any effect on the relative equity or voting interests of Shareholders; each previously outstanding Common Share will become one post-Continuation common share of the British Columbia corporation, and on completion of the Continuation the Arrangement (as defined herein and further described in this Information Circular) will result in Shareholders holding Resulting Issuer Shares. See "Business of the Meeting - The Transaction - Corporate Reorganization" below.

The Continuation and the Plan of Conversion are subject to approval by the holders of a majority of the outstanding Common Shares, as required under 92A.120 of the NRS.

Registered shareholders of the Company have the right to dissent with respect to (a) the Continuation under Sections NRS92A.300 through NRS92A.500, if the Continuation is effected, and (b) the Arrangement Resolution and, if the Arrangement Resolution becomes effective, to be paid the fair value of their common shares in accordance with the provisions of section 238 of the BCBCA as modified by the Plan of Arrangement and the Interim Order. The right of registered shareholders of the Company to dissent is more particularly described in the Information Circular under the heading "The Arrangement - Dissent Rights". Failure to strictly comply with the requirements with respect to the dissent rights set forth in the NRS and/or the BCBCA (as modified by the Interim Order and Plan of Arrangement) may result in the loss of any right to dissent. Persons who are beneficial owners of common shares registered in the name of a broker, custodian, nominee or other intermediary and who wish to dissent must make arrangements for the Common Shares beneficially owned by them to be registered in their name before the time the written objection to the Continuation or the Arrangement Resolution is required to be received by the Company, or alternatively, make arrangements for the registered holder of their common shares to dissent on their behalf.

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Reasons for the Change of Corporate Jurisdiction

As further described above, the purpose of the Conversion, together with the Arrangement, is to enable the Company to redomicile to Canada and qualify as a "foreign private issuer" in the United States as determined in accordance with Rule 3b-4 under the Exchange Act. As a foreign private issuer, the Company believes that its regulatory compliance costs will significantly decrease and its ability to raise capital should improve because it should, under certain circumstances, enable the Company to issue securities in private placement offerings with a four-month hold period (for which the Company believes there is more demand than there is for securities issued in a private placement with a minimum hold period of six months, which is currently the case) and complete prospectus offerings without the requirement to file a Form 1-A pursuant to Regulation A under the U.S. Securities Act with the United States Securities and Exchange Commissions for purposes of qualifying securities for offer and sale to the public pursuant to Regulation A under the U.S. Securities Act, without limiting the Company's access to the U.S. capital markets.

In addition, U.S. securities laws provide various accommodations to foreign private issuers that are not available to U.S. domestic companies, including exemptions from the registration requirement of the Exchange Act under Rule 12g3-2(b), the use of forms available to foreign private issuers for registration and reporting (including Forms F-1, F-3, 20-F, and 6-K), use of the Multi-Jurisdictional Disclosure System (MJDS) for registration and reporting (Form F-10, Form 40-F, Form 6-K, etc.) and other accommodations. Foreign private issuers are also able to prepare their financial statement under the International Financial Reporting Standards (IFRS). Many of the Company's competitors are incorporated in Canada and qualify as foreign private issuers and have a competitive advantage because of lower costs and administration related to raising capital and reporting. See "Business of the Meeting - The Transaction -  Corporate Reorganization" below.

In addition to the potential benefits described above, the Continuation will impose some moderate costs on the Company and will expose the Company and Shareholders to some risk, including the risk of liability for taxation and the potential for greater impediments to enforcement of judgments and orders of United States courts and regulatory authorities against the Company following the consummation of the Continuation. There are also differences between the laws of the State of Nevada and the laws of the Province of British Columbia. Please see the section entitled "Comparison of Stockholder Rights" below for a more comprehensive discussion of Shareholders' rights before and after the proposed change of the Company's corporate jurisdiction. Regardless of the risks and costs associated with the change of corporate jurisdiction, the Board has determined that the potential advantages of the change of our corporate jurisdiction outweigh the risks and costs.

Certain Terms of the Plan of Conversion

A summary of the material terms of the Plan of Conversion are set forth below. The full text of the Plan of Conversion is attached as Schedule "B" to this Information Circular.

NRS Statutory Authority

A Nevada corporation is authorized to convert its jurisdiction of incorporation under NRS 92A.105, subject to approval in accordance with NRS 92A1.120.

Under NRS Section 92A.120, the approval of the board of directors of a company and the affirmative vote of the holders of at least a majority of its voting power of our stockholders is required to approve and adopt a plan of continuance. The Board has approved and adopted the Plan of Conversion by unanimous written consent, and the Shareholders have been asked to consider and vote upon the Continuation Resolution at the Meeting.

If the Continuation Resolution is approved, eligible holders of the Common Shares that follow the procedures summarized below may be entitled to dissenters' rights under NRS Sections 92A.300 to 92A.500 and our by-laws.

Principal Terms of the Conversion

The Plan of Conversion provides that at the effective time of the conversion, the Company will be converted into a British Columbia corporation (referred to herein as Contact BC) continued under the BCBCA. At the effective time of the Conversion, the application for the Continuation and the articles of Contact BC, in the forms attached as Appendix "A to the Plan of Conversion set out in Schedule "B" will replace the articles of incorporation and bylaws of the Company.

Effective Time of the Conversion

The Plan of Conversion provides that, as promptly as practicable after the approval of the Plan of Conversion by the holders of a majority of the outstanding Common Shares, the Company will file the articles of conversion with the Secretary of State of Nevada and a continuation application with the Registrar of Companies of British Columbia. The Plan of Conversion provides that the effective date and time of the Conversion will be the date and time on and at which the continuation becomes effective under the laws of Nevada or the date and time on and at which the continuation becomes effective under the laws of British Columbia, whichever occurs later.

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Manner and Basis of Converting Shares of Common Stock

At the effective time of the Conversion, each Common Share, with US$0.001 par value per Common Share, issued and outstanding immediately before the effective time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof and without any disposition of such share, become one validly issued, fully paid and non-assessable Post-Continuation Common Share.

Manner and Basis of Converting Options and Other Rights

At the effective time of the Conversion, each option, warrant or other right to acquire Common Shares that is or was outstanding immediately before the effective time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof, become an option, warrant or right, respectively, to acquire, upon the same terms and conditions, the number of common shares of Contact BC that such holder would have received had such holder exercised such option, warrant or right, respectively, in full immediately before the effective time of the Conversion (whether or not such option, warrant or right was then exercisable) and the exercise price per share under each such option, warrant or right, respectively will be equal to the exercise price per share thereof immediately before the effective time of the Conversion, unless otherwise provided in the instrument or agreement granting such option, warrant or right, respectively.

Effect of the Conversion

At the effective time of the Conversion, the Company will be converted into Contact BC, a corporation organized under the BCBCA, and the title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Company, and all debts due to the Company on whatever account, as well as all other things in action or belonging to the Company immediately before the Conversion, shall in accordance with the NRS be vested in Contact BC without reservation or impairment. Contact BC will have all of the debts, liabilities and duties of the Company, and all rights of creditors accruing and all liens placed upon any property of the Company up to the effective time of the Conversion will be preserved unimpaired, and all debts, liabilities and duties of the Company immediately before the Conversion will attach to Contact BC and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties. Any proceeding pending against Company may be continued as if the Conversion had not occurred or Contact BC may be substituted in the proceeding in place of the Company.

Amendment

The Board may amend the Plan of Conversion at any time before the effective time of Conversion, provided, however, that an amendment made subsequent to the approval of the Conversion by Shareholders must not (a) alter or change the manner or basis of exchanging a Shareholder's Common Shares for a Shareholders' shares, rights to purchase a stockholder's shares, or other securities of Contact BC, or for cash or other property in whole or in part, or (b) alter or change any of the terms and conditions of the Plan of Conversion in a manner that adversely affects the Shareholders.

Termination

At any time before the effective time of the Conversion, the Plan of Conversion may be terminated, and the Conversion may be abandoned by the Board, notwithstanding approval of the Plan of Conversion by Shareholders. The Company anticipates that the Plan of Conversion will be terminated if the proposed conversion is not approved by Shareholders at the Meeting.

Dissent Rights

If the Continuation Resolution is approved, eligible holders of Common Shares that follow the procedures summarized below may be entitled to dissenters' rights under NRS Sections 92A.300 to 92A.500 and our bylaws. See, "Dissenters' Rights (Nevada)", below.

The Dissent Rights are set out in their entirety in Schedule "F" to this Information Circular. A Shareholder wishing to exercise Dissent Rights should seek independent legal advice.

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Comparison of Stockholder Rights

On completion of the Continuation, the Common Shares will be shares of a company continued under the BCBCA. Differences between the BCBCA and the NRS will result in various changes in the rights of Shareholders. The following is a summary of certain key differences between the BCBCA and the NRS. This summary is not an exhaustive review of the two statutes. Reference should be made to the full text of both statutes and the regulations thereunder for particulars of any differences between them, and Shareholders should consult their legal or other professional advisors with regard to the implications of the Continuation which may be of importance to them.

  Inspection of Books and Records

    Under the BCBCA, a shareholder may, if and to the extent permitted by the articles, inspect all the records that a company is required to keep at its records office, with the exception of certain categories of records (including directors' resolutions and minutes of directors' meetings).

    Under NRS, any person who has been a stockholder of record for six months or owns not less than 5% of all of the issued and outstanding shares of the stock of such corporation, upon at least 5 days' written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, stock ledger describing all the stockholder of the corporation and copy of articles and bylaws and to make copies of records. The right of stockholders to inspect the corporate records may not be limited in the articles or bylaws of any corporation.  In addition, under the NRS, any person who has been a stockholder of record of any company and owns not less than 15% of all of the issued and outstanding shares of the stock of such company or has been authorized in writing by the holders of at least 15% of all its issued and outstanding shares, upon at least 5 days' written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of the company, to make copies of records, and to conduct an audit of such records. The right of stockholders to inspect the corporate records may not be limited in the articles or bylaws of any company. However, these provisions do not apply to any company that furnishes to its stockholders a detailed, annual financial statement or any company that has filed during the preceding 12 months all reports required to be filed pursuant to section 13 or section 15(d) of the Exchange Act.

  Qualification of Directors

    Under the BCBCA, only an individual who is properly qualified may become or act as a director of a company. Those who are not qualified to become or act as directors (or officers) include people under the age of 18, people found to be incapable of managing their own affairs, undischarged bankrupts and people who have been convicted of an offence concerning the promotion, formation or management of a company or an unincorporated business or an offence involving fraud, subject to certain exceptions. All BCBCA companies must have at least one (1) director, and "public companies" must have at least three (3) directors.

    Under the NRS, a director must be a natural person who is at least 18 years of age. A company must have at least one (1) director. Unless otherwise provided in the articles of incorporation of the company, directors need not be stockholders.

  Amendments to Articles

    Under the BCBCA, in order to amend its articles, the shareholders of a BCBCA company must, unless specified by its articles, pass a special resolution approving the amendment. A special resolution may be at least two thirds but not more than three quarters of the votes cast on the resolution, as set out in the company's articles. A right or special right attached to issued shares must not be prejudiced or interfered with unless the consent of the holders of the shares of the particular class or series is obtained. This consent requires a special separate resolution which, if passed at a meeting, requires the majority of the votes specified in the articles for a special separate resolution (or, failing which, a separate resolution) of that class or series. If the articles do not specify the majority required, then a majority of two-thirds of the votes cast is required. The special separate resolution is in addition to the resolution authorizing the alterations.

    Under the NRS, in order to amend the articles of incorporation of a company, the board of directors must adopt a resolution setting forth the proposed amendment and call a meeting of the stockholders to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment. If it appears upon the canvassing of the votes that stockholders holding shares entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes, or as may be required by the provisions of the articles of incorporation, have voted in favour of the amendment, an officer of a company shall sign a certificate setting forth the amendment, or setting forth the articles of incorporation as amended, and the vote by which the amendment was adopted. The certificate must then be filed with the Secretary of State where the company is incorporated. If any proposed amendment would adversely alter or change any preference or any other right given to any class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class adversely affected by the amendment.

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  Election and Removal of Directors

    Under the BCBCA, shareholders of a company shall, by ordinary resolution at each annual meeting at which an election of directors is required, elect directors to hold office. The BCBCA also allows shareholders to remove any director by special resolution and elect, or appoint by ordinary resolution, a director to fill the resulting vacancy.

    Under the NRS, directors are elected at the annual meeting of the stockholders by a plurality of the votes cast at the election and any director, or the entire Board, may be removed with or without cause, but only by the vote of not less than two thirds of the issued and outstanding stock entitled to vote at a meeting called for that purpose. The directors may fill vacancies on the board unless the by-laws provide otherwise.

  Inspection of Stockholders List

    Under the BCBCA, shareholders may, to the extent allowed by a company's articles, inspect a company's central securities register, which includes the name and last known address of each person to whom shares have been issued or transferred, the class, and any series, of those shares, and the number of those shares held by each shareholder.

    Under the NRS, any person who has been a stockholder of record of any company and owns not less than 5% of all of the issued and outstanding shares of the stock of such company or has been authorized in writing by the holders of at least 5% of all its issued and outstanding shares, upon at least 5 days' written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the stock ledger describing all the stockholders of the company and to make copies of records.

  Transactions with Officers and Directors

    Under the BCBCA, a material contract or transaction between a company and one or more of its directors or officers, or between a company and another entity in which a director or officer of the company is a director or officer or has a material interest in, is not invalid if the director or officer has disclosed the nature and extent of his interest and the contract or transaction was approved by the directors. Even if such disclosure is not made, a director or officer will not be accountable to the company for any profit realized in such a transaction, and the contract or transaction will not be invalid only by reason of such interest, if the contract or transaction is approved by the non-conflicted directors or a special resolution at a meeting of shareholders after the nature and extent of the interest has been disclosed.

    Under the NRS, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if: (i) the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transactions in good faith by a vote sufficient for the purpose, without counting the vote or votes of the common or interested director or directors; (ii) the contract or transaction, in good faith, is ratified or approved by the holders of a majority of the voting power; (iii) the fact of common directorship, office or financial interest known to the director or officer at the time of the transactions is brought before the board of directors for actions, or; (iv) the contract or transaction is fair to the company at the time it is authorized or approved. Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of directors may authorize, approve or ratify a contract or transaction.

  Limitation on Liability of Directors; Indemnification of Officers and Directors

    The BCBCA provides that a company may indemnify a director or officer or a former director or officer of the company against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of a proceeding to which such person was a party by reason of being or having been a director or officer, if the person: (i) acted honestly and in good faith with a view to the best interests of the company; and (ii) in the case of a criminal or administrative proceeding enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. A company may not indemnify a director for a proceeding brought by the company or an associated company, such as a derivative action.

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  The NRS provides for discretionary indemnification made by the company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the NRS does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
  Voting Rights with respect to extraordinary corporate transactions

    Under the BCBCA, approvals of amalgamations (except amalgamations between a company and wholly owned subsidiaries), consolidations, and sales, leases, or exchanges of substantially all the property of a company, other than in the ordinary course of business of the company requires approval by the stockholders by a special resolution at a duly called meeting.

    Under the NRS, approval of mergers and consolidations and sales, leases, or exchanges of all or substantially all of the property or assets of a company, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of stockholders of the company surviving a merger is necessary if: (i) the merger does not amend the articles of incorporation of the company; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger, and (iii) either no common stock of the company and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger, plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the company outstanding immediately before the merger.

  Stockholders' consent without a meeting

    Under the BCBCA, any action required or permitted to be taken at a meeting of the stockholders by an ordinary resolution may be taken by a written resolution signed by a special majority of the stockholders entitled to vote on such resolution, whereas any action required or permitted to be taken at a meeting of the stockholders by a special resolution may be taken by a written resolution signed by all the shareholders entitled to vote on such resolution.

    Under the NRS, unless otherwise provided in the articles of incorporation or the bylaws, any actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after taking the actions, a written consent is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. In no instance where actions are authorized by written consent, need a meeting of the stockholders be called or notice given.

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  Stockholder Meeting Quorum Requirements

    Under the BCBCA, unless the articles otherwise provide, a quorum for transaction of business at a general meeting is two persons entitled to vote at the meeting, whether present in person or by proxy. However, if the number of shareholders entitled to vote at the meeting is less than the requisite quorum, then quorum for that meeting is all of the shareholders entitled to vote at the meeting, whether present in person or by proxy.

    Under the NRS, unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transactions of business.

  Stockholder Voting Requirements

    Under the BCBCA, except where the BCBCA or the articles require approval by a special resolution or unanimous resolution, a simple majority or the shares present in person or represented by proxy and entitled to vote on a resolution is required to approve any resolution properly brought before the stockholders. A right or special right attached to issued shares must not be prejudiced or interfered with unless the consent of the holders of the shares of the particular class or series is obtained. This consent requires a special separate resolution which, if passed at a meeting, requires the majority of the votes specified in the articles for a special separate resolution (or, failing which, a separate resolution) of that class or series. If the articles do not specify the majority required, then a majority of two-thirds of the votes cast is required. The special separate resolution is in addition to the resolution authorizing the alterations.

    Under the NRS, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present or represented by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the actions.

  Dividends

    Under the BCBCA, a company is prohibited from declaring or paying a dividend if there are reasonable grounds for believing that the company is insolvent, or that the payment of the dividend would render the company insolvent.

    Under the NRS, a company is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the company would not be able to pay its debts as they become due in the usual course of business or, except as otherwise specifically allowed by the articles, the company's total assets would be less than its total liabilities (plus the amount that would be needed, if the company were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution).

  Anti-Takeover Provisions

    There is no provision under the BCBCA law similar to the Nevada Acquisition of Controlling Interest Statute (as described below).

    Nevada's "Acquisition of Controlling Interest Statute" applies to Nevada companies that have at least 200 shareholders, with at least 100 shareholders of record having a Nevada address recorded in the stock ledger, and that does business directly or through an affiliated company in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company's stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror's shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the "fair value" of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute). The NRS also restricts a "business combination" with "interested shareholders", unless certain conditions are met, with respect to companies which have at least 200 shareholders of record. A "combination" includes: (a) any merger with an "interested stockholder," or any other company which is or after the merger would be, an affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an "interested stockholder," having (i) an aggregate market value equal to 5% or more of the aggregate market value of the company's assets; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the company; or (iii) representing 10% or more of the earning power or net income of the company; (c) any issuance or transfer of shares of the company or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the company; (d) the adoption of any plan or proposal for the liquidation or dissolution of the company proposed by the "interested stockholder"; (e) certain transactions which would result in increasing the proportionate percentage of shares of the company owned by the "interested stockholder"; or (f) the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the company's voting stock. A company to which this statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met and either: (a) (i) the board of directors of the company approves, prior to such person becoming an "interested stockholder", the combination or the purchase of shares by the "interested stockholder" or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became such or; (b) (i) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets certain minimum requirements set forth in the statutes and (ii) prior to the consummation of the "combination", except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the company.

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  Appraisal Rights; Dissenters' Rights

    Under the BCBCA, in certain circumstances, a registered shareholder who disagrees with a proposed corporate action can require the company to purchase his or her shares for their "fair value." The actions giving rise to a right of dissent are as follows: (i) an alteration in the articles of a company (or the memorandum of a pre-existing company) by altering the restrictions on the business carried on or to be carried on by the company, or on its powers; (ii) a proposed amalgamation; (iii) approval of an arrangement (where permitted); (iv) a proposed disposition of all or substantially all of its undertakings; (v) a proposed continuance outside of British Columbia; or (vi) in respect of any resolution or court order or arrangement permitting dissent.

    Under the NRS, unless otherwise provided in the articles of incorporation or the bylaws of the issuing company in effect on the tenth day following an acquisition of a controlling interest by an acquiring person, if control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, whose shares are not voted in favour of authorizing voting rights for the control shares may dissent in and obtain payment of the fair value of his, her or its shares. Also, the NRS does not provide for dissenters' rights in the case of a sale of assets.

Certain United States Federal Income Tax Consequences

The following is a general discussion of certain U.S. federal income tax considerations relating to the U.S. Holders (as defined below) and the Non-U.S. Holders (as defined below) of Common Shares resulting from the Continuation and the Amalgamation, and to the ownership and disposition of such Resulting Issuer Shares by such U.S. Holders and Non-U.S. Holders. This discussion applies only to holders that hold Common Shares or Resulting Issuer Shares, as applicable, as capital assets for U.S. federal income tax purposes (generally, property held for investment). Except as set forth below in "U.S. Federal Tax Consequences to Non-U.S. Holders - Application of FIRPTA Withholding Rules to the Continuation Regarding Options and Warrants," this discussion does not address any tax considerations applicable to a holder of options, warrants, or any other right to acquire Common Shares or Resulting Issuer Shares, including without limitation, any options and warrants. The discussion is based on and subject the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code (the "Treasury Regulations"), administrative rulings and court decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or is expected to be obtained, regarding the U.S. federal income tax consequences described herein. This discussion is not binding on the IRS or any court, and there can be no assurance that the IRS will not take a contrary position or that any contrary position taken by the IRS will not be sustained by a court. This discussion also assumes that the Continuation and Amalgamation are carried out as described in this Information Circular.

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The discussion does not constitute tax advice and does not address all of the U.S. federal income tax considerations that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law including:

  banks, thrifts, mutual funds and other financial institutions;
  regulated investment companies and real estate investment trusts;
  traders in securities who elect to apply a mark-to-market method of accounting;
  broker-dealers;
  tax-exempt organizations and pension funds;
  insurance companies;
  dealers or brokers in securities or foreign currency;
  individual retirement and other tax-deferred accounts;
  U.S. Holders whose functional currency is not the U.S. dollar;
  U.S. expatriates;
  except to the limited extent specifically described herein, U.S. Holders who own, directly, indirectly or constructively, five percent (5%) or more of the total voting power or total value of all of the outstanding stock of Company (or who, following the Amalgamation, will own, directly, indirectly or constructively, five percent (5%) or more of the total voting power or total value of all of the outstanding stock of the Resulting Issuer);
  holders that are subject to special tax accounting rules;
  "passive foreign investment companies" or "controlled foreign corporations";
  persons liable for the alternative minimum tax;
  holders who hold their Common Shares (or, following the Amalgamation, Resulting Issuer Shares) as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;
  partnerships or other pass-through entities; and
  holders who received their Common Shares (or, following the Amalgamation, Resulting Issuer Shares) through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

This discussion does not address any non-income tax considerations or any non-U.S., state or local tax consequences. Except as discussed below, this discussion does not address tax filing and reporting requirements.

For purposes of this discussion, a "U.S. Holder" means a beneficial owner of Company Shares at the time of the Continuation or, as the context may require, a beneficial owner of Resulting Issuer Shares after the Amalgamation, that is:

  an individual who is a citizen or resident of the United States;
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;
  an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership or other "pass-through" entity for U.S. federal income tax purposes, holds Common Shares at the time of the Continuation or Resulting Issuer Shares after completion of the Amalgamation, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners (or other owners) in such partnership should consult their own tax advisors about the U.S. federal income tax consequences of the Continuation and the Amalgamation and the ownership and disposition of Resulting Issuer Shares after completion of the Amalgamation.

SECURITYHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE CONTINUATION AND AMALGAMATION AND THE OWNERSHIP AND DISPOSITION OF RESULTING ISSUER SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS.

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Tax Classification of Contact BC and the Resulting Issuer as a U.S. Domestic Corporation

Pursuant to Section 7874(b) of the Code and the Treasury Regulations promulgated thereunder, notwithstanding that Contact BC and Resulting Issuer will be organized under the provisions of the BCBCA, solely for U.S. federal income tax purposes, it is anticipated that Contact BC will be classified as a U.S. domestic corporation upon completion of the Continuation.  As discussed below, for U.S. federal income tax purposes, Contact BC and Resulting Issuer are the same corporation because Contact BC is the survivor of the Amalgamation and as a result, it is anticipated that Resulting Issuer will also be classified as a U.S. domestic corporation under Section 7874(b) of the Code.

Contact BC (and, after the Amalgamation, the Resulting Issuer) will be subject to a number of significant and complicated U.S. federal income tax consequences as a result of being treated as a U.S. domestic corporation for U.S. federal income tax purposes, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from Contact BC (and, after the Amalgamation, the Resulting Issuer) being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to Contact BC (and, after the Amalgamation, the Resulting Issuer) that are not discussed in this summary.

Generally, Contact BC (and, after the Amalgamation, the Resulting Issuer) will be subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is "U.S. source" or "foreign source") and will be required to file a U.S. federal income tax return annually with the IRS. Contact BC (and, after the Amalgamation, the Resulting Issuer) anticipates that it will also be subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of Contact BC (and, after the Amalgamation, the Resulting Issuer) as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of Contact BC (and, after the Amalgamation, the Resulting Issuer) in Canada. Accordingly, it is possible that Contact BC (and, after the Amalgamation, the Resulting Issuer) will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Post-Continuation Shares (and, after the Amalgamation, the Resulting Issuer Shares) will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers. The remainder of this summary assumes that Contact BC (and, after the Amalgamation, the Resulting Issuer) will be treated as a U.S. domestic corporation for U.S. federal income tax purposes.

U.S. Federal Tax Consequences to U.S. Holders

The Continuation

The Company intends that the Continuation be treated as a tax-deferred transaction under Section 368(a) of the Code. Specifically, the Company intends that the Continuation qualify as a tax-deferred reorganization under Section 368(a)(1)(F) of the Code (a "Reorganization") with respect to the U.S. Holders. The Company has not sought or obtained either a ruling from the IRS or an opinion of counsel regarding any of the tax consequences of the Continuation. Accordingly, there can be no assurance that the IRS will not challenge the status of the Continuation as a Reorganization or that the U.S. courts will uphold the status of the Continuation as a Reorganization in the event of an IRS challenge. U.S. Holders should consult their own U.S. tax advisors regarding the proper tax reporting of the Continuation.

Assuming the Continuation qualifies as a Reorganization, then in general:

  a U.S. Holder will not recognize income, gain or loss upon the surrender of Common Shares and the receipt of Post-Continuation Shares in the Continuation;
  the aggregate tax basis of Post-Continuation Shares received by a U.S. Holder in the Continuation will be the same as such U.S. Holder's aggregate tax basis in Common Shares surrendered in the Continuation; and
  the holding period of Post-Continuation Shares received by a U.S. Holder pursuant to the Continuation will include the holding period of the Common Shares held by such U.S. Holder.

The Amalgamation

Pursuant to the Plan of Arrangement, the legal existence of Contact BC will not cease, Contact BC will survive the Amalgamation as the Resulting Issuer, and all Post-Continuation Shares will remain outstanding as shares of the Resulting Issuer. Accordingly, the Amalgamation will be treated as a non-event for U.S. federal income tax purposes with respect to Contact BC, with Contact BC being called the Resulting Issuer after the Amalgamation, and a non-event to U.S. Holders, with the Post-Continuation Shares being called Resulting Issuer Shares after the Amalgamation. The Company has not sought or obtained either a ruling from the IRS or an opinion of counsel regarding any of the tax consequences of the Amalgamation. Accordingly, there can be no assurance that the IRS will not challenge the status of the Amalgamation as a non-event or that the U.S. courts will uphold the status of the Amalgamation as a non-event in the event of an IRS challenge. U.S. Holders should consult their own U.S. tax advisors regarding the proper tax reporting of the Amalgamation.

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Dissenting U.S. Holders

A U.S. Holder who exercises Dissent Rights generally will recognize a gain or loss upon the surrender of Post-Continuation Shares and the receipt of cash in an amount equal to the difference between (i) the cash received, other than amounts, if any, which are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income, and (ii) such holder's adjusted tax basis in Post-Continuation Shares. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain if the holder held the Post-Continuation Shares for longer than one year at the completion of the Amalgamation as determined for U.S. federal income tax purposes. The taxation of holders exercising Dissent Rights is complex, and U.S. Holders contemplating the exercise of Dissent Rights should consult with their own tax advisors as to the application of the foregoing rules with regard to their particular circumstances.

Ownership and Disposition of Resulting Issuer Shares

Distributions

Distributions of cash or property on Resulting Issuer Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from Resulting Issuer's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends will generally be taxable to a non-corporate U.S. Holder at the preferential rates applicable to long-term capital gains, provided that such holder meets certain holding period and other requirements. Distributions in excess thereof will first constitute a return of capital and be applied against and reduce a U.S. Holder's adjusted tax basis in its Resulting Issuer Shares, but not below zero, and thereafter will be treated as capital gain and will be treated as described under "U.S. Federal Tax Consequences to U.S. Holders - Ownership and Disposition of Resulting Issuer Shares - Sale or Other Taxable Disposition", below.

Dividends received by corporate U.S. Holders may be eligible for a dividends received deduction, subject to certain restrictions relating to, among others, the corporate U.S. Holder's taxable income, holding period and debt financing.

Sale or Other Taxable Disposition

Upon the sale or other taxable disposition of Resulting Issuer Shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount realized by such U.S. Holder in connection with such sale or other taxable disposition, and (ii) such U.S. Holder's adjusted tax basis in such stock. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder's holding period respecting such Resulting Issuer Shares is more than twelve months. U.S. Holders who are individuals are eligible for preferential rates of taxation respecting their long-term capital gains. Deductions for capital losses are subject to limitations.

Foreign Tax Credit Limitations Applicable to Resulting Issuer Shares

Because it is anticipated that the Resulting Issuer will be subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to dividends paid on its Resulting Issuer Shares. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer's U.S. federal income tax that the taxpayer's foreign source taxable income bears to the taxpayer's worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. The status of the Resulting Issuer as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by the Resulting Issuer to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from the Resulting Issuer. Similarly, to the extent a sale or disposition of the Resulting Issuer Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the Resulting Issuer Shares constitute taxable Canadian property within the meaning of the Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder should be able to take a deduction for the U.S. Holder's Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year.

The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisors regarding these rules.

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Other Tax Matters

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their "net investment income," which includes dividends on the Post-Continuation Shares or Resulting Issuer Shares and net gains recognized on the disposition of the Post-Continuation Shares or Resulting Issuer Shares. U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the Post-Continuation Shares or Resulting Issuer Shares.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of Resulting Issuer Shares, or on the sale, exchange or other taxable disposition of Resulting Issuer Shares, or any Canadian dollars received in connection with the Amalgamation (including, but not limited to, by U.S. Holders exercising Dissent Rights), will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the distribution or proceeds, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to its U.S. dollar value on the date of receipt. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting and Backup Withholding

U.S. Holders of Common Shares (or, after the Amalgamation, the Resulting Issuer Shares) may be subject to information reporting and may be subject to backup withholding, currently at a 24% rate, on consideration received upon surrender of the Company Shares (or, after the Amalgamation, the Resulting Issuer Shares). Distributions on, or the proceeds from a sale or other disposition of, Resulting Issuer Shares paid within the U.S. also may be subject to information reporting and backup withholding.

Backup withholding will generally not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 (or substitute form), or is otherwise exempt from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules may be credited against the U.S. Holder's U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding applicable reporting requirements and the information reporting and backup withholding rules.

U.S. Federal Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a "Non-U.S. Holder" is any beneficial owner of Resulting Issuer Shares after giving effect to the Amalgamation and completion of the Business Combination that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

The Continuation

The Company intends that the Continuation be treated as a tax-deferred transaction under Section 368(a) of the Code. Specifically, the Company intends that the Continuation qualify as a tax-deferred Reorganization under Section 368(a)(1)(F) of the Code with respect to the Non-U.S. Holders. The Company has not sought or obtained either a ruling from the IRS or an opinion of counsel regarding any of the tax consequences of the Continuation. Accordingly, there can be no assurance that the IRS will not challenge the status of the Continuation as a Reorganization or that the U.S. courts will uphold the status of the Continuation as a Reorganization in the event of an IRS challenge. Non-U.S. Holders should consult their own U.S. tax advisors regarding the proper tax reporting of the Continuation.

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Subject to the FIRPTA rules discussed below, assuming the Continuation qualifies as a Reorganization, then in general:

  a Non-U.S. Holder will not recognize income, gain or loss upon the surrender of Common Shares and the receipt of Post-Continuation Shares in the Continuation;
  the aggregate tax basis of Post-Continuation Shares received by a Non-U.S. Holder in the Continuation will be the same as such Non-U.S. Holder's aggregate tax basis in Common Shares surrendered in the Continuation; and
  the holding period of Post-Continuation Shares received by a Non-U.S. Holder pursuant to the Continuation will include the holding period of the Common Shares held by such Non-U.S. Holder.

The Amalgamation

Pursuant to the Plan of Arrangement, the legal existence of Contact BC will not cease, Contact BC will survive the Amalgamation as the Resulting Issuer and all Post-Continuation Shares will remain outstanding as shares of the Resulting Issuer. Accordingly, the Amalgamation will be treated as a non-event for U.S. federal income tax purposes with respect to Contact BC with Contact BC being called the Resulting Issuer after the Amalgamation and a non-event to Non-U.S. Holders with the Post-Continuation Shares being called Resulting Issuer Shares after the Amalgamation. The Company has not sought or obtained either a ruling from the IRS or an opinion of counsel regarding any of the tax consequences of the Amalgamation. Accordingly, there can be no assurance that the IRS will not challenge the status of the Amalgamation as a non-event or that the U.S. courts will uphold the status of the Amalgamation as a non-event in the event of an IRS challenge. Non-U.S. Holders should consult their own U.S. tax advisors regarding the proper tax reporting of the Amalgamation.

Dissenting Non-U.S. Holders

A Non-U.S. Holder who exercises Dissent Rights generally will recognize gain or loss upon the surrender of Post-Continuation Shares and the receipt of cash in an amount equal to the difference between (i) the cash received, other than amounts, if any, which are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income, and (ii) such holder's adjusted tax basis in Post-Continuation Shares. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain if the holder held the Post-Continuation Shares for longer than one year at the completion of the Amalgamation as determined for U.S. federal income tax purposes. The taxation of holders exercising Dissent Rights is complex, and Non-U.S. Holders contemplating the exercise of Dissent Rights should consult with their own tax advisors as to the application of the foregoing rules with regard to their particular circumstances.

FIRPTA Rules

In general, under the Foreign Investment in Real Property Tax Act ("FIRPTA"), a Non-U.S. Holder of Company Shares will not be subject to U.S. federal income tax regarding the Continuation unless the Company is or has been a "United States real property holding corporation" ("USRPHC") for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder's holding period or the 5-year period ending on the date of disposition of Common Shares pursuant to the Continuation; provided that as long as the Common Shares are regularly traded on an established securities market as determined under the Treasury Regulations (the "Regularly Traded Exception") at the time of the Continuation, a Non-U.S. Holder would not be subject to taxation on the exchange of Common Shares pursuant to the Continuation unless the Non-U.S. Holder has owned: (i) more than 5% of the Common Shares at any time during such 5-year or shorter period; or (ii) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the Common Shares on such date (in any case, a "5% Common Stockholder"). In determining whether a Non-U.S. Holder is a 5% Common Stockholder, certain attribution rules apply in determining ownership for this purpose. Non-U.S. Holders should be aware that the Company believes it currently is, and expects to continue to be for the foreseeable future, a USRPHC. The Common Shares currently trade on the OTCQB. At this time, it is uncertain whether the Common Shares will continue to be considered as being regularly traded on an established securities market in the U.S. Accordingly, the Company expects the Common Shares to qualify for the Regularly Traded Exception on the date of the Continuation but can provide no assurances that the Common Shares will meet the Regularly Traded Exception on such date.

A 5% Common Stockholder may avoid U.S. taxation regarding the Continuation under the foregoing FIRPTA rules by timely filing with the IRS a notice of nonrecognition complying with Section 897 of the Code and the Treasury Regulations issued thereunder.

Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of FIRPTA rules.

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Ownership and Disposition of Resulting Issuer Shares

Distributions

The Company does not currently expect to make any distributions to holders of the Resulting Issuer Shares. However, if the Company does make distributions on the Resulting Issuer Shares, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company's current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed the Company's current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder's basis in Resulting Issuer Shares, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading "Sale or Other Taxable Disposition" below. If the Company is a USRPHC and does not qualify for the Regularly Traded Exception, distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding. See "U.S. Federal Tax Consequences to Non-U.S. Holders - Ownership and Disposition of Resulting Issuer Shares - Sale or Other Taxable Disposition" below for a discussion of the treatment of USRPHCs. Additionally, any dividends paid to a Non-U.S. Holder with respect to Resulting Issuer Shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides the Company with a properly executed IRS Form W-8BEN or W-8BEN-E, unless the Non-U.S. Holder provides the Company with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the U.S.

Dividends that are effectively connected with the conduct of a trade or business within the U.S. and includible in the Non-U.S. Holder's gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Resulting Issuer Shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition

In general, a Non-U.S. Holder of Resulting Issuer Shares will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Resulting Issuer Shares, unless:

  the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the sale at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

  the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses; or

  the Company is or has been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder's holding period or the 5-year period ending on the date of disposition of Common Shares; provided that as long as the Resulting Issuer Shares satisfy the Regularly Traded Exception, a Non-U.S. Holder would not be subject to taxation on the gain on the sale of Resulting Issuer Shares under this rule unless the Non-U.S. Holder has owned: (i) more than 5% of the Resulting Issuer Shares at any time during such 5-year or shorter period; or (ii) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the Resulting Issuer Shares on such date (in any case, a "5% Resulting Issuer Stockholder"). In determining whether a Non-U.S. Holder is a 5% Resulting Issuer Stockholder, certain attribution rules apply in determining ownership for this purpose. Non-U.S. Holders should be aware that the Company believes it currently is, and after the Amalgamation, expects the Resulting Issuer to be for the foreseeable future, a USRPHC. The Common Shares currently trades on the OTCQB and after the Amalgamation, the Resulting Issuer Shares will trade on the OTCQB. The Company can provide no assurances that the Resulting Issuer Shares will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. As a USRPHC, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in "Dividends", and a 15% withholding tax generally would apply to the gross proceeds from the sale of Resulting Issuer Shares, in the event that (i) such holder is a 5% Resulting Issuer Stockholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period with respect to the security sold.

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Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

With respect to distributions and dividends on Resulting Issuer Shares, the Resulting Issuer must report annually to the IRS and to each Non-U.S. Holder the amount of distributions and dividends paid to such Non-U.S. Holder and any tax withheld with respect to such distributions and dividends, regardless of whether withholding was required with respect thereto. Copies of the information returns reporting such dividends and distributions and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established under the provisions of an applicable income tax treaty, tax information exchange agreement or other arrangement. A Non-U.S. Holder will be subject to backup withholding for dividends and distributions paid to such Non-U.S. Holder unless either (i) such Non-U.S. Holder certifies under penalty of perjury that it is not a U.S. person (as defined in the Code), which certification is generally satisfied by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or appropriate successor form), and the payor does not have actual knowledge or reason to know that such holder is a U.S. person, or (ii) such Non-U.S. Holder otherwise establishes an exemption.

With respect to sales or other dispositions of Resulting Issuer Shares, information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Resulting Issuer Shares within the U.S. or conducted through certain U.S. related financial intermediaries, unless either (i) such Non-U.S. Holder certifies under penalty of perjury that it is not a U.S. person (as defined in the Code), which certification is generally satisfied by providing a properly executed IRS Form W-8 (or appropriate successor form), and the payor does not have actual knowledge or reason to know that such holder is a U.S. person, or (ii) such Non-U.S. Holder otherwise establishes an exemption.

Whether with respect to distributions and dividends, or the sale or other disposition of Resulting Issuer Shares, backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax of 30% on payments to certain non-U.S. entities (including certain intermediaries) unless such persons comply with FATCA's information reporting and withholding regime. This regime and its requirements are different from, and in addition to, the certification requirements described elsewhere in this discussion. The FATCA withholding rules apply to dividend payments and, in the case of certain sales or other dispositions (including a distribution to the extent it is treated as a return of capital or capital gain), the gross proceeds of such disposition. Pursuant to Treasury Regulations proposed under Sections 1471 through 1474 of the Code, the U.S. Treasury Department and the IRS have proposed to eliminate the application of the FATCA withholding rules to gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from U.S. sources. Taxpayers may rely on such proposed Treasury Regulations until final Treasury Regulations are issued.

The United States has entered into, and continues to negotiate, intergovernmental agreements (each, an "IGA") with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor. FATCA is particularly complex and its application remains uncertain. Non-U.S. Holders should consult their own tax advisors regarding how these rules may apply in their particular circumstances.

Application of FIRPTA Withholding Rules to the Continuation Regarding Options and Warrants

Upon the Continuation, holders of Warrants will exchange their Warrants for Contact BC warrants and holders of Options will exchange their Options for Contact BC options. If the Company is a USRPHC under the FIRPTA Rules discussed above, because the Warrants and the Options will not qualify for the Regularly Traded Exception, such exchanges will be subject to a 15% withholding tax under the FIRPTA rules, unless an application for a withholding certificate is filed with the IRS to reduce or eliminate such withholding or other exception document is provided to the Company prior to the effective time of the Continuation. To avoid such 15% withholding tax, prior to the effective time of the Continuation, U.S. Holders of Options and Warrants should provide the Company with a completed, dated and signed IRS Form W-9, and Non-U.S. Holders of Options and Warrants should provide the Company with a completed, dated and signed notice of nonrecognition complying with Section 897 of the Code and the Treasury Regulations issued thereunder. Any amounts withheld under the FIRPTA withholding rules generally will be allowed as a refund or a credit against a holder's U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS. Holders of Warrants and Options should consult their own tax advisors regarding such FIRPTA withholding tax rules.

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Certain Canadian Federal Income Tax Considerations

The following is a summary of certain Canadian federal income tax considerations under the Tax Act generally applicable in respect of the change of the Company's corporate jurisdiction from Nevada to British Columbia (the Continuation), the Amalgamation and the holding and disposing of Resulting Issuer Shares. Although Shareholders will receive Post-Continuation Shares immediately following the completion of the Continuation, on completion of the Transaction former holders of Post-Continuation Shares will hold Resulting Issuer Shares.

This summary assumes that Contact Nevada is, immediately prior to the Continuation, a company that: (i) is not resident in Canada for the purposes of the Tax Act, (ii) is a resident of the United States for the purposes of the Canada-U.S. Tax Convention, 1980 (the "Canada-U.S. Tax Convention") and is fully entitled to benefits under the Canada-U.S. Tax Convention.

The Company believes the Resulting Issuer will be treated as a U.S. corporation for purposes of the Code although for purposes of the Tax Act, the Resulting Issuer will be treated as a taxable Canadian corporation. Shareholders should carefully review the following sections as well as the discussion above under the headings "Certain United States Federal Income Tax Consequences - Tax Classification of Contact BC and the Resulting Issuer as a U.S. Domestic Corporation".

This summary is generally applicable to a beneficial holder of Common Shares whose shares become Post-Continuation Shares and Resulting Issuer Shares pursuant to the Transaction, and who at all relevant times, and for the purposes of the Tax Act, holds such shares as capital property, deals at arm's length with, and is not affiliated with Contact Nevada, Contact BC and the Resulting Issuer (each, a "Holder"). A share will generally be considered to be capital property to a Holder unless either (i) the Holder uses or holds the share in the course of carrying on a business of buying and selling securities, or (ii) the Holder has acquired the share in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a "financial institution" for purposes of the "mark-to-market" rules, (ii) that is a "specified financial institution", (iii) an interest in which is a tax shelter investment", (iv) that has elected to determine its "tax results" in a currency other than Canadian currency pursuant to the functional currency reporting rules, (v) in respect of which Contact Nevada is a "foreign affiliate", or (vi) that has entered or will enter into a "derivative forward agreement" or "synthetic disposition arrangement" with respect to any Common Shares, Post Continuation Shares or Resulting Issuer Shares, all as defined in the Tax Act. Any such Holders should consult their own tax advisors to determine the particular Canadian federal income tax consequences to them of the Continuation, the Amalgamation and holding or disposing of Resulting Issuer Shares following completion of the Transaction.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada (for the purpose of the Tax Act) or a corporation that does not deal at arm's length (for purposes of the Tax Act) with a corporation resident in Canada, and that is or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Resulting Issuer Shares, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm's length for the purposes of the foreign affiliate dumping rules in Section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Common Shares.

This summary does not address tax considerations applicable to holders of options, warrants or other rights to acquire Common Shares. Any such holders should consult their own tax advisors to determine the particular Canadian federal income tax consequences to them of the Continuation, the Amalgamation and of the acquisition, holding, exercising or disposition of their rights following the Transaction.

This summary also does not address tax considerations applicable to Holders who dissent with respect to the Transaction. Holders considering exercising such rights should consult their own tax advisors.

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This summary is based on the facts and assumptions set out in this Information Circular, including the assumptions set out in this section, the provisions of the Tax Act and regulations thereunder, in force as of the date hereof, and the Company's understanding of the administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") made publicly available in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed; however, no assurance can be given that the Proposed Amendments will be enacted as proposed, or at all. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law or the administrative policies or assessing practices of the CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not exhaustive of all Canadian federal income tax considerations that may apply to Holders in respect of the Continuation, the Amalgamation or to holding or disposing of Resulting Issuer Shares thereafter. The income and other tax consequences of the Continuation, the Amalgamation and of acquiring, holding or disposing of Resulting Issuer Shares will vary depending on a Holder's particular status and circumstances, including the country, province or territory in which the Holder resides or carries on business. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. No representations are made with respect to the income or other tax consequences to any particular Holder. No advance income tax ruling has been obtained from the CRA to confirm the tax consequences summarized herein. Holders should be aware that the Continuation, the Amalgamation and the acquisition, holding or disposition of Resulting Issuer Shares after the Amalgamation may have income and other tax consequences which are not fully described in this Information Circular. Holders are accordingly advised to consult with their own tax advisers regarding the application of Canadian federal income tax laws in their particular circumstances, as well as any other provincial, foreign or other tax consequences of the change of our corporate jurisdiction and the acquiring, holding or disposition of Resulting Issuer Shares after the Amalgamation.

This summary does not discuss non-Canadian income or other tax consequences of the Continuation, the Amalgamation or the holding or disposing of Resulting Issuer Shares following the Amalgamation. Holders resident or subject to taxation in a jurisdiction other than Canada should be aware that these may have tax consequences both in Canada and in such other jurisdiction. Such consequences are not described herein. Holders should consult with their own tax advisors with respect to their particular circumstances and the tax considerations applicable to them.

Currency Conversion

In general, for purposes of the Tax Act, all amounts must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA. The Company and Holders may, as a consequence, realize income or loss, capital gains or capital losses, or be deemed to receive dividends, by virtue of changes in the value of the U.S. dollar relative to the Canadian dollar.

The Continuation - Consequences to Contact Nevada and Contact BC

Upon being receiving a Certificate of Continuation in British Columbia, Contact BC will be deemed, for purposes of the Tax Act, to have been incorporated in British Columbia from that point onward and not to have been incorporated elsewhere. As a consequence, Contact BC will be deemed to be a corporation resident in Canada for the purposes of the Tax Act. Following the Amalgamation, the Resulting Issuer will also be a corporation resident in Canada for the purposes of the Tax Act and will be subject to Canadian income tax on its worldwide income.

As a consequence of the Continuation, Contact Nevada will be deemed to have disposed, at the time that is immediately before the time that is immediately before the time of the Continuation, of each property owned by Contact Nevada for proceeds equal to its fair market value. The Company does not anticipate that Contact Nevada will be subject to tax under the Tax Act in respect of the Continuation based on its current assets.

Contact BC will be deemed to have acquired, at the time of the Continuation, each property deemed to have been disposed of by Contact Nevada as described above, at a cost equal to the fair market value of such property. Gains arising on the future disposition of property of the Resulting Issuer after the Amalgamation will be subject to tax under the Tax Act. Any gains or losses that accrued to Contact Nevada before the Continuation will generally not be taken into account in determining the Resulting Issuer's liability for tax under the Tax Act.

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The Amalgamation

A Holder generally will be deemed to have disposed of their Post-Continuation Shares upon the Amalgamation for proceeds of disposition equal to the Holder's adjusted cost base thereof immediately prior to the Amalgamation and to have acquired the Resulting Issuer Shares for the same amount. In such circumstances, the Holder will not realize a capital gain or a capital loss as a result of the disposition of their Post-Continuation Shares upon the Amalgamation.

Holders Resident in Canada

This part of the summary is applicable to a Holder who is resident, or deemed to be resident, in Canada for the purposes of the Tax Act and any applicable income tax convention (a "Resident Holder").

The Continuation

For purposes of the Tax Act, each Resident Holder should have an aggregate cost of their Post-Continuation Shares and of their Resulting Issuer Shares equal to the adjusted cost base of their Contact Nevada Shares (expressed in Canadian dollars).

Potential Deemed Dividend for Resident Holders

The paid-up capital, within the meaning of the Tax Act, of the Post-Continuation Shares may be adjusted upon the Continuation. As described above, Contact Nevada will be deemed to have disposed of all of its property prior to the Continuation and Contact BC will be deemed to have reacquired such property at a cost equal to its fair market value. If the resulting tax cost of Contact BC's assets, net of Contact BC's outstanding liabilities at the time of the Continuation (the "Net Tax Cost") is less than the aggregate paid-up capital of the Post-Continuation Shares, the paid-up capital of the Post-Continuation Shares will be reduced to an amount equal to such Net Tax Cost. If, on the other hand, Contact BC's Net Tax Cost is greater than the aggregate paid-up capital of the Post-Continuation Shares, Contact BC may, but is not required to, elect within 90 days of the Continuation to increase the paid-up capital of the Post-Continuation Shares to an amount equal to the Net Tax Cost. There can be no certainty as to whether Contact BC will make this election if available.

If Contact BC elects to increase the paid-up capital of the Post-Continuation Shares as described above, Contact Nevada will be deemed to have paid, prior to the Continuation, and the holders of Common Shares will be deemed to have received pro rata, a dividend in respect of the Common Shares held. In such a circumstance, Resident Holders will be deemed to have received a dividend from Contact Nevada, a non-resident corporation. Such dividend will be included in the income of a Resident Holder and will increase the adjusted cost base, within the meaning of the Tax Act, of the Common Shares held by such Resident Holder.

Dividends on Resulting Issuer Shares

A Resident Holder will be required to include in computing its income for a taxation year dividends (including deemed dividends) received or deemed to be received on the Resulting Issuer Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian companies. Taxable dividends received from a taxable Canadian corporation that are designated by such corporation as "eligible dividends" will be subject to an enhanced gross-up and dividend tax credit in accordance with the rules in the Tax Act. There may be limitations on the ability of the Resulting Issuer to designate dividends as eligible dividends.

In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations are urged to consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a "private corporation" or a "subject corporation", as defined in the Tax Act, will generally be liable to pay a refundable tax under Part IV of the Tax Act on dividends received on the Resulting Issuer Shares to the extent such dividends are deductible in computing the Resident Holder's taxable income for the year. A "subject corporation" is generally a corporation (other than a private corporation) controlled directly or indirectly by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts).

Any United States withholding tax paid by or on behalf of a Resident Holder in respect of dividends received from the Resulting Issuer generally will be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the tax otherwise payable in respect of income sourced in that country. Dividends received on the Resulting Issuer Shares by a Resident Holder may not be treated as income sourced in the United States for these purposes, and if so, the foreign tax credit or deduction treatment may not be available under the Tax Act. Resident Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any United States withholding tax applicable to dividends on the Resulting Issuer Shares.  See discussion above under the headings "Certain United States Federal Income Tax Consequences - Tax Classification of Contact BC and the Resulting Issuer as a U.S. Domestic Corporation".

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Disposition of Resulting Issuer Shares

Generally, a Resident Holder who disposes of, or is deemed to have disposed of, a Resulting Issuer Share (other than to the Resulting Issuer, unless purchased by the Resulting Issuer in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the Resident Holder's proceeds of disposition are greater (or less) than the Resident Holder's adjusted cost base of such share and any reasonable costs of the disposition. The tax treatment of capital gains and capital losses is discussed below under the heading "Capital Gains and Capital Losses".

Capital Gains and Capital Losses

A Resident Holder will generally be required to include in computing its income for the taxation year of disposition, one-half of the amount of any capital gain (a "taxable capital gain") realized in such year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will be required to deduct one-half of the amount of any capital loss (an "allowable capital loss") against taxable capital gains realized in the taxation year of disposition. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of a Resulting Issuer Share by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends received or deemed to have been received by it on such Resulting Issuer Shares to the extent and under the circumstances specified in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Resulting Issuer Shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Any United States withholding tax or income tax, as applicable, paid by or on behalf of a Resident Holder in respect of a capital gain realized on a disposition of Resulting Issuer Shares generally will be eligible for foreign tax credit treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the tax otherwise payable in respect of income sourced in that country. Any capital gains realized on the disposition of Resulting Issuer Shares by a Resident Holder may not be treated as income sourced in the United States for these purposes, and if so, the foreign tax credit treatment may not be available under the Tax Act. Resident Holders should consult their own tax advisors with respect to the availability of any foreign tax credits under the Tax Act in respect of any United States withholding tax applicable to capital gains realized on the Resulting Issuer Shares. See discussion above under the headings "Certain United States Federal Income Tax Consequences - Tax Classification of Contact BC and the Resulting Issuer as a U.S. Domestic Corporation".

Other Income Taxes

A Resident Holder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay a refundable tax on its "aggregate investment income" (as defined in the Tax Act) for the year, which includes any dividends or deemed dividends that are not deductible in computing the Resident Holder's taxable income and taxable capital gains.

Generally, a Resident Holder that is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Resulting Issuer Shares or realizes a capital gain on the disposition or deemed disposition of Resulting Issuer Shares may be liable for alternative minimum tax under the Tax Act. Resident Holders that are individuals should consult their own tax advisors in this regard.

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Eligibility for Investment

Under the current provisions of the Tax Act and the regulations thereunder, at a particular time the Post-Continuation Shares and the Resulting Issuer Shares will be a "qualified investment" under the Tax Act for a trust governed by a "registered retirement savings plan" ("RRSP"), "registered retirement income fund" ("RRIF"), "tax free savings account" ("TFSA"), "registered education savings plan" ("RESP"), "deferred profit sharing plan" or "registered disability savings plan" ("RDSP") (as those terms are defined in the Tax Act) provided at such particular time such shares are listed on a "designated stock exchange" as defined in the Tax Act (which includes the TSXV).

Notwithstanding that a Post-Continuation Share or Resulting Issuer Share may be a qualified investment for an RRSP, RRIF, TFSA, RESP or RDSP (a "Registered Plan"), if such share is a "prohibited investment" within the meaning of the Tax Act for the Registered Plan, the holder, annuitant or subscriber of the Registered Plan, as the case may be, will be subject to a penalty tax as set out in the Tax Act. The Post-Continuation Shares and Resulting Issuer Shares will generally not be a "prohibited investment" for a Registered Plan if the holder, annuitant or subscriber, as the case may be (i) deals at arm's length with Contact BC and the Resulting Issuer for the purposes of the Tax Act, and (ii) does not have a "significant interest" (as defined in the Tax Act) in Contact BC or the Resulting Issuer. In addition, the Post-Continuation Shares and Resulting Issuer Shares will not be a "prohibited investment" if such shares are "excluded property", within the meaning of the Tax Act, for the Registered Plan.

Holders, annuitants and subscribers of Registered Plans should consult their own tax advisors with respect to whether Post-Continuation Shares or Resulting Issuer Shares would be a prohibited investment having regard to their particular circumstances.

Holders Not Resident in Canada

This section of the summary is generally applicable to a Holder who, at all relevant times, (i) is not, and is not deemed to be, resident in Canada for the purposes of the Tax Act or any applicable income tax treaty or convention, and (ii) does not, and will not, use or hold, and is not and will not be deemed to use or hold, the Common Shares, Post-Continuation Shares or Resulting Issuer Shares in connection with carrying on a business in Canada (a "Non-Resident Holder"). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or an "authorized foreign bank", as defined in the Tax Act. Such Holders should consult their own tax advisors.

The Continuation - Consequences to Non-Resident Holders

For purposes of the Tax Act, each Non-Resident Holder generally should have a cost of their Post-Continuation Shares and of their Resulting Issuer Shares equal to the fair market value of their Post-Continuation Shares at the time of the Continuation.

Dividends on Resulting Issuer Shares

Under the Tax Act, dividends paid or credited or deemed to be paid or credited by the Resulting Issuer to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, where a Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-U.S. Tax Convention, and is the beneficial owner of the dividend (in this section a "U.S. Holder"), the applicable rate of Canadian withholding tax is generally reduced to 15% of the gross amount of such dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the voting shares of the Resulting Issuer). Non-Resident Holders should consult their own tax advisors for the appropriate procedures to be followed to ensure their entitlement to any reduced rate of withholding under an applicable income tax treaty or convention.

Disposition of Resulting Issuer Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of Resulting Issuer Shares unless such shares constitute "taxable Canadian property" of the Non-Resident Holder at the time of disposition and the shares are not "treaty-protected property", each within the meaning of the Tax Act.

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Provided the Resulting Issuer Shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSXV), at the time of disposition, the Resulting Issuer Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length, partnerships in which the Non-Resident Holder or a person with whom the Non-Resident Holder does not deal at arm's length, hold a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the Resulting Issuer; and (ii) more than 50% of the fair market value of the shares of the Resulting Issuer was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, "Canadian resource properties" (as defined in the Tax Act), "timber resource properties" (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists. Notwithstanding the foregoing, a Resulting Issuer Share may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain limited circumstances.

A Non-Resident Holder's capital gain (or capital loss) in respect of Resulting Issuer Shares that constitute or are deemed to constitute taxable Canadian property (and are not "treaty-protected property" as defined in the Tax Act) will generally be computed in the manner described above under the headings "Holders Resident in Canada - Disposition of Resulting Issuer Shares".

Any Non-Resident Holder who is contemplating disposing of Resulting Issuer Shares following the Transaction should consult its own tax advisors as to whether the Non-Resident Holder will be subject to Canadian federal income tax on the disposition.

Dissenters' Rights (Nevada)

Under Nevada law, pursuant to the NRS §§92A.300 - 92A.500 (inclusive) (the "Dissenters' Rights Provisions (Nevada)") Shareholders are entitled, after complying with certain requirements of Nevada law, to dissent from approval of the Continuation pursuant to Chapter 92A of the NRS and to be paid the "fair value" of their Common Shares exclusive of any element of value arising from the accomplishment or expectation of the continuation, if the Continuation is completed.  Shareholders electing to exercise dissenters' rights under the NRS must comply with the provisions of Chapter 92A of the NRS in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

In the context of the Continuation, the Dissenters' Rights Provisions (Nevada) provide that Shareholders may elect to have the Company purchase their shares for a cash price that is equal to the "fair value" of such shares, as determined in a judicial proceeding in accordance with the Dissenters' Rights Provisions (Nevada). The fair value of the Common Shares means the value of such shares immediately before the effectuation of the Continuation excluding any appreciation or depreciation in anticipation of the Continuation, unless exclusion of any appreciation or depreciation would be inequitable.

A copy of the Dissenters' Rights Provisions (Nevada) is attached as Schedule "F" hereto. If you wish to exercise your dissenters' rights or preserve the right to do so, you should carefully review Schedule "F" hereto. IF YOU FAIL TO COMPLY WITH THE PROCEDURES SPECIFIED IN THE DISSENTERS' RIGHTS PROVISIONS (NEVADA) IN A TIMELY MANNER, YOU MAY LOSE YOUR DISSENTERS' RIGHTS. BECAUSE OF THE COMPLEXITY OF THOSE PROCEDURES, YOU SHOULD SEEK THE ADVICE OF COUNSEL IF YOU ARE CONSIDERING EXERCISING YOUR DISSENTERS' RIGHTS. Shareholders who perfect their  dissenters' rights by complying with the procedures set forth in the Dissenters' Rights Provisions (Nevada) will have the fair value of their stock determined by a Nevada state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the Continuation to be paid in connection with the continuation. In addition, Shareholders who invoke dissenters' rights may be entitled to receive payment of a fair rate of interest from the effective time of the continuation on the amount determined to be the fair value of their Common Shares.

All demands for appraisal should be addressed to Suite 1050, 400 Burrard St., Vancouver, BC V6C 3A6, before the vote on the Continuation is taken at the Meeting, and should be executed by, or on behalf of, the record holder of the Common Shares. The demand must reasonably inform the Company of the identity of the Shareholders and the intention of the Shareholders to demand appraisal of his, her or its Common Shares. In view of the complexity of the Dissenter's Rights Provisions (Nevada) in Chapter 92A, Shareholders desiring to dissent from the continuation and pursue dissenters' rights should consult their legal advisers.

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Regulatory Approvals

In order for the Company to carry out the Continuation, it will be necessary to comply with the provisions of the NRS and the BCBCA. Under Nevada corporate law, a Nevada corporation is required to obtain approval from the holders of a majority of its voting power in order to carry out a conversion. All directors and executive officers of the Company, and Waterton, a significant Shareholder, currently hold approximately 46.3% of the issued and outstanding Common Shares, and have all indicated that they intend to vote for the approval of the Continuation.

If Shareholders approve the Continuation, the Company intends to file articles of conversion with the Secretary of State of Nevada and then submit a continuation application to the Registrar of Companies of British Columbia. Upon the filing of the continuation application and subsequent receipt of a certificate of continuation from the Registrar of Companies of British Columbia, the Company will be continued as a British Columbia corporation.

Shareholder Approval of Continuation

Shareholders will be asked at the Meeting to consider and, if thought fit, approve a resolution (the "Continuation Resolution") converting the Company's jurisdiction of incorporation from Nevada to British Columbia, in substantially the form set forth in Schedule "A" to this Information Circular.

In order to implement the Continuation, the Continuation Resolution must be approved by Shareholders holding a majority of the voting power of the shares entitled to vote at the Meeting.

The Board has determined that the continuation of the Company to the Province of British Columbia from the State of Nevada is in the best interests of the Company and the Board recommends that the Shareholders vote FOR of the Continuation Resolution.

UNLESS THE SHAREHOLDER HAS SPECIFICALLY INSTRUCTED IN THE ENCLOSED FORM OF PROXY THAT THE COMMON SHARES REPRESENTED BY SUCH PROXY ARE TO BE WITHHELD OR VOTED OTHERWISE, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE CONTINUATION RESOLUTION.

CORPORATE REORGANIZATION

Background to the Arrangement

As described above, on April 21, 2021, the Company announced that it planned to complete an internal reorganization, the purpose of which is to redomicile the Company back into Canada as a "foreign private issuer" as determined in accordance with Rule 3b-4 under the Exchange Act. The Transaction will include (a) the Continuation, and (b) immediately following the Continuation, the completion of the Plan of Arrangement.

At the Meeting, and immediately following the approval of the Continuation Resolution, Shareholders will be asked to consider and, if thought advisable, to pass, the Arrangement Resolution (as defined herein), in substantially the form set forth in Schedule "D", to approve a court approved statutory plan of arrangement (the "Arrangement") under Section 288 of the BCBCA pursuant to the terms of the Arrangement Agreement and the Plan of Arrangement, substantially in the form of Schedule "E" to this Information Circular, and any amendments or variations thereto made from time to time in accordance with the Arrangement Agreement, the Plan of Arrangement, or upon the direction of the Supreme Court of British Columbia (the "Court") in the interim order of the Court dated April 23, 2021 (the "Interim Order"), providing for, among other things, the calling of the Meeting, a copy of which is attached at Schedule "C" to this Circular or the final order of the Court approving the Plan of Arrangement (the "Final Order"). The Plan of Arrangement is summarized below, does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, and the Plan of Arrangement, which is attached to this Information Circular as Schedule "E".

If the Arrangement is approved at the Meeting and the Final Order approving the Arrangement is issued by the Court and the applicable conditions to the completion of the Arrangement are satisfied or waived, the Arrangement will take effect at the time (the "Effective Time") that the Final Order, the Plan of Arrangement and related documents are filed with the Registrar of Companies under Section 400 of the BCBCA (the "Effective Date"). It is currently expected that the Effective Date will be occur during the week of May 28, 2021.

Steps of the Transactions under the Arrangement Agreement

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The Arrangement will be carried out pursuant to the Arrangement Agreement, including the Plan of Arrangement. The principal features of the transactions contemplated by the Arrangement Agreement are summarized as set forth below (and are qualified in their entirety by reference to the full text of the Plan of Arrangement and the Arrangement Agreement). The Arrangement Agreement (including the Plan of Arrangement, which is attached to this Information Circular as Schedule "E") is filed under the Company's issuer profile on SEDAR at www.sedar.com.

Pursuant to the Plan of Arrangement  and commencing at the Effective Time the following shall occur in the following order without any further authorization, act or formality, except as expressly provided herein:

a) each Common Share shall be and shall be deemed to be converted into a Post-Continuation Share and the name of each former holder of Common Shares shall be entered in the securities register of holders of Post-Continuation Shares as contemplated by section 303(3) of the BCBCA and NRS 92A.250;

b) each Contact Option (as such term is defined in the Plan of Arrangement) shall be and shall be deemed to be converted into a Post-Arrangement Option (as such term is defined in the Plan of Arrangement);

c) each Contact Warrant as such term is defined in the Plan of Arrangement) shall be and shall be deemed to be converted into a Post Arrangement Warrant (as such term is defined in the Plan of Arrangement);

d) each Post-Continuation Share held by a BC Dissenting Shareholder shall be, and shall be deemed to be, surrendered to Contact BC by the holder thereof, without any further act or formality by such BC Dissenting Shareholder, free and clear of all encumbrances, and each such Post-Continuation Share so surrendered shall be cancelled and thereupon each BC Dissenting Shareholder shall cease to have any rights as a holder of such Post-Continuation Shares other than a claim against Contact BC in an amount determined and payable in accordance with the Plan of Arrangement and the name of such BC Dissenting Shareholder shall be removed from the securities register of holders of Post-Continuation Shares;

e) Contact BC and BC Amalco shall merge to form the Resulting Issuer, with the same effect as if they had amalgamated under Section 269 of the BCBCA, except that the legal existence of Contact BC shall not cease, and Contact BC shall survive the Amalgamation notwithstanding the issue by the Registrar of a certificate of amalgamation and the assignment of a new incorporation number to the Resulting Issuer and:

i. without limiting the generality of this item (e), the separate legal existence of BC Amalco shall cease without BC Amalco being liquidated or wound up, and Contact BC and BC Amalco shall continue as one company, being the Resulting Issuer;

ii. the Notice of Articles and Articles of the Resulting Issuer shall be in the form of the Notice of Articles and Articles of Contact BC;

iii. the property, rights and interests of each of Contact BC and BC Amalco shall continue to be the property, rights and interests of the Resulting Issuer;

iv. the Resulting Issuer shall continue to be liable for the obligations of each of Contact BC and BC Amalco;

v. an existing cause of action, claim, or liability to prosecution of either of Contact BC or BC Amalco shall be unaffected;

vi. a legal proceeding being prosecuted or pending by or against either of Contact BC or BC Amalco may be prosecuted, or its prosecution may be continued, as the case may be, against the Resulting Issuer;

vii. a conviction against, or a ruling, order or judgment in favour of or against, either of Contact BC or BC Amalco may be enforced by or against the Resulting Issuer;

viii. no additional securities of the Resulting Issuer will be issued;

ix. all outstanding securities of Contact BC shall remain outstanding as securities of the Resulting Issuer;

x. all of the shares of BC Amalco shall be cancelled without the repayment of capital in respect of those shares; and

xi. the directors of the Resulting Issuer shall be the directors of Contact BC,

provided that none of the foregoing events or transactions shall occur or be deemed to occur unless all of the foregoing occurs or is deemed to occur.

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The Voting and Support Agreement

Waterton (the "Supporting Shareholder") has entered into a voting and support agreement (the "Voting and Supporting Agreement") with the Company in respect of the Common Shares representing, in the aggregate, approximately 41.84% of the outstanding Common Shares as at the date of the Voting and Support Agreement. The Voting and Support Agreement set forth, among other things and subject to certain exceptions, the agreement of the Supporting Shareholder to vote its Common Shares in favour of the Continuation Resolution and the Arrangement Resolution at the Meeting and any matters related thereto. The full text of the Voting and Support Agreement may be viewed under the Company's issuer profile on SEDAR at www.sedar.com. A summary of the key terms of the Voting and Support Agreements is set out below. All directors of the Company also intend to vote in favour of the Continuation Resolution and the Arrangement Resolution at the Meeting.

The Voting and Support Agreement sets forth, among other things and subject to certain exceptions, the agreement of the Supporting Shareholder to vote its Common Shares in favour of the Continuation Resolution and the Arrangement Resolution at the Meeting and any matters related thereto. In addition, the Supporting Shareholder has agreed, subject to the terms and conditions of the Voting and Support Agreement, among other things, to:

a) attend (either in person or by proxy) any meeting (including a special meeting of securityholders (or any class thereof) of the Company at which the Continuation and the Arrangement are to be considered) of the securityholders of the Company convened for the purposes of considering the Continuation or the Arrangement (including any adjournments and postponements thereof), and at such meeting, vote or cause to be voted all of the Common Shares, that are beneficially owned by, whether directly or indirectly, or over which control or direction is exercised by, the Shareholder and which are entitled to be voted at such meeting, whether now held or hereafter acquired in favour of the Transaction and all matters related thereto, as contemplated by the Arrangement Agreement;

b) not, without the prior written consent of the Company, sell, transfer, assign, pledge, or otherwise dispose of, or enter into any agreement or understanding relating to the sale, transfer, assignment or other disposition of the Common Shares (other than as contemplated in the Voting and Support Agreement) or permit any affiliate of the Shareholder to do any of the foregoing;

c) not, except as required pursuant to this Voting and Support Agreement, grant or agree to grant any proxy or other right to vote the Common Shares or enter into any voting trust or pooling agreement or arrangement or enter into or subject any of such Common Shares to any other agreement, arrangement, understanding or commitment, formal or informal, with respect to or relating to the voting or tendering thereof or revoke any proxy granted pursuant to the Voting and Support Agreement; and

d) not exercise any rights of dissent or appraisal in respect of any resolution approving the Continuation of the Arrangement or any aspect thereof or matter related thereto, and not exercise any other securityholder rights or remedies available at common law or pursuant to applicable corporate law or other legislation or take any action that is reasonably likely to in any manner delay, hinder, prevent, interfere with or challenge the Continuation or the Arrangement.

The Supporting Shareholders' obligations under the Voting and Support Agreements may be terminated: (i) upon the mutual written agreement of the Supporting Shareholder and the Company; (ii) upon the termination of the Arrangement Agreement; or (iii) on the Effective Date, whichever is the earliest to occur.

Procedure for Exchange of Common Shares, Warrants and Options

Letter of Transmittal

Letters of transmittal (the "Letters of Transmittal") are being mailed to each person who was a Registered Shareholder and a registered holder of Warrants and Options (collectively, a "Registered Securityholder") on the Record Date. Each person who is a Registered Securityholder immediately prior to the Effective Time must forward the properly completed and signed Letter of Transmittal, along with the accompanying Common Share certificate(s) and, if applicable, certificate(s) representing the holders Warrants and/or Options to the Depositary in order to receive Resulting Issuer Shares and/or options and/or warrants of the Resulting Issuer (following the completion of the Continuation and the Arrangement) to which such Securityholder is entitled under the Arrangement. It is recommended that Registered Securityholders complete, sign and return the applicable Letters of Transmittal, along with the accompanying Common Share certificate(s) and, if applicable, certificate(s) representing the holders Warrants and/or Options, to the Depositary as soon as possible. Securityholders whose Common Shares or Warrants are registered in the name of a nominee (bank, trust company, securities broker or other nominee) should contact that nominee for assistance in depositing their Common Shares or Warrants, as applicable.

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Immediately following the Continuation, but prior to the Arrangement taking effect, holders of Common Shares, Warrants and Options will become holders of Post-Continuation Shares, Post-Continuation warrants of Contact BC ("Post-Continuation Warrants") and Post-Continuation options of Contact BC ("Post-Continuation Options"). Since the Arrangement is expected to become effective immediately following the Continuation, the Company will not be issuing Post-Continuation Shares, Post-Continuation Warrants, or Post-Continuation Options to former holders of Common Shares, Warrants and Options, respectively. Accordingly, Registered Securityholders who intend on voting in favour of the Continuation and the Arrangement and receive Resulting Issuer Shares  and, if applicable, options of the Resulting Issuer ("Resulting Issuer Options") and warrants of the Resulting Issuer ("Resulting Issuer Warrants") in connection with the Transaction, are being asked to submit certificate(s) representing their Common Shares, Warrants and/or Options together with the Letters of Transmittal in order to receive Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options since such holders of Common Shares, Warrants, and Options, respectively, will not be receiving any certificates representing their Post-Continuation Shares, Post-Continuation Warrants or Post-Continuation Options immediately following the completion of the Continuation.

Registered Shareholders

After the Effective Time and until surrendered for cancellation, each certificate(s) that immediately prior to the Effective Time represented one or more Common Shares, shall be deemed at all times to represent only the right to receive in exchange therefor, the Resulting Issuer Shares.

No holder of Resulting Issuer Shares shall be entitled to receive any consideration or entitlement with respect to such Resulting Issuer other than any consideration or entitlement to which such holder is entitled to receive in accordance with the terms of the Plan of Arrangement and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith, other than any declared but unpaid dividends.

In order to receive Resulting Issuer Shares to which a Registered Shareholder (other than any BC Dissenting Shareholder) is entitled if the Arrangement is completed, a Registered Shareholder must complete, sign, date and return the enclosed Letters of Transmittal in accordance with the instructions set out therein and in this Information Circular.

The Letters of Transmittal contain complete instructions on how to exchange the certificate(s) representing the Common Shares, Warrants and/or Options, if applicable and how Registered Securityholders will receive the Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options payable to them under the Arrangement. Securityholders with questions regarding the deposit of their Common Shares, Warrants and Options should contact the Depositary by telephone at: 1-800-564-6253 (North American Toll Free) or +1-514-982-7555 (Outside North America).  Further information with respect to the Depositary is set forth in the applicable Letters of Transmittal. The Letters of Transmittal are also available from the Depositary or under the Company's issuer profile on SEDAR at www.sedar.com.

In order for Registered Securityholders to receive Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options under the Arrangement as soon as possible after the closing of the Arrangement, Registered Securityholders should submit their Common Shares, Warrants and Options and the applicable Letters of Transmittal as soon as possible.

Registered Securityholders will not actually receive their respective Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options until the Arrangement is completed and they have returned their properly completed documents, including the applicable Letters of Transmittal and certificates representing their Common Shares, Warrants and Options to the Depositary.

In the event any certificate which immediately before the Effective Time represented one or more outstanding Common Shares, Warrant or Option in respect of which the holder was entitled to receive the Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options pursuant to the Arrangement are lost, stolen or destroyed, upon the making of an affidavit by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary will deliver in exchange for such lost, stolen or destroyed certificate, the Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options to which such holder is entitled pursuant to the Arrangement. When authorizing such delivery of the Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options which such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such Resulting Issuer Shares, Resulting Issuer Warrants and Resulting Issuer Options is to be delivered shall, as a condition precedent to the delivery of such Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options, respectively, give a bond satisfactory to the Company and the Depositary in such amount as the Company may direct, or otherwise indemnify the Company and the Depositary in a manner satisfactory to the Company and the Depositary, against any claim that may be made against the Company or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

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Where a certificate representing the Common Shares, Warrants and/or Options has been destroyed, lost or stolen, the Registered Securityholder of that certificate(s) should immediately contact the Depositary by telephone at: 1-800-564-6253 (North American Toll Free) or +1-514-982-7555 (Outside North America).

Cancellation of Rights after Six Years

To the extent that a former Securityholder has not complied with the provisions of the Arrangement described hereunder on or before the date that is six (6) years after the Effective Date, then any Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options which such former Securityholder was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and the certificates representing such Resulting Issuer Shares, Resulting Issuer Warrants and Resulting Issuer Options shall be delivered to the Resulting Issuer by the Depositary for cancellation and shall be cancelled by the Resulting Issuer, and the interest of the former Securityholder in such Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options, as applicable, to which it was entitled shall be terminated as of the date which is six (6) years after the Effective Date.

Beneficial Shareholders

The exchange of Common Shares and Warrants for Resulting Issuer Shares and Resulting Issuer Warrants in respect of beneficial securityholders of the Company (a "Beneficial Securityholder") is expected to be made with the Beneficial Securityholders' nominee (bank, trust company, securities broker or other nominee) account through the procedures in place for such purposes between CDS and such nominee. Beneficial Securityholders' should contact their intermediary if they have any questions regarding this process and to arrange for their nominee to complete the necessary steps to ensure that they receive payment for their Common Shares and/or Warrants as soon as possible following completion of the Arrangement.

Withholding Rights

The Company, the Depositary and any person on their behalf shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any person hereunder and from all dividends, interest or other amounts payable to any person (including, for greater certainty and as applicable, any dissenting Shareholder) such amounts as any of the Company, the Depositary or any person on their behalf may be required or permitted to deduct and withhold therefrom under any provision of applicable Laws in respect of taxes. To the extent that such amounts are so deducted, withheld and remitted, such amounts shall be treated for all purposes under the Plan of Arrangement as having been paid to the person to whom such amounts would otherwise have been paid. The Company and the Depositary shall also have the right to withhold and sell, on their own account or through a broker, and on behalf of any aforementioned person to whom a withholding obligation applies, or require such person to irrevocably direct the sale through a broker and irrevocably direct the broker to pay the proceeds of such sale to the Company or the Depositary, as appropriate, such number of Resulting Issuer Shares, Resulting Issuer Warrants and/or Resulting Issuer Options issued to such person pursuant to the Arrangement as is necessary to produce sale proceeds (after deducting commissions payable to the broker and other costs and expenses) sufficient to fund any withholding obligations. Neither the Company nor the Depositary will be liable for any loss arising out of any sale.

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Dissenters' Rights (BC)

Registered Shareholders who wish to dissent should take note that strict compliance with the dissent procedures under the BCBCA is required. The following description of the rights of BC Dissenting Shareholders is not a comprehensive statement of the procedures to be followed by a BC Dissenting Shareholder who seeks payment of the fair value of its common shares and is qualified in its entirety by the reference to the full text of the Interim Order and Part 8, Division 2 of the BCBCA which are attached to this Circular as Schedules "C" and "G", respectively. A BC Dissenting Shareholder who intends to exercise their rights of dissent ("Dissenters' Rights (BC)") should carefully consider and comply with the provisions of Sections 237 to 247 of the BCBCA, as modified by the Interim Order. Failure to comply strictly with the provisions of the BCBCA, as modified by the Interim Order, and to adhere to the procedures established therein may result in the loss of all rights thereunder.

The Court hearing the application for the Final Order has the discretion to alter the Dissenters' Rights (BC) described herein based on the evidence presented at such hearing.

Pursuant to the Interim Order, each Registered Shareholder may exercise Dissenters' Rights (BC) under Sections 237 to 247 of the BCBCA as modified by the Interim Order or the Final Order in respect of the Arrangement. Shareholders who duly exercise such Dissenters' Rights (BC) and who:

a) are ultimately determined to be entitled to be paid fair value for the Post-Continuation Shares in respect of which they have exercised Dissenters' Rights (BC) will be deemed to have irrevocably transferred such Post-Continuation Shares to Contact BC for cancellation immediately prior to the effective time of the Arrangement, and Contact BC shall fund such payment using its own assets; or

b) are ultimately not entitled, for any reason, to be paid fair value for the Post-Continuation Shares in respect of which they have exercised Dissenters' Rights (BC) will be deemed to have participated in the Arrangement on the same basis as a Contact BC shareholder that has not exercised Dissenters' Rights (BC), but in no case will Contact BC or any other person be required to recognize such BC Dissenting Shareholders as shareholders of Contact BC after the cancellation of the Post-Continuation Shares in respect of which Dissenters' Rights (BC) have been validly exercised, which cancellation is to occur at the Effective Time, and each such BC Dissenting Shareholder will cease to be entitled to the rights of a shareholder of BC Contact in respect of the Post-Continuation Shares in relation to which such BC Dissenting Shareholder has exercised Dissenters' Rights (BC) and the central securities register will be amended to reflect that such former holder is no longer the holder of such Post-Continuation Shares as and from the Effective Time.

Persons who are Beneficial Shareholders who wish to dissent with respect to their Post-Continuation Shares should be aware that only Registered Shareholders are entitled to dissent with respect to them. A Registered Shareholder such as an intermediary who holds Post-Continuation Shares as nominee for Beneficial Shareholders, some of whom wish to dissent, must exercise Dissent Rights on behalf of such Beneficial Shareholders with respect to the Post-Continuation Shares held for such Beneficial Shareholders. In such case, the Notice of Dissent (as defined below) should set forth the number of Post-Continuation Shares it covers.

Pursuant to Section 238 of the BCBCA, every Registered Shareholder who dissents from the Arrangement Resolution in compliance with Sections 237 to 247 of the BCBCA will be entitled to be paid by Contact BC the fair value of the Post-Continuation Shares held by such BC Dissenting Shareholder determined as at the point in time immediately before the passing of the Arrangement Resolution, excluding any appreciation or depreciation in anticipation of the vote (unless such exclusion would be inequitable).

The Notice of Dissent must be received by Contact BC not later than 4:00 p.m. (Vancouver time) two (2) business days preceding the date of the Meeting. Any failure by a shareholder of Contact BC to fully comply may result in the loss of that holder's Dissenters' Rights (BC). A BC Dissenting Shareholder must dissent with respect to all Post-Continuation Shares in which the holder owns a beneficial interest.

A Registered Shareholder who wishes to dissent must deliver written notice of dissent (a "Notice of Dissent") to Contact BC, c/o Cassels Brock & Blackwell LLP, Suite 2100, Scotia Plaza, Toronto, Ontario M5H 3C2, Attention: Nancy Choi by e-mail at nchoi@cassels.com and John T. Christian at jchristian@cassels.com, and to the Company at by 2:00 p.m. (Vancouver time) on May 20, 2021, being the date that is two (2) business days preceding the date of the Meeting, including any postponement(s) or adjournment(s) thereof. The Notice of Dissent must set out the number of Post-Continuation Shares held by the BC Dissenting Shareholder and must strictly comply with the requirements of Section 242 of the BCBCA.

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Beneficial Shareholders who wish to exercise Dissenters' Rights (BC) must arrange for the Registered Shareholder holding their Post-Continuation Shares to deliver the Notice of Dissent.

The delivery of a Notice of Dissent does not deprive a BC Dissenting Shareholder of the right to vote at the Meeting on the Arrangement Resolution; however, a BC Dissenting Shareholder is not entitled to exercise the Dissenters' Rights (BC) with respect to any of his, her or its Post-Continuation Shares if the BC Dissenting Shareholder votes in favour of the Arrangement Resolution. A vote against the Arrangement Resolution, whether in person or by proxy, does not constitute a Notice of Dissent.

A BC Dissenting Shareholder must prepare a separate Notice of Dissent for himself, herself or itself, if dissenting on his, her or its own behalf, and for each other person who beneficially owns Post-Continuation Shares registered in the BC Dissenting Shareholder's name and on whose behalf the BC Dissenting Shareholder is dissenting; and must dissent with respect to all of the Post-Continuation Shares registered in his or her name beneficially owned by the Beneficial Shareholder on whose behalf he or she is dissenting. The Notice of Dissent must set out the number of Post-Continuation Shares in respect of which the Notice of Dissent is to be sent the ("Notice Shares") and: (a) if such Post-Continuation Shares constitute all of the Post-Continuation Shares of which the BC Dissenting Shareholder is the registered and beneficial owner, a statement to that effect; (b) if such Post-Continuation Shares constitute all of the Post-Continuation Shares of which the BC Dissenting Shareholder is both the registered and beneficial owner but the BC Dissenting Shareholder owns additional Post-Continuation Shares beneficially, a statement to that effect and the names of the Registered Shareholders, the number of Post-Continuation Shares held by such registered owners and a statement that written Notices of Dissent has or will be sent with respect to such BC Common Shares; or (c) if the Dissenters' Rights (BC) are being exercised by a registered owner who is not the beneficial owner of such BC Common Shares, a statement to that effect and the name of the beneficial owner and a statement that the registered owner is dissenting with respect to all Post-Continuation Shares of the beneficial owner registered in such registered owner's name.

If the Arrangement Resolution is approved by Shareholders and if Contact BC notifies the BC Dissenting Shareholders of its intention to act upon the Arrangement Resolution, the BC Dissenting Shareholder is then required within one (1) month after Contact BC gives such notice, to send to Contact BC , the certificate(s) representing the Notice Shares and a written statement that requires Contact BC to purchase all of the Notice Shares. If the Dissenters' Rights (BC) are being exercised by the BC Dissenting Shareholder on behalf of a Beneficial Shareholder who is not the BC Dissenting Shareholder, a statement signed by the beneficial owner is required which sets out whether the beneficial owner is the beneficial owner of other Post-Continuation Shares and if so, (i) the names of the registered owners of such BC Common Shares; (ii) the number of such BC Common Shares; and (iii) that dissent is being exercised in respect of all of such BC Common Shares. Shareholders who duly exercise such Dissenters' Rights (BC) and who are ultimately determined to be entitled to be paid fair value for the Post-Continuation Shares in respect of which they have exercised Dissenters' Rights (BC) will be deemed to have irrevocably transferred such Post-Continuation Shares to Contact BC for cancellation immediately prior to the Effective Time.

The BC Dissenting Shareholder and Contact BC may agree on the payout value of the Notice Shares; otherwise, either party may apply to the Court to determine the fair value of the Notice Shares or apply for an order that value be established by arbitration or by reference to the registrar or a referee of the Court. After a determination of the payout value of the Notice Shares, BC Contact must then promptly pay that amount to the BC Dissenting Shareholder.

A BC Dissenting Shareholder loses his, her or its Dissenters' Right (BC) if, before full payment is made for the Notice Shares, BC Contact abandons the corporate action that has given rise to the Dissenters' Right (BC) (namely, the Arrangement), a court permanently enjoins the action, or the BC Dissenting Shareholder withdraws the Notice of Dissent with Contact BC's consent and the Plan of Arrangement does not proceed. When these events occur, Contact BC must return the share certificate(s) to the BC Dissenting Shareholder and the BC Dissenting Shareholder regains the ability to vote and exercise shareholder rights.

The discussion above is only a summary of the Dissenters' Rights (BC), which are technical and complex. A shareholder of Contact BC who intends to exercise Dissenters' Rights (BC) should carefully consider and comply with the provisions of Sections 237 to 247 of the BCBCA as modified by the Interim Order. Persons who are non-registered holders of Post-Continuation Shares registered in the name of an intermediary such as a broker, custodian, nominee, other intermediary, or in some other name, who wish to dissent should be aware that only the registered owner of such Post-Continuation Shares is entitled to dissent.

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Contact BC suggests that any shareholder of Contact BC wishing to avail himself, herself or itself of the Dissenters' Rights (BC) seek his, her or its own legal advice as failure to comply strictly with the applicable provisions of the BCBCA and the Interim Order may prejudice the availability of such Dissenters' Rights (BC). BC Dissenting Shareholders should note that the exercise of Dissenters' Rights (BC) can be a complex, time-consuming and expensive process.

If a BC Dissenting Shareholder fails to strictly comply with the requirements of the Dissenters' Rights (BC) set out in the Interim Order, it will lose its Dissenters' Rights (BC), Contact BC will return to the BC Dissenting Shareholder the certificates representing the Notice Shares that were delivered to Contact BC, if any.

If a BC Dissenting Shareholder strictly complies with the foregoing requirements of the Dissenters' Rights (BC), but the Arrangement is not completed, Contact BC will return to the BC Dissenting Shareholder the certificate(s) delivered to Contact BC by the BC Dissenting Shareholder, if any.

All Notices of Dissent to the Arrangement pursuant to sections 237 to 247 of the BCBCA, as modified by the Interim Order, should be sent to Contact BC c/o: Cassels Brock & Blackwell LLP, Scotia Plaza, Suite 2100, 40 King Street W., Toronto, Ontario M5H 3C2 Attention: Nancy Choi nchoi@cassels.com and John T. Christian at jchristian@cassels.com, and to the Company at info@contactgold.com.

Court Approval

The Arrangement requires the Court's approval by way of a Final Order. Prior to the delivery of this Information Circular, the Company obtained the Interim Order authorizing and directing the Company to call, hold and conduct the Meeting and to submit the Arrangement to the Shareholders for approval. Subject to the requisite approval of the Arrangement Resolution by the Shareholders at the Meeting, the hearing in respect of the Final Order is expected to take place at the Supreme Court of British Columbia on or about May 26, 2021 or such other date as the Court may determine. See the Interim Order and the Notice of Hearing of Petition at Schedule "C" to this Information Circular.

Under the terms of the Interim Order, each Shareholder will have the right to appear and make representations at the hearing for the Final Order. The Court may approve the Arrangement as proposed or as amended in any manner as the Court may direct. The Court's approval is required for the Arrangement to become effective. The Court will be informed before the hearing for the Final Order that its determination that the Arrangement is fair to the Shareholders, both substantively and procedurally, will constitute the basis to claim the Section 3(a)(10) Exemption with respect to the issuance of the Resulting Issuer Shares, Resulting Issuer Warrants and any Resulting Issuer security to be issued (or deemed to be issued) to and exchanged with Shareholders pursuant to the Continuation and the Arrangement.

Shareholder Meeting Quorum Requirements

Pursuant to the by-laws of the Company, the quorum requirements for the Meeting are the presence, in person or by proxy, of holders representing one-third (1/3) of the issued and outstanding Common Shares.

Exchange Approval

The Transaction constitutes a "Reorganization" as that term is defined in TSXV Policy 5.3 - Acquisitions and Dispositions of Non-Cash Assets, and as such, it is subject to the acceptance of the TSXV. The Company will not proceed with the Transaction if TSXV acceptance is not obtained.

Shareholder Approval of Arrangement

Shareholders will be asked at the Meeting to consider and, if thought fit, approve a special resolution (the "Arrangement Resolution") approving the Arrangement (including the Plan of Arrangement), in substantially the form set forth in Schedule "D" to this Information Circular.

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Subject to any further order of the Court, the Interim Order provides that the Arrangement Resolution must be approved by the affirmative vote thereon at the Meeting by at least 66⅔% of the votes cast by Shareholders, present in person or represented by proxy at the Meeting. Officers and directors of the Company, and certain Shareholders, holding in the aggregate approximately 46.3% of the issued and outstanding Common Shares have indicated their support for the Arrangement.

The Board has determined that the Arrangement is in the best interests of the Company and the Board recommends that the Shareholders vote FOR of the Arrangement Resolution.

Unless otherwise directed, it is management's intention to vote FOR the Arrangement Resolution. If you do not specify how you want your Common Shares (which at the time of vote will be Post-Continuation Shares) voted, the persons named as proxyholders will cast the votes represented by your proxy at the Meeting FOR the Arrangement Resolution.

UNLESS THE SHAREHOLDER HAS SPECIFICALLY INSTRUCTED IN THE ENCLOSED FORM OF PROXY THAT THE COMMON SHARES REPRESENTED BY SUCH PROXY ARE TO BE WITHHELD OR VOTED OTHERWISE, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE ARRANGEMENT RESOLUTION.

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COMPENSATION OF EXECUTIVE OFFICERS

Form 51-102F6V Disclosure

Statement of Executive Compensation

Executive Compensation

In this section "Named Executive Officer", or "NEO", means the Chief Executive Officer, the Chief Financial Officer and each of the three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers at the end of the most recently completed fiscal years of December 31, 2019, and December 31, 2020, and whose total salary and bonus exceeds $150,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an officer of the Company at the end of the most recently completed financial year end.  The NEOs are Messrs. Lennox-King, Farncomb, Wenger and Spalding.

The following table sets for all direct and indirect compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the Company any subsidiary thereof to each Named Executive Officer and each director of the Company, in any capacity, including, for greater certainly, all plan and non-plan compensation, direct and in-direct pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given or otherwise provided to the Named Executive Officers or director for services provided and for services to be provided, directly or indirectly, to the Company or any subsidiary thereof:

Table of compensation, excluding compensation securities

Name and position	Year	Salary, consulting fee, retainer or commission ($)	Bonus(3) ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total compensation ($)
Matt Lennox-King President, CEO and Director	2020	250,000	-	-	7,410	-	257,410
	2019	250,000	31,351	-	6,512	-	287,863
John Dorward Director	2020	-	-	-	-	-	-
	2019	-	-	-	-	-	-
Andrew Farncomb(1) Senior Vice-President and Director	2020	180,000	-	-	3,610	-	183,610
	2019	180,000	22,573	-	2,933	-	205,506
Riyaz Lalani Director	2020	-	-	-	-	-	-
	2019	-	-	-	-	-	-
Mark Wellings Director	2020	-	-	-	-	-	-
	2019	-	-	-	-	-	-
George, Salamis Director	2020	-	-	-	-	-	-
	2019	-	-	-	-	-	-
Charlie Davies Director	2020	-	-	-	-	-	-
	2019	-	-	-	-	-	-
John Wenger VP, Strategy and Chief Financial Officer	2020	225,000	-	-	8,206	-	233,206
	2019	225,000	28,216	-	7,316	-	260,532
Vance Spalding(2) VP, Exploration	2020	254,885	-	-	26,830	-	281,715
	2019	256,557	31,451	-	15,923	-	303,931

(1) Amount includes fees paid to Cairn Merchant Partners LP, an advisory firm of which Mr. Farncomb is a partner of $60,000 in 2020 and $60,000 in 2019.

(2) Remuneration paid to Mr. Spalding translated from United States dollars at a rate of $0.7454 for 2020 and $0.7536 for 2019.

(3) 2018 Bonus awarded on April 3, 2019; paid following closing of a private placement financing in May 2019. 2019 Bonus awarded on January 13, 2020, and paid on October 31, 2020 in cash.

(4) Mr. Wellings is not standing for re-election to the Board.

(5) There are no vested in-the-money equity securities held by any of the individuals in the table above.

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Stock Options and Other Compensation Securities

The following tables set out information concerning all equity-based awards held by each director and NEO that were outstanding as at December 31, 2020.  Option exercise prices presented are in C$, consistent with the currency in which the Common Shares are traded on the TSXV.

Stock Options

Name and position	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant (3)	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry date
Matt Lennox-King President, CEO and Director	600,000 (1)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	175,000 (1)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	200,000 (1)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	300,000 (1)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
John Dorward Director	300,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	100,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	125,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	187,500 (2)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
Andrew Farncomb Senior Vice-President and Director	500,000 (1)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	150,000 (1)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	175,000 (1)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	262,500 (1)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
Riyaz Lalani Director	300,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	100,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	125,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	187,500 (2)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
George Salamis Director	300,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	100,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	125,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	187,500 (2)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
Mark Wellings (3) Director	300,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	100,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	125,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	187,500 (2)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
Charlie Davies Director	300,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	100,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	125,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	187,500 (2)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
John Wenger VP, Strategy and Chief Financial Officer	500,000 (1)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	150,000 (1)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	175,000 (1)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	300,000 (1)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
Vance Spalding VP, Exploration	500,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	150,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	175,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	262,500 (2)	December 23, 2020	0.12	0.12		December 24, 2025

(1) Incentive stock option.

(2) Non-qualified stock option.

(3) Mr. Wellings is not standing for re-election to the Board.

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Restricted Shares

Mr. Spalding was awarded 100,000 Restricted Shares prior to the commencement of trading on the TSXV, and priced reflective of the value at which funds were raised at that time. Mr. Spalding's Restricted Shares vested in thirds over three years.  As of December 31, 2020, all of these Restricted Shares had vested.

Deferred Share Units

As described in this Information Circular, on July 8, 2019, the Company determined to implement a program of awarding certain of its independent directors DSUs in lieu of cash for directors' fees on a prospective basis.  As of December 31, 2020, there had been a total of 1,429,495 DSUs awarded, as per the table below:

Name and position	Number of compensation securities, number of underlying securities, and percentage of class(1)	Date of issue or grant	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)
John Dorward Director	71,428	October 15, 2020	0.175	0.175	0.115
	53,191	July 15, 2020	0.235	0.235	0.115
	83,333	April 15, 2020	0.15	0.15	0.115
	67,568	January 15, 2020	0.185	0.185	0.115
	67,568	October 15, 2019	0.185	0.185	0.115
	58,140	July 22, 2019	0.215	0.215	0.115
George Salamis Director	50,000	October 15, 2020	0.175	0.175	0.115
	37,234	July 15, 2020	0.235	0.235	0.115
	58,333	April 15, 2020	0.15	0.15	0.115
	47,297	January 15, 2020	0.185	0.185	0.115
	47,297	October 15, 2019	0.185	0.185	0.115
	40,698	July 22, 2019	0.215	0.215	0.115
Mark Wellings Director	50,000	October 15, 2020	0.175	0.175	0.115
	37,234	July 15, 2020	0.235	0.235	0.115
	58,333	April 15, 2020	0.15	0.15	0.115
	47,297	January 15, 2020	0.185	0.185	0.115
	47,297	October 15, 2019	0.185	0.185	0.115
	40,698	July 22, 2019	0.215	0.215	0.115
Riyaz Lalani Director	57,142	October 15, 2020	0.175	0.175	0.115
	42,553	July 15, 2020	0.235	0.235	0.115
	66,667	April 15, 2020	0.15	0.15	0.115
	54,054	January 15, 2020	0.185	0.185	0.115
	54,054	October 15, 2019	0.175	0.175	0.115
	46,512	July 22, 2019	0.215	0.215	0.115
Charlie Davies Director	50,000	October 15, 2020	0.175	0.175	0.115
	37,234	July 15, 2020	0.235	0.235	0.115
	58,333	April 15, 2020	0.15	0.15	0.115

(1) An additional 911,409 DSUs have been awarded to the Company's directors in the period from January 1, 2021 to the date of this Circular.

(2) Mr. Wellings is not standing for re-election to the Board.

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Restricted Share Units

As of December 31, 2020, there had been 561,710 RSUs awarded to the Company's officers and employees.

Name and position	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry date
Matt Lennox-King President, CEO and Director	62,500	December 23, 2020	0.12	0.12	0.115	December 31, 2023
	50,000 (1)	January 16, 2020	0.19	0.19	0.115	December 31, 2023
John Wenger VP, Strategy and Chief Financial Officer	50,000	December 23, 2020	0.12	0.12	0.115	December 31, 2023
	45,000 (1)	January 16, 2020	0.19	0.19	0.115	December 31, 2023
Andrew Farncomb Senior Vice-President and Director	50,000	December 23, 2020	0.12	0.12	0.115	December 31, 2023
	36,000 (1)	January 16, 2020	0.19	0.19	0.115	December 31, 2023
Vance Spalding VP, Exploration	50,000	December 23, 2020	0.12	0.12	0.115	December 31, 2023
	50,160 (1)	January 16, 2020	0.19	0.19	0.115	December 31, 2023

(1) Subsequent to December 31, 2020, Messrs. Lennox-King, Wenger, Farncomb, and Spalding exercised 16,666, 15,000, 12,000, and 16,720, vested RSUs, respectively.

Exercise of Compensation Securities

There were no exercises of any compensation securities by any director or NEO during the most recently completed, or any previous, financial year.    See footnote (1) to summary of Restricted Shares Units summarizing exercises of RSUs in the period subsequent to year end.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides details of compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2020.  A description of the significant terms of each of the Company's equity compensation plans follows the table below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	11,532,500 Options 561,710 RSUs 1,429,495 DSUs	$0.27/Option	2,876,295
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	11,532,500 Options 561,710 RSUs 1,429,495 DSUs	N/A	2,876,295

Note:

(1) Based on the maximum number of Common Shares that were available for issuance under the Compensation Plan, the RSU Plan and the DSU Plan (each as defined below), in aggregate of 16,500,000 (which maximum reserve in the Initial Plan was based on 20% of the number of issued and outstanding Common Shares at the time of the implementation of the Initial Plan, which was 82,500,000).

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Oversight and description of director and Named Executive Officer compensation

The Board relies heavily on the recommendations of the Compensation Committee and any independent consultants that it retains from time to time to provide analyses, recommendations and benchmarks, having regard to the total compensation levels among comparable companies, to ensure that the Company is compensating its NEOs fairly and competitively, and is able to attract and retain qualified individuals to help the Company continue to meet its business-plan objectives

Compensation objectives are established by the Compensation Committee, and for 2020 include the following:

• attracting and retaining highly-qualified individuals;

• creating among directors, officers, consultants and employees, a corporate environment which will align their interests with those of the shareholders; and

• ensuring competitive compensation that is also affordable for the Company.

The compensation program is designed to provide competitive levels of compensation. The Company recognizes the need to provide a total compensation package that will attract and retain qualified and experienced executives as well as align the compensation level of each executive to that executive's level of responsibility. In general, the Company's directors and Named Executive Officers may receive compensation that is comprised of the following components:

• salary, wages or contracted payments;

• extended medical, dental and insurance benefits ("Benefits")

• Option, Restricted Stock, RSU, and DSU grants and awards; and

• cash bonuses.

The objectives and reasons for this system of compensation are to allow the Company to remain competitive compared to its peers in attracting experienced personnel. The salaries are set on the basis of a review and comparison of salaries paid to executives at similar companies.

For 2020, the Compensation Committee concurred with a recommendation from management to leave salaries unchanged from that of 2019, 2018 and 2017 given a desire to preserve the Company's treasury for exploration and business development activities and in light of persistent general market uncertainty.

Option grants are designed to reward directors and Named Executive Officers for success on a similar basis as the Shareholders, although the level of reward provided by a particular Option grant is dependent upon the volatility of trading of the Common Shares on the TSXV, as well as general volatility of the capital markets.

Since its initial listing on the TSXV, the Board has considered the provision of certain supplementary compensation elements, such as life insurance coverage, extended medical and dental premiums and other similar perquisites, as integral to meeting the Company's compensation philosophy.  Accordingly, the following perquisites continue to be included as part of the overall compensation package awarded to the Canadian-based NEOs: (i) participation in the standard employee health and dental plan, available to all full-time employees; (ii) entitlement to a life insurance policy of up to $500,000 with premiums paid by the Company and enhanced long-term disability benefits (subject to medical qualification) over and above that which is available to non-executive employees; and (iii) entitlement to participate in a medical reimbursement plan, which allows each Canadian-based NEO to be reimbursed for up to $1,000 worth of medical care costs not otherwise covered under the standard employee plan.

The following perquisites have also been included since listing on the TSXV as part of the overall compensation package awarded to Mr. Spalding: reimbursement of insurance premiums paid to allow for participation in an extended health and dental plan, an annual amount of US$8,000 paid in cash in lieu of Company contributions to a US 401k plan. The cost of such perquisites and other benefits in 2018 in respect of each NEO was less than $50,000 or 10% of that NEO's total compensation.

The Company's first formal performance incentive arrangement was implemented in 2018.  Each of Messrs. Lennox-King, Farncomb, Wenger and Spalding will be eligible to participate in such annual employee and executive incentive plans as may be approved by the Compensation Committee from time to time ("Performance Incentive Plan").  The Performance Incentive Plans implemented for each of 2019 and 2020 considered similar measures of performance and weighting.

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Pursuant to the 2020 Performance Incentive Plan, each participant was eligible for an incentive payment in 2020 calculated as follows:

(1) The maximum Target Bonus as a % of Salary for each of Messrs. Lennox-King, Farncomb, Wenger and Spalding is set forth in this Circular under heading "Employment Agreements".

(2) Performance as a % of Target is determined as having 40% weighting to a measure of the Company's share price performance relative to peers for the year, and a 60% weighting as to individual performance across the following areas: Exploration Success; Business Development; and Safety.

Amounts relating to 2019 were awarded following closing of the first of two financings undertaken by the Company in early 2020, and recognized the exploration successes and accomplishments in corporate development and financing preparedness.

For 2020, the Compensation Committee recommended, and the Board approved, the individual performance rating of the individual executives with reference to his personal objectives, and the successes in achieving corporate goals and objectives.

For the year ended December 31, 2020, the Common Share performance underperformed that of the peer group, and accordingly no amount was payable to the executives relating to 2020.

Specific goals and performance measurement objectives for the NEOs relating to 2021 have not been approved at the date of this Circular.  It is expected that the general categories for individual performance weighting will be in line with those of the 2020 Bonus Plan.

Employment, consulting and management agreements

As a junior mineral exploration company, the Company remains at risk of losing qualified personnel to companies with greater financial resources and it attempts to mitigate this risk wherever possible through appropriate written contracts.

The terms of the employment agreements were determined through negotiation between each of the respective NEOs and the Board, with advice from legal counsel, based on industry standards at the time the employment agreements were entered into.

The employment agreements in place for each of the Named Executive Officers are of an indefinite term and contain provisions regarding base salary, paid vacation time, and eligibility for benefits and security-based compensation. The employment agreements also contain confidentiality provisions of indefinite application and certain change-of- control provisions, as discussed below.

Employment Agreement with Matthew Lennox-King

The Company and Mr. Lennox-King are parties to an employment agreement, dated as of April 7, 2017 (the "MLK Employment Agreement"), providing for the terms and conditions of Mr. Lennox-King's employment as President and Chief Executive Officer of the Company.

The MLK Employment Agreement provides for an annual base salary of $250,000.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Lennox-King is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 60% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the MLK Employment Agreement, if the Company terminates Mr. Lennox-King's employment without cause, Mr. Lennox-King shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Lennox-King is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Lennox-King, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2020, is approximately $545,273, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined in this Circular under heading "Employment Agreements - Change of Control".

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Employment Agreement with Andrew Farncomb

The Company and Mr. Farncomb are parties to an employment agreement, dated as of April 7, 2017 (the "AF Employment Agreement"), providing for the terms and conditions of Mr. Farncomb's employment as Senior Vice-President of the Company.

The AF Employment Agreement provides for an annual base salary of $180,000.  A portion of Mr. Farncomb's remuneration is paid to Cairn Merchant Partners, LP, a financial advisory firm for which Mr. Farncomb is a partner.

There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Farncomb is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 40% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the AF Employment Agreement, if the Company terminates Mr. Farncomb's employment without cause, Mr. Farncomb shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Farncomb is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Farcomb, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2020, is approximately $389,116, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined immediately below in this Circular under heading "Employment Agreements - Change of Control".

Employment Agreement with John Wenger

The Company and Mr. Wenger are parties to an employment agreement, dated as of April 7, 2017 (the "JW Employment Agreement"), providing for the terms and conditions of Mr. Wenger's employment as Vice-President, Strategy, Chief Financial Officer and Corporate Secretary of the Company.

The JW Employment Agreement provides for an annual base salary of $225,000.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Wenger is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 50% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the JW Employment Agreement, if the Company terminates Mr. Wenger's employment without cause, Mr. Wenger shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Wenger is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Wenger, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2020, is approximately $493,738, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined immediately below in this Circular under heading "Employment Agreements - Change of Control".

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Employment Agreement with Vance Spalding

The Company and Mr. Spalding are parties to an employment agreement, dated as of April 7, 2017 (the "VS Employment Agreement"), providing for the terms and conditions of Mr. Lennox-King's employment as President and Chief Executive Officer of the Company.

The VS Employment Agreement provides for an annual base salary of USD 190,000.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Spalding is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 40% of his base salary, with full discretion of the Board of up to 60% for extraordinary achievement, and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the VS Employment Agreement, if the Company terminates Mr. Spalding's employment without cause, Mr. Spalding shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Spalding is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Spalding, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2020, is approximately $585,646, less statutory deductions (translated from United States dollars at the year end Bank of Canada rate of exchange). The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined in this Circular under heading "Employment Agreements - Change of Control".

Change of Control

The Company recognizes the valuable services that the Named Executive Officers provide to the Company and the importance of the continued focus of the Named Executive Officers in the event of a possible Change of Control (as defined in this Circular). Because a Change of Control could give rise to the possibility that the employment of a Named Executive Officer would be terminated without cause or adversely changed, the Board considers it in the best interests of the Company to alleviate any distraction by ensuring that, in the event of a Change of Control, each Named Executive Officer would have certain guaranteed rights.

Accordingly, the Company has provided for the following:

A Change of Control payment is triggered if the employment of the Executive is terminated within the 12- month period following the effective date of a Change of Control by (A) death; (B) the resignation of the Executive for "Good Reason" (as defined in this Circular); or (C) the Company other than for just cause.

For the purposes of the foregoing, "Good Reason" means the occurrence of any one of the following events without the express agreement in writing of the relevant Executive:

(a) a material adverse change in any of the duties, powers, rights, discretion, prestige, title, salary, benefits, or perquisites of the Named Executive Officer as they exist, and with respect to financial entitlements, the conditions under and manner in which they were payable, immediately prior to the effective date of the Change of Control;

(b) a change in the office or body to whom the Named Executive Officer reports immediately prior to the effective date of the Change of Control, except if such office or body is of equivalent rank or stature, provided that this does not include a change resulting from a promotion in the normal course of business; or

(c) a material change in the location at which the Named Executive Officer is regularly required to carry out the terms of his employment with the Company immediately prior to the effective date of the Change of Control.

In the event that a Change of Control payment is triggered:

Each Named Executive Officer shall be entitled to 24 months base salary. Such payments shall be made in one lump sum, plus two times the average amount of bonus paid in the preceding two years less applicable statutory deductions, within 7 days of the effective date of the termination of employment; and

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All unvested Options and RSUs that have been granted to the Named Executive Officer prior to the Change of Control shall vest immediately before such Change of Control and the NEO shall for a period of up to 18 months after the effective date of the Change of Control be permitted to exercise any such Options and RSUs if not yet exercised (however, in no event shall the Named Executive Officer be permitted to exercise any Options or RSUs beyond the expiry date thereof).

For purposes of the foregoing, a "Change of Control" is defined as the occurrence of any of the following:

(a) the acquisition, beneficially, directly or indirectly, by any person or group of persons acting jointly or in concert, within the meaning of Multilateral Instrument 62-104, Takeover Bids and Issuer Bids (or any successor instrument thereto), of Common Shares which, when added to all other Common Shares at the time held beneficially, directly or indirectly by such person or persons acting jointly or in concert, totals for the first time more than 50% of the outstanding Common Shares; or

(b) the removal, by extraordinary resolution of the shareholders of Contact Gold, of more than 51% of the then incumbent directors of Contact Gold, or the election of a majority of directors to the Board who were not nominees of the incumbent board of Contact Gold at the time immediately preceding such election; or

(c) the consummation of a sale of all or substantially all of the assets of Contact Gold, or the consummation of a reorganization, merger or other transaction which has substantially the same effect; or

(d) a merger, consolidation, plan of arrangement or reorganization of Contact Gold that results in the beneficial, direct or indirect transfer of more than 50% of the total voting power of Contact Gold's outstanding securities to a person, or group of persons acting jointly and in concert, who are different from the person that have, beneficially, directly or indirectly, more than 50% of the total voting power prior to such transaction; or

(e) any decrease in the Named Executive Officers' annual salary, vacation, or other form of remuneration; or

(f) any action or event that would constitute a constructive dismissal of the Named Executive Officer at common law.

The Compensation Plan and RSU Plan also contain certain provisions relating to the accelerated vesting and exercise of Options and RSUs granted thereunder in the event the Company proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Common Shares or any part thereof is made to all or substantially all holders of Common Shares.

Termination

Generally, the employment contracts of the NEOs may be terminated by the Company at any time for just cause without notice or payment in lieu thereof or payment of any compensation whatsoever by way of anticipated earnings, bonus payments, benefit contributions or damages of any kind.

In the absence of Just Cause, on providing two weeks' written notice to the Named Executive Officer, the Company shall provide 12 months' salary and Benefits.

In the event of termination of a Named Executive Officer in circumstances other than in connection with Change of Control and in the absence of Just Cause, as described above, estimated payments for each of Messrs. Lennox-King, Farncomb, Wenger, and Mr. Spalding, excluding perquisites, assuming the occurrence of such termination event on December 31, 2020, are approximately $250,000, $180,000, $225,000, and $254,885 respectively (the latter translated at the year-end rate of exchange as published by the Bank of Canada). The Named Executive Officers would also be entitled to continuing employee benefits over the relevant severance period or a corresponding payout of the benefit amount.

If the Executive's termination is for any reason other than Just Cause or the resignation of the NEO (in the latter case, all unvested Options and RSUs shall lapse after three months from the termination date, and be of no further force or effect from such date forward).

Each NEO has provisions in their employment contract that restricts such NEO, both during the term of the agreement and at any time thereafter, from disclosing any confidential information to any person, or using the same for any purpose other than the purposes of the Company.  No NEO may disclose or use for any purpose, other than those of the Company, the private affairs of the Company, or any other information which he may acquire during the course of his employment in respect of the business and affairs of the Company.

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Each NEO employment agreement also provides that the individual will not, either during the term of his agreement or at any time within a period of one year following the termination of his employment, either  individually, or  in  partnership, or  jointly,  or  in  connection with  any person or  persons, firm, association, syndicate, company or corporation, whether as employee, principal, agent, shareholder or in any other manner whatsoever, explore, acquire, lease or option any mineral property, any portion of which lies within 10 kilometres of any property which the Company is exploring, has acquired, leased or optioned, or is in the process of acquiring, leasing or optioning, at the termination of his agreement or any renewal thereof1.

1 Where such restrictions shall not apply to circumstances whereby the Named Executive Officer holds less than 5% of the common stock of such entity, or where the Named Executive Officer had previously disclosed investments or offices with other entities.

CORPORATE GOVERNANCE DISCLOSURE

Form 58-101F2 Disclosure (Venture Issuers)

The following is a summary of the Company's corporate governance disclosure required by Form 58-101F2 of National Instrument 58-101, Disclosure of Corporate Governance Practices.

Board of Directors

The Board, at present, is composed of seven directors, one of whom is an executive officer of the Company and four of whom are considered to be "independent", as that term is defined in applicable securities legislation. Each of Messrs. Davies, Dorward, Lalani, Salamis and Wellings are considered to be independent directors. Mr. Lennox-King, by reason of his being the President and Chief Executive Officer of the Company and Mr. Farncomb by reason of his position as Executive Vice-President are not.  In determining whether a director is independent, the Board, among other things, considers whether the director has a relationship which could be perceived to interfere with the director's ability to objectively assess the performance of management.  Mr. Wellings is not standing for re-election to the Board at the Meeting.

The Board is responsible for approving long-term strategic plans and annual operating plans and budgets recommended by management. Board consideration and approval is also required for material contracts and business transactions, and all debt and equity financing transactions.

The Board delegates to management responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on the Company's business in the ordinary course, managing the Company's cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board also looks to management to furnish recommendations respecting corporate objectives, long-term strategic plans and annual operating plans.

See also information at Schedule "H" - Mandate of the Board of Contact Gold Corp.

Directorships

Certain of the nominee directors of the Company are also directors of other reporting issuers (or equivalent) as follows:

Name of Director	Other reporting issuer (or equivalent in a foreign jurisdiction)
Matthew Lennox-King	None
John Dorward	Roxgold Inc.
Andrew Farncomb	Canterra Minerals Corporation Excellon Resources Inc. Northern Superior Resources Inc.
Riyaz Lalani	None
George Salamis	Edgewater Exploration Ltd. Integra Resources Corp. Newcore Gold Ltd.
Charlie Davies	None

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Orientation and Continuing Education

The Company has not yet developed an official orientation or training program for new directors.  As required, new directors have the opportunity to become familiar with the Company by meeting with the other directors, officers and employees. Orientation activities are tailored to the particular needs and experience of each director and the overall requirements of the Board.

Interlocking Boards and CEO Board restriction

None of the Company's directors currently serve together on the board of any other reporting issuer.

Mr. Lennox-King is not allowed to sit on the board of more than one other reporting issuer.

Director Term Limits

The Company has not adopted term limits for the directors of the Board as term limits could result in the loss of directors who have been able to develop, over a period of time, significant insight into the Company and its operations and an institutional memory that benefits the Board as well as the Company and its stakeholders.

Retirement Policy

The Company does not currently have a retirement policy requiring its directors to retire at a certain age.

Ethical Business Conduct

The Board monitors the ethical conduct of the Company and ensures that it complies with the applicable legal and regulatory requirements of relevant securities commissions and stock exchanges.  The Company has a Code of Conduct and Business Ethics, as well as more specific Codes of Conduct for Senior Financial Officers and for members of the Board of Directors.  Each of which can be found on the Company's website at http://contactgold.com/corporate/governance/

In general, the Board has found that the fiduciary duties placed on individual directors by the Company's governing corporate legislation and the common law, as well as the restrictions placed by applicable corporate legislation on the individual director's participation in decisions of the Board in which the director has an interest, have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Complaints Procedures

The Company has also adopted specific procedures to receive complaints and submissions relating to accounting matters (the "Whistleblower Policy", included as a schedule to the Code of Conduct and Business Ethics), which outline complaint procedures for financial concerns and other corporate issues. A Complaints Officer has been appointed under the Whistleblower Policy to whom complaints and submissions can be made regarding accounting, internal accounting controls or auditing matters or issues of concern regarding accounting or auditing matters.

Excluding complaints or submissions made directly to the Complaints Officer regarding financial, accounting or auditing matters, the Board does not formally monitor compliance with the Codes.  Management is responsible to report to the CGNC when they become aware of any breaches or alleged breaches of the Codes and complaints made by suppliers or employees against the Company or any director, employee or officer.  In the event of a violation of any of the Code of Conduct and Business Ethics, the applicable committee of the Board will investigate the breach or alleged breach and, if appropriate, recommend corrective disciplinary action, including, if warranted, termination of employment. In the event that a breach or alleged breach relates to financial, accounting or auditing issues, the Complaints Officer and the Audit Committee will share responsibility to investigate the matter.

At the date of this Circular, there has been no conduct by a director or executive officer that constitutes a departure from the Codes and the Complaints Officer has received no complaints under the Whistleblower Policy.

Meetings without management present

During 2020, the independent members of the Board met in camera at each regular board and committee meeting.

Nomination of Directors

The Board does not have a formal process for identifying new candidates for Board nomination.  When required, the Board collaborates with management to identify potential candidates to consider their suitability for membership on the Board.

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Written Position Description of the CEO

The Board has developed a written position description for the CEO, which delineates the role and responsibilities of the CEO, along with such other responsibilities as may be delegated to the CEO by the Board or its Committees from time to time.

CEO Succession Planning

There is currently no formal process in place to manage succession planning for the position of CEO. The CGNC and the Board does not believe at this time that the Company is dependent upon any one of the individual Executives, including the CEO so as to require a formal succession plan. It is envisaged that a member of the Executive or the Board would temporarily assume the position and duties of CEO on an interim basis should the need arise while a search for a suitable candidate was undertaken.  The CGNC expect to continue its ongoing review for a need to formalize a succession process in 2020 in order to ensure that a qualified successor to the Company's Chief Executive Officer position can be identified, if and when appropriate.

Corporate Governance and Nominating Committee

The Board has established a Corporate Governance and Nominating Committee that is comprised entirely of independent directors; this committee is charged with the responsibility of identifying new candidates for Board nomination, among other things. The current members of the CGNC are: Mr. George Salamis (Chair), Mr. Mark Wellings, and Mr. Riyaz Lalani.  Mr. Wellings is not standing for re-election to the Board.  While a formal process has not yet been developed, it is expected that Board candidates will be identified through industry contacts and search firms.  It is anticipated that the Corporate Governance and Nominating Committee and Compensation Committee will be consolidated into one another, with new members of this new committee appointed to hold a position following the Meeting.

The responsibilities and powers of the Corporate Governance and Nominating Committee are set out in its written charter, and include, among other things:

(a) monitor compliance with the Company's corporate governance policies;

(b) develop a code or codes of business conduct and ethics for the Company and review the code(s) of business conduct and ethics and approve changes if necessary, on an annual basis;

(c) assist the Board in monitoring compliance with the Company's code(s) of business conduct and ethics;

(d) propose agenda items and content for submissions to the Board related to corporate governance issues and provide periodic updates on recent developments in corporate governance;

(e) conduct a periodic review of the relationship between management and the Board and its effectiveness;

(f) review on an ongoing basis the Company's approach to governance, and recommend the establishment of appropriate governance policies and standards in light of securities law and exchange requirements;

(g) review and recommend to the Board changes to the way directors are to be elected to the Board by Shareholders, if appropriate;

(h) conduct at least annually an evaluation of the effectiveness of the Board and its Committees and recommend any changes to the composition of the Board;

(i) conduct an annual evaluation of the overall performance and effectiveness of individual directors;

(j) recommend to the Board a slate of candidates for presentation to the Shareholders at each annual meeting of Shareholders and one or more nominees for each vacancy on the Board that occurs between annual meetings of Shareholders, if any;

(k) recommend to the Board qualified members of the Board for membership on Committees of the Board and recommend a qualified member of the Board to act as Chair of the Board;

(l) provide orientation for new directors and ongoing education for all directors; and

(m) review executive officer succession plans and ensure that a qualified successor to the Company's Chief

(n) Executive Officer position is identified, if and when appropriate.

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Compensation

The Board has also established a Compensation Committee, which is comprised entirely of independent directors.  The current members of the Compensation Committee are Messrs. Mark Wellings (Chair), John Dorward and George Salamis.  Mr. Wellings is not standing for re-election to the Board.  Each of the Committee members has served for several years in either a senior management capacity, or as a director and compensation committee member of an issuer, at which they would have had direct responsibility for reviewing performance of direct reports, hiring, setting of performance goals and objectives and setting salaries.

It is anticipated that the Corporate Governance and Nominating Committee and Compensation Committee will be consolidated into one another, with new members of this new committee appointed to hold a position following the Meeting.

The Compensation Committee has adopted a written charter, pursuant to which its responsibilities include, among other things:

(a)  annually review and approve corporate goals and objectives relevant to the CEO and executive officer compensation, evaluate the performance of the CEO and each executive officer's performance in light of those goals and objectives, and recommend to the Board for approval the compensation level for the CEO and each executive officer based on this evaluation;

(b)  administer and make recommendations to the Board regarding the adoption, amendment or termination of the Company's incentive compensation plans and equity-based plans (including specific provisions) in which the CEO and executive officers may participate;

(c)  recommend to the Board compensation and expense reimbursement policies for Board members; and

(d)  review and approve employment agreements, severance arrangements and change in control agreements and other similar arrangements for the CEO and executive officers.

The Company has not completed an assessment of potential risks associated with Contact Gold's compensation policies and practices. The Compensation Committee is responsible for annually reviewing Contact Gold's compensation arrangements, as set out above, and may determine to undertake such an assessment during a later period.

Audit Committee

The Company has an Audit Committee, which is currently comprised of Mr. Riyaz Lalani (Chair), Mr. Mark Wellings, and Mr. John Dorward, each of whom is considered independent and financially literate in accordance with applicable securities laws. The Audit Committee has adopted a written charter that sets out its duties and responsibilities.

For additional information concerning the Audit Committee of the Company including membership qualifications, audit and other fees paid and the text of the Audit Committee charter, please refer to the "Audit Committee Information" section of the Company's AIF.

As part of the Company's corporate governance practices, the Audit Committee has adopted a Policy on Pre-Approval of Audit and Non-Audit Services for the pre-approval of services performed by Contact Gold's auditors. The objective of this policy is to specify the scope of services permitted to be performed by the Company's auditors and to ensure that the independence of the Company's auditors is not compromised through engaging them for other services. All services provided by the Company's auditors are pre-approved by the Audit Committee as they arise or through an annual pre- approval of amounts for specific types of services. The Audit Committee has concluded that all services performed by the Company's auditors comply with the Policy on Pre-Approval of Non-Audit Services, and professional standards and securities regulations governing auditor independence.

Health, Safety & Sustainability

The Company has established a Health, Safety and Sustainability Committee, which is currently comprised of Messrs. George Salamis, Charlie Davies, and Matthew Lennox-King. The Health, Safety and Sustainability Committee have adopted a written charter, pursuant to which its responsibilities include, among other things:

(a) encourage, assist, support and counsel management of the Company in developing short and long-term policies, standards and principles with respect to sustainability, the environment, health and safety;

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(b) review and monitor the sustainability, environmental, safety and health policies and activities of the Company on behalf of the Board to ensure that the Company is in compliance with appropriate laws and legislation, and policy;

(c) review regular sustainability, environment, health and safety reports; and

(d) review an annual report by management on sustainable development, environmental, safety and health issues.

The Health, Safety and Sustainability Committee has also adopted a policy recognizing that Contact Gold's success is tied to health, safety and sustainability of the communities in which the Company operates, and acknowledges that Contact Gold and its personnel have a shared responsibility in working with the communities in which the Company operates.

Other Board Committees

Other than as described herein, the Board has not appointed any other committees to date.

Assessments

The Board has not, as yet, adopted formal procedures for assessing the effectiveness of the Board, its committees or individual directors, and such matters are considered on a case by case basis.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors, proposed nominees for election as directors, executive officers or their respective associates or affiliates, or other management of the Company, were indebted to the Company as of the end of the Company's most recently completed financial year or as at the date hereof.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

An informed person is one who, generally speaking, is a director or executive officer or a 10% shareholder of the Company.

To the knowledge of management of the Company, no informed person or nominee for election as a director of the Company or any associate or affiliate of any informed person or proposed director had any interest in any transaction which has materially affected or would materially affect the Company or any of its subsidiaries during the Company's most recently completed financial years ended December 31, 2017 and December 31, 2018, or has any interest in any material transaction in the current year other than as set out herein.

MANAGEMENT CONTRACTS

Except as otherwise disclosed herein, there are no management functions respecting the Company, which are to any substantial degree performed by a person other than the directors or senior officers of the Company or a subsidiary thereof.

ADDITIONAL INFORMATION

Additional information relating to the Company is available through the internet on the Company's issuer profile on SEDAR which can be accessed at www.sedar.com.  Financial information on the Company is provided in the comparative financial statements and management discussion and analysis of the Company which can also be accessed at www.sedar.com.  Shareholders may request copies of the Company's financial statements and MD&A by contacting the Company at Suite 1050 - 400 Burrard Street, Vancouver, British Columbia V6C 3A6.

ADDITIONAL BUSINESS

The Company will consider and transact such other business as may properly come before the Meeting or any adjournment thereof.  Management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting.  Should any other matters properly come before the Meeting the Common Shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgment of the persons voting by proxy.

Matters which may properly come before the Meeting are any matters not effecting a change in the Articles or Memorandum of the Company, or not disposing of all or substantially all of the assets or undertaking of the Company.

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APPROVAL OF INFORMATION CIRCULAR

The undersigned hereby certifies that the Board of Directors of the Company has approved this Information Circular.

DATED at Vancouver, British Columbia, this 23rd day of April, 2021.

CONTACT GOLD CORP.

"Matt Lennox-King"

President & Chief Executive Officer

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SCHEDULE "A"

CONTINUATION RESOLUTION TO BE APPROVED AT THE MEETING

CONTINUATION RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The Stockholders hereby approve the conversion of Contact Gold Corp. (the "Continuance") from a Nevada corporation into British Columbia to become a British Columbia corporation (as Contact Gold Corp. (British Columbia)), subject to the provisions of the Business Corporations Act (British Columbia) (the "BCBCA), pursuant to Division 8 of Part 9 of the BCBCA and Sections 92A.105 and 92A.195 of the Nevada Revised Statutes, as contemplated by the plan of conversion in substantially the same form as attached as Schedule F to the Arrangement Agreement.

2. The Articles of Contact Gold Corp. (British Columbia), in substantially the same form attached to the Information Circular as Schedule "B" are hereby adopted and approved as the articles of the Contact Gold Corp. (British Columbia)at the effective time of the Continuance.

3. The officers of the Corporation are hereby authorized and directed, for and on behalf of the Corporation, to do and perform any and all such acts, including execution of any and all documents and certificates, necessary to consummate the Continuance.

4. Any and all actions heretofore taken by the officers of the Corporation prior to the date of the resolutions adopted hereby that are within the authority conferred by such resolutions are hereby approved, ratified and confirmed as the acts and deeds of the Corporation.

Schedule A

SCHEDULE "B"

PLAN OF CONVERSION

Plan of Conversion

Under Section 92A.105 of the Nevada Revised Statutes

This Plan of Conversion is entered into under the terms of the Arrangement Agreement by and among Contact Gold Corp. and 1299311 B.C. Ltd. dated April 20, 2021 (the "Arrangement Agreement").  This Plan of Conversion is authorized under Section 92A.105 of the Nevada Revised Statutes ("NRS") and Section 302 of the Business Corporations Act (British Columbia), and the regulations made thereunder (the "BCBCA").

1.1 Definitions

In this Plan of Conversion, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

"Articles of Conversion" means the articles of conversion to be filed with the Secretary of State of the State of Nevada by the Resulting Entity in accordance with Section 92A.205(2) of the NRS to effect the Conversion;

"BCBCA" means the Business Corporations Act (British Columbia), and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"BCBCA Filing" means the filings under the BCBCA to effect the Conversion;

"Contact Nevada" or "Constituent Entity" means Contact Gold Corp., a corporation existing under the laws of the State of Nevada, prior to the Continuation;

"Contact DSUs" means the issued and outstanding deferred share units to receive shares of common stock of Contact Nevada or the fair market value thereof;

"Contact Options" means the issued and outstanding options exercisable to purchase shares of Contact Stock;

"Contact RSUs" means the issued and outstanding restricted share units to receive shares of common stock of Contact Nevada;

"Contact Securities" means the Contact Stock, Contact Options and Contact Warrants;

"Contact Stock" means the shares of common stock of Contact Nevada;

"Contact Stockholder" means a registered holder of Contact Stock;

"Contact Stockholder Approval" means stockholder approval of the Plan of Conversion in accordance with Section 92A.120 of the NRS;

"Contact Warrants" means the issued and outstanding stock purchase warrants exercisable to purchase shares of Contact Stock;

"Conversion" means the conversion of Contact Nevada from the jurisdiction of the State of Nevada to the Province of British Columbia pursuant to Section 302 of the BCBCA and Sections 92A.105 and 92A.195 of the NRS;

"Dissent Rights" means the rights of dissent exercisable by the Contact Stockholders in respect of the Conversion pursuant to Section 92A.380 of the NRS;

"Dissenting Shareholder" means a Contact Stockholder who validly dissented in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their Contact Stock;

"Effective Date" means the date set forth in the Articles of Conversion or, as applicable, the date the Articles of Conversion are filed with the Secretary of State of the State of Nevada;

"Effective Time" means the time set forth in the Articles of Conversion or, as applicable, the date the Articles of Conversion are filed with the Secretary of State of the State of Nevada;

"NRS" means the Nevada Revised Statutes and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

Schedule B

"Plan of Conversion" means this Plan of Conversion;

"Resulting Entity" means Contact Gold Corp., a corporation continued under the Section 302 of the BCBCA and converted under Sections 92A.105 and 92A.195 of the NRS, from Nevada to British Columbia, as result of the Conversion;

"Resulting Entity Articles" means the articles and notice of articles of the Resulting Entity in the form attached hereto as Exhibit A;

"Resulting Entity Common Shares" means the common shares of the Resulting Entity;

"Resulting Entity DSU" means deferred share units to receive Post Continuation Shares or the fair market value thereto;

"Resulting Entity Options" means options exercisable to acquire Resulting Entity Common Shares on the same terms as the Contact Options deemed converted under the Plan of Conversion;

"Resulting Entity RSU" means restricted share units to receive Post Continuation Shares or the fair market value thereto;

"Resulting Entity Warrants" means warrants exercisable to acquire Resulting Entity Common Shares on the same terms as the Contact Warrants deemed converted under the Plan of Conversion; and

"Termination" means the termination of the Conversion in accordance with Section 92A.170 of the NRS;

1.2 Plan of Conversion

This Plan of Conversion, shall, without any further act or formality required on the part of any person, except as expressly provided herein, become effective on the following terms:

(a) The name of the Constituent Entity is Contact Gold Corp., a Nevada corporation.

(b) The proposed name for the Resulting Entity is Contact Gold Corp.

(c) The Constituent Entity is governed under the NRS and the laws of the State of Nevada.

(d) The Resulting Entity will be governed under the BCBCA and the laws of the Province of British Columbia.

(e) The Conversion will be subject to Contact Stockholder Approval.

(f) Contact Stockholders shall be provided notice of the Dissent Rights.

(g) Each Dissenting Shareholder who exercises Dissent Rights in the manner required by Sction 92A.400 to 92A.480, inclusive, shall be entitled to fair value with respect to such Dissenting Shareholder's Contact Stock.

(h) On the Effective Date, commencing at the Effective Time, without any further act or formality:

(i) each share of Contact Stock, except shares of Contact Stock held by Dissenting Shareholder, shall be deemed to be converted into a Resulting Entity Common Share;

(ii) each Contact Option shall be deemed to be converted into a Resulting Entity Option;

(iii) each Contact Warrant shall be deemed to be converted into a Resulting Entity Warrant;

(iv) each Contact DSU shall be deemed to be converted into a Resulting Entity DSU; and

(v) each Contact RSU shall be deemed to be converted into a Resulting Entity RSU;

(i) On the Effective Date, commencing at the Effective Time, without any further act or formality, the Resulting Entity Articles will be the articles of the Resulting Entity.

(j) On the Effective Date, commencing at the Effective Time, without any further act or formality, the Resulting Entity Bylaws will be the bylaws of the Resulting Entity.

(k) Notwithstanding the foregoing, this Plan of Conversion is subject to Termination.

Schedule B

Exhibit A

Articles and Notice of Articles of the Resulting Entity

Incorporation Number ____________________

ARTICLES

OF

CONTACT GOLD CORP.

BUSINESS CORPORATIONS ACT

BRITISH COLUMBIA

Schedule B

TABLE OF CONTENTS

Part 1	i

INTERPRETATION	i

1.1 Definitions	i

1.2 Business Corporations Act and Interpretation Act Definitions Applicable	ii

Part 2	ii

SHARES AND SHARE CERTIFICATES	ii

2.1 Authorized Share Structure	ii

2.2 Form of Share Certificate	ii

2.3 Shareholder Entitled to Certificate or Acknowledgment	ii

2.4 Delivery by Mail	ii

2.5 Replacement of Worn Out or Defaced Certificate or Acknowledgement	ii

2.6 Replacement of Lost, Destroyed or Wrongfully Taken Certificate	ii

2.7 Recovery of New Share Certificate	iii

2.8 Splitting Share Certificates	iii

2.9 Certificate Fee	iii

2.10 Recognition of Trusts	iii

Part 3	iii

ISSUE OF SHARES	iii

3.1 Directors Authorized	iii

3.2 Commissions and Discounts	iii

3.3 Brokerage	iii

3.4 Conditions of Issue	iii

3.5 Share Purchase Warrants and Rights	iv

Part 4	iv

SHARE REGISTERS	iv

4.1 Central Securities Register	iv

4.2 Appointment of Agent	iv

4.3 Closing Register	iv

Part 5	iv

SHARE TRANSFERS	iv

5.1 Registering Transfers	iv

5.2 Waivers of Requirements for Transfer	v

5.3 Form of Instrument of Transfer	v

5.4 Transferor Remains Shareholder	v

5.5 Signing of Instrument of Transfer	v

ARTICLES OF INCORPORATION – TABLE OF CONTENTS

5.6 Enquiry as to Title Not Required	v

5.7 Transfer Fee	v

Part 6	v

TRANSMISSION OF SHARES	v

6.1 Legal Personal Representative Recognized on Death	v

6.2 Rights of Legal Personal Representative	vi

Part 7	vi

ACQUISITION OF COMPANY'S SHARES	vi

7.1 Company Authorized to Purchase or Otherwise Acquire Shares	vi

7.2 No Purchase, Redemption or Other Acquisition When Insolvent	vi

7.3 Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares	vi

Part 8	vi

BORROWING POWERS	vi

8.1 Borrowing Powers	vi

8.2 Additional Powers	vii

Part 9	vii

ALTERATIONS	vii

9.1 Alteration of Authorized Share Structure	vii

9.2 Special Rights or Restrictions	vii

9.3 No Interference with Class or Series Rights without Consent	vii

9.4 Change of Name	viii

9.5 Other Alterations	viii

Part 10	viii

MEETINGS OF SHAREHOLDERS	viii

10.1 Annual General Meetings	viii

10.2 Resolution Instead of Annual General Meeting	viii

10.3 Calling of Meetings of Shareholders	viii

10.4 Notice for Meetings of Shareholders	viii

10.5 Failure to Give Notice and Waiver of Notice	viii

10.6 Notice of Special Business at Meetings of Shareholders	viii

10.7 Class Meetings and Series Meetings of Shareholders	ix

10.8 Notice of Dissent Rights	ix

10.9 Advance Notice Provisions	ix

Part 11	xii

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS	xii

11.1 Special Business	xii

ARTICLES OF INCORPORATION – TABLE OF CONTENTS

11.2 Special Majority	xii

11.3 Quorum	xii

11.4 One Shareholder May Constitute Quorum	xii

11.5 Persons Entitled to Attend Meeting	xii

11.6 Requirement of Quorum	xiii

11.7 Lack of Quorum	xiii

11.8 Lack of Quorum at Succeeding Meeting	xiii

11.9 Chair	xiii

11.10 Selection of Alternate Chair	xiii

11.11 Adjournments	xiii

11.12 Notice of Adjourned Meeting	xiii

11.13 Decisions by Show of Hands or Poll	xiii

11.14 Declaration of Result	xiii

11.15 Motion Need Not be Seconded	xiv

11.16 Casting Vote	xiv

11.17 Manner of Taking Poll	xiv

11.18 Demand for Poll on Adjournment	xiv

11.19 Chair Must Resolve Dispute	xiv

11.20 Casting of Votes	xiv

11.21 No Demand for Poll on Election of Chair	xiv

11.22 Demand for Poll Not to Prevent Continuance of Meeting	xiv

11.23 Retention of Ballots and Proxies	xiv

Part 12	xiv

VOTES OF SHAREHOLDERS	xiv

12.1 Number of Votes by Shareholder or by Shares	xiv

12.2 Votes of Persons in Representative Capacity	xv

12.3 Votes by Joint Holders	xv

12.4 Legal Personal Representatives as Joint Shareholders	xv

12.5 Representative of a Corporate Shareholder	xv

12.6 Proxy Holder Need Not Be Shareholder	xv

12.7 When Proxy Provisions Do Not Apply to the Company	xv

12.8 Appointment of Proxy Holders	xv

12.9 Alternate Proxy Holders	xv

12.10 Deposit of Proxy	xv

12.11 Validity of Proxy Vote	xv

12.12 Form of Proxy	xvi

ARTICLES OF INCORPORATION – TABLE OF CONTENTS

12.13 Revocation of Proxy	xvii

12.14 Revocation of Proxy Must Be Signed	xvii

12.15 Chair May Determine Validity of Proxy.	xvii

12.16 Production of Evidence of Authority to Vote	xvii

Part 13	xvii

DIRECTORS	xvii

13.1 First Directors; Number of Directors	xvii

13.2 Change in Number of Directors	xviii

13.3 Directors' Acts Valid Despite Vacancy	xviii

13.4 Qualifications of Directors	xviii

13.5 Remuneration of Directors	xviii

13.6 Reimbursement of Expenses of Directors	xviii

13.7 Special Remuneration for Directors	xviii

13.8 Gratuity, Pension or Allowance on Retirement of Director	xviii

Part 14	xviii

ELECTION AND REMOVAL OF DIRECTORS	xviii

14.1 Election at Annual General Meeting	xviii

14.2 Consent to be a Director	xix

14.3 Failure to Elect or Appoint Directors	xix

14.4 Places of Retiring Directors Not Filled	xix

14.5 Directors May Fill Casual Vacancies	xix

14.6 Remaining Directors' Power to Act	xix

14.7 Shareholders May Fill Vacancies	xix

14.8 Additional Directors	xix

14.9 Ceasing to be a Director	xx

14.10 Removal of Director by Shareholders	xx

14.11 Removal of Director by Directors	xx

Part 15	xx

POWERS AND DUTIES OF DIRECTORS	xx

15.1 Powers of Management	xx

15.2 Appointment of Attorney of Company	xx

Part 16	xx

INTERESTS OF DIRECTORS AND OFFICERS	xx

16.1 Obligation to Account for Profits	xx

16.2 Restrictions on Voting by Reason of Interest	xx

16.3 Interested Director Counted in Quorum	xxi

16.4 Disclosure of Conflict of Interest or Property	xxi

ARTICLES OF INCORPORATION – TABLE OF CONTENTS

16.5 Director Holding Other Office in the Company	xxi

16.6 No Disqualification	xxi

16.7 Professional Services by Director or Officer	xxi

16.8 Director or Officer in Other Corporations	xxi

Part 17	xxi

PROCEEDINGS OF DIRECTORS	xxi

17.1 Meetings of Directors	xxi

17.2 Voting at Meetings	xxi

17.3 Chair of Meetings	xxi

17.4 Meetings by Telephone or Other Communications Medium	xxii

17.5 Calling of Meetings	xxii

17.6 Notice of Meetings	xxii

17.7 When Notice Not Required	xxii

17.8 Meeting Valid Despite Failure to Give Notice	xxii

17.9 Waiver of Notice of Meetings	xxii

17.10 Quorum	xxiii

17.11 Validity of Acts Where Appointment Defective	xxiii

17.12 Consent Resolutions in Writing	xxiii

Part 18	xxiii

BOARD COMMITTEES	xxiii

18.1 Appointment and Powers of Committees	xxiii

18.2 Obligations of Committees	xxiii

18.3 Powers of Board	xxiii

18.4 Committee Meetings	xxiv

Part 19	xxiv

OFFICERS	xxiv

19.1 Directors May Appoint Officers	xxiv

19.2 Functions, Duties and Powers of Officers	xxiv

19.3 Qualifications	xxiv

19.4 Remuneration and Terms of Appointment	xxiv

Part 20	xxiv

INDEMNIFICATION	xxiv

20.1 Definitions	xxiv

20.2 Mandatory Indemnification of Directors and Officers	xxv

20.3 Deemed Contract	xxv

20.4 Permitted Indemnification	xxv

ARTICLES OF INCORPORATION – TABLE OF CONTENTS

20.5 Non-Compliance with Business Corporations Act	xxv

20.6 Company May Purchase Insurance	xxv

Part 21	xxv

DIVIDENDS	xxv

21.1 Payment of Dividends Subject to Special Rights	xxv

21.2 Declaration of Dividends	xxvi

21.3 No Notice Required	xxvi

21.4 Record Date	xxvi

21.5 Manner of Paying Dividend	xxvi

21.6 Settlement of Difficulties	xxvi

21.7 When Dividend Payable	xxvi

21.8 Dividends to be Paid in Accordance with Number of Shares	xxvi

21.9 Receipt by Joint Shareholders	xxvi

21.10 Dividend Bears No Interest	xxvi

21.11 Fractional Dividends	xxvi

21.12 Payment of Dividends	xxvi

21.13 Capitalization of Retained Earnings or Surplus	xxvii

21.14 Unclaimed Dividends	xxvii

Part 22	xxvii

ACCOUNTING RECORDS AND AUDITOR	xxvii

22.1 Recording of Financial Affairs	xxvii

22.2 Inspection of Accounting Records	xxvii

22.3 Remuneration of Auditor	xxvii

Part 23	xxvii

NOTICES	xxvii

23.1 Method of Giving Notice	xxvii

23.2 Deemed Receipt	xxviii

23.3 Certificate of Sending	xxviii

23.4 Notice to Joint Shareholders	xxviii

23.5 Notice to Legal Personal Representatives and Trustees	xxviii

23.6 Undelivered Notices	xxviii

Part 24	xxix

SEAL	xxix

24.1 Who May Attest Seal	xxix

24.2 Sealing Copies	xxix

24.3 Mechanical Reproduction of Seal	xxix

ARTICLES OF INCORPORATION – TABLE OF CONTENTS

Part 25	xxix

PROHIBITIONS	xxix

25.1 Definitions	xxix

25.2 Application	xxix

25.3 Consent Required for Transfer of Shares or Transfer Restricted Securities	xxix

ARTICLES OF INCORPORATION – TABLE OF CONTENTS

Incorporation Number:  ____________________

ARTICLES

CONTACT GOLD CORP.

(the "Company")

The Company will have as its Articles on continuation into British Columbia the following Articles.

Full name and signature of the Director Signing on Behalf of the Company	Date of Signing
Name: _________________________ Signature: ______________________	_______________, 2021

PART 1

INTERPRETATION

1.1 Definitions

In these Articles (the "Articles"), unless the context otherwise requires:

(1) "appropriate person" has the meaning assigned in the Securities Transfer Act;

(2) "board of directors", "directors" and "board" mean the directors of the Company for the time being;

(3) "Business Corporations Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4) "Interpretation Act" means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(5) "legal personal representative" means the personal or other legal representative of a shareholder;

(6) "protected purchaser" has the meaning assigned in the Securities Transfer Act;

(7) "registered address" of a shareholder means the shareholder's address as recorded in the central securities register;

(8) "seal" means the seal of the Company, if any;

(9) "Securities Act" means the Securities Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(10) "securities legislation" means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; and "Canadian securities legislation" means the securities legislation in any province or territory of Canada and includes the Securities Act; and;

(11) "Securities Transfer Act" means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.

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1.2 Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2

SHARES AND SHARE CERTIFICATES

2.1 Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2 Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3 Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.  If a shareholder is the registered owner of uncertificated shares, the Company must send to that holder a written notice containing the information required by the Act within a reasonable time after the issue or transfer of the shares.

2.4 Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company (including the Company's legal counsel or transfer agent) is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5 Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the Company is satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, it must, on production to it of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as it thinks fit:

(1) order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2) issue a replacement share certificate or acknowledgment, as the case may be.

2.6 Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(1) so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2) provides the Company with an indemnity bond sufficient in the Company's judgement to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(3) satisfies any other reasonable requirements imposed by the Company.

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A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7 Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights under any indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8 Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9 Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.10 Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

PART 3

ISSUE OF SHARES

3.1 Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2 Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3 Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4 Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1) consideration is provided to the Company for the issue of the share by one or more of the following:

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(a) past services performed for the Company;

(b) property;

(c) money; and

(2) the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5 Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

PART 4

SHARE REGISTERS

4.1 Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register, which may be kept in electronic form.

4.2 Appointment of Agent

The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

If the Company has appointed a transfer agent, references in Articles 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, and 5.7 to the Company include its transfer agent.

4.3 Closing Register

The Company must not at any time close its central securities register.

PART 5

SHARE TRANSFERS

5.1 Registering Transfers

The Company must register a transfer of a share of the Company if either:

(1) the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(a) in the case where the Company has issued a share certificate in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(b) in the case of a share that is not represented by a share certificate (including an uncertificated share within the meaning of the Business Corporations Act and including the case where the Company has issued a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate in respect of the share to be transferred), a written instrument of transfer, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(c) such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor's right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser; or

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(2) all the preconditions for a transfer of a share under the Securities Transfer Act have been met and the Company is required under the Securities Transfer Act to register the transfer.

5.2 Waivers of Requirements for Transfer

The Company may waive any of the requirements set out in Article 5.1(1) and any of the preconditions referred to in Article 5.1(2).

5.3 Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the Company or the transfer agent for the class or series of shares to be transferred.

5.4 Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.5 Signing of Instrument of Transfer

If a shareholder or other appropriate person or an agent who has actual authority to act on behalf of that person, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified but share certificates are deposited with the instrument of transfer, all the shares represented by such share certificates:

(1) in the name of the person named as transferee in that instrument of transfer; or

(2) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.6 Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.7 Transfer Fee

Subject to the applicable rules of any stock exchange on which the shares of the Company may be listed, there must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

PART 6

TRANSMISSION OF SHARES

6.1 Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder's name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

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6.2 Rights of Legal Personal Representative

The legal personal representative of a shareholder has the rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles and applicable securities legislation, if appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder's name and the name of another person in joint tenancy.

PART 7

ACQUISITION OF COMPANY'S SHARES

7.1 Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Article 7.2, the special rights or restrictions attached to the shares of any class or series of shares, the Business Corporations Act and applicable securities legislation, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2 No Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1) the Company is insolvent; or

(2) making the payment or providing the consideration would render the Company insolvent.

7.3 Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell or otherwise dispose of the share, but, while such share is held by the Company, it:

(1) is not entitled to vote the share at a meeting of its shareholders;

(2) must not pay a dividend in respect of the share; and

(3) must not make any other distribution in respect of the share.

PART 8

BORROWING POWERS

8.1 Borrowing Powers

The Company, if authorized by the directors, may:

(1) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(3) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4) mortgage, hypothecate, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company, including property that is movable or immovable, corporeal or incorporeal.

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8.2 Additional Powers

The powers conferred under this Part 8 shall be deemed to include the powers conferred on a company by Division VII of the Act Respecting the Special Powers of Legal Persons being chapter P-16 of the Revised Statutes of Quebec, and every statutory provision that may be substituted therefor or for any provision therein.

PART 9

ALTERATIONS

9.1 Alteration of Authorized Share Structure

Subject to Articles 9.2 and 9.3, the special rights or restrictions attached to the shares of any class or series of shares and the Business Corporations Act, the Company may:

(1) by ordinary resolution:

(a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c) if the Company is authorized to issue shares of a class of shares with par value:

(i) decrease the par value of those shares; or

(ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(d) change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value; or

(e) otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

and, if applicable, alter its Notice of Articles and Articles accordingly; or

(2) by resolution of the directors:

(a) subdivide or consolidate all or any of its unissued, or fully paid issued, shares; or

(b) alter the identifying name of any of its shares;

and if applicable, alter its Notice of Articles and, if applicable, its Articles accordingly.

9.2 Special Rights or Restrictions

Subject to the special rights or restrictions attached to any class or series of shares and the Business Corporations Act, the Company may by ordinary resolution:

(1) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3 No Interference with Class or Series Rights without Consent

A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act, the Notice of Articles or these Articles unless the holders of shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of the holders of such class or series of shares.

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9.4 Change of Name

The Company may by directors' resolution authorize an alteration to its Notice of Articles in order to change its name.

9.5 Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

PART 10

MEETINGS OF SHAREHOLDERS

10.1 Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place, whether in or outside of British Columbia, as may be determined by the directors.

10.2 Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3 Calling of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders, to be held at such time and place, whether in or outside of British Columbia, as may be determined by the directors.

10.4 Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1) if and for so long as the Company is a public company, 21 days;

(2) otherwise, 10 days.

10.5 Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.6 Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1) state the general nature of the special business; and

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(2) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a) at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.7 Class Meetings and Series Meetings of Shareholders

Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

10.8 Notice of Dissent Rights

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting:

(1) if and for so long as the Company is a public company, 21 days;

(2) otherwise, 10 days.

10.9 Advance Notice Provisions

(1) Nomination of Directors

Subject only to the Business Corporations Act and these Articles, only persons who are nominated in accordance with the procedures set out in this Article 10.9 shall be eligible for election as directors to the board of directors of the Company. Nominations of persons for election to the board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose at which the election of directors is a matter specified in the notice of meeting, as follows:

(a) by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(b) by or at the direction or request of one or more shareholders pursuant to a valid proposal made in accordance with the provisions of the Business Corporations Act or a valid requisition of shareholders made in accordance with the provisions of the Business Corporations Act; or

(c) by any person entitled to vote at such meeting (a "Nominating Shareholder"), who:

(i) is, at the close of business on the date of giving notice provided for in this Article 10.9 and on the record date for notice of such meeting, either entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company; and

(ii) has given timely notice in proper written form as set forth in this Article 10.9.

(2) Exclusive Means

For the avoidance of doubt, this Article 10.9 shall be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Company.

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(3) Timely Notice

In order for a nomination made by a Nominating Shareholder to be timely notice (a "Timely Notice"), the Nominating Shareholder's notice must be received by the corporate secretary of the Company at the principal executive offices or registered office of the Company:

(a) in the case of an annual meeting of shareholders (including an annual and special meeting), not later than 5:00 p.m. (Vancouver time) on the 30th day before the date of the meeting; provided, however, if the first public announcement made by the Company of the date of the meeting (each such date being the "Notice Date") is less than 50 days before the meeting date, notice by the Nominating Shareholder may be given not later than the close of business on the 10th day following the Notice Date; and

(b) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board, not later than the close of business on the 15th day following the Notice Date;

provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Article 10.9(3)(a) or 10.9(3)(b), and the Notice Date in respect of the meeting is not less than 50 days before the date of the applicable meeting, the notice must be received not later than the close of business on the 30th day before the date of the applicable meeting.

(4) Proper Form of Notice

To be in proper written form, a Nominating Shareholder's notice to the corporate secretary must comply with all the provisions of this Article 10.9 and disclose or include, as applicable:

(a) as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a "Proposed Nominee"):

(i) the name, age, business and residential address of the Proposed Nominee;

(ii) the principal occupation/business or employment of the Proposed Nominee, both presently and for the past five years;

(iii) the number of securities of each class of securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iv) full particulars of any relationships, agreements, arrangements or understandings (including financial, compensation or indemnity related) between the Proposed Nominee and the Nominating Shareholder, or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee or the Nominating Shareholder;

(v) any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Business Corporations Act or applicable securities law; and

(vi) a written consent of each Proposed Nominee to being named as nominee and certifying that such Proposed Nominee is not disqualified from acting as director under the provisions of subsection 124(2) of the Business Corporations Act; and

(b) as to each Nominating Shareholder giving the notice, and each beneficial owner, if any, on whose behalf the nomination is made:

(i) their name, business and residential address;

(ii) the number of securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Nominating Shareholder or any other person with whom the Nominating Shareholder is acting jointly or in concert with respect to the Company or any of its securities, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

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(iii) their interests in, or rights or obligations associated with, any agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person's economic interest in a security of the Company or the person's economic exposure to the Company;

(iv) any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Nominating Shareholder or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder and any Proposed Nominee;

(v) full particulars of any proxy, contract, relationship arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the board;

(vi) a representation as to whether or not such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Company in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Company in support of such nomination; and

(vii) any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act or as required by applicable securities law.

Reference to "Nominating Shareholder" in this Article 10.9(4) shall be deemed to refer to each shareholder that nominated or seeks to nominate a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making the nomination proposal.

(5) Currency of Nominee Information

All information to be provided in a Timely Notice pursuant to this Article 10.9 shall be provided as of the date of such notice. The Nominating Shareholder shall provide the Company with an update to such information forthwith so that it is true and correct in all material respects as of the date that is 10 business days before the date of the meeting, or any adjournment or postponement thereof.

(6) Delivery of Information

Notwithstanding Part 23 of these Articles, any notice, or other document or information required to be given to the corporate secretary pursuant to this Article 10.9 may only be given by personal delivery or courier (but not by fax or email) to the corporate secretary at the address of the principal executive offices or registered office of the Company and shall be deemed to have been given and made on the date of delivery if it is a business day and the delivery was made prior to 5:00 p.m. in the city where the Company's principal executive offices are located and otherwise on the next business day.

(7) Defective Nomination Determination

The chair of any meeting of shareholders of the Company shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Article 10.9, and if any proposed nomination is not in compliance with such provisions, must as soon as practicable following receipt of such nomination and prior to the meeting declare that such defective nomination shall not be considered at any meeting of shareholders.

(8) Waiver

The board may, in its sole discretion, waive any requirement in this Article 10.9.

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(9) Definitions

For the purposes of this Article 10.9, "public announcement" means disclosure in a news release disseminated by the Company through a national news service in Canada, or in a document filed by the Company for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

PART 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1 Special Business

At a meeting of shareholders, the following business is special business:

(1) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2) at an annual general meeting, all business is special business except for the following:

(a) business relating to the conduct of or voting at the meeting;

(b) consideration of any financial statements of the Company presented to the meeting;

(c) consideration of any reports of the directors or auditor;

(d) the election or appointment of directors;

(e) the appointment of an auditor;

(f) the setting of the remuneration of an auditor;

(g) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(h) any non-binding advisory vote (i) proposed by the Company, (ii) required by the rules of any stock exchange on which securities of the Company are listed, or (iii) required by applicable Canadian securities legislation.

11.2 Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3 Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares and to Article 11.4, a quorum for the transaction of business at a meeting of shareholders is present if at least two shareholders who, in the aggregate, hold at least twenty-five percent (25%)  of the issued shares entitled to be voted at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

11.4 One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1) the quorum is one person who is, or who represents by proxy, that shareholder, and

(2) that shareholder, present in person or by proxy, may constitute the meeting.

11.5 Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the officers, any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

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11.6 Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7 Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1) in the case of a meeting requisitioned by shareholders, the meeting is dissolved, and

(2) in the case of any other meeting of shareholders, the meeting stands adjourned to the time and place determined by the chair or the board

11.8 Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the original meeting shall be deemed to have been terminated immediately after its adjournment.

11.9 Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1) the chair of the board, if any; or

(2) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10 Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the corporate secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11 Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12 Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13 Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.14 Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

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11.15 Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16 Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17 Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1) the poll must be taken:

(a) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b) in the manner, at the time and at the place that the chair of the meeting directs;

(2) the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3) the demand for the poll may be withdrawn by the person who demanded it.

11.18 Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19 Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20 Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21 No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22 Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of the meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23 Retention of Ballots and Proxies

The Company or its agent must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three-month period, the Company or its agent may destroy such ballots and proxies.

PART 12

VOTES OF SHAREHOLDERS

12.1 Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

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(2) on a poll, every shareholder entitled to vote on the matter is entitled, in respect of each share entitled to be voted on the matter and held by that shareholder, to one vote and may exercise that vote either in person or by proxy.

12.2 Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3 Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1) any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2) if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4 Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5 Representative of a Corporate Shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1) for that purpose, the instrument appointing a representative must be received:

(a) at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned or postponed meeting; or

(b) at the meeting or any adjourned or postponed meeting, by the chair of the meeting or adjourned or postponed meeting or by a person designated by the chair of the meeting or adjourned or postponed meeting;

(2) if a representative is appointed under this Article 12.5:

(a) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company or its transfer agent by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6 Proxy Holder Need Not Be Shareholder

A person appointed as a proxy holder need not be a shareholder.

12.7 When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company, Articles  12.8 to 12.14 apply only insofar as they are not inconsistent with any Canadian securities legislation applicable to the Company, or any rules of an exchange on which securities of the Company are listed.

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12.8 Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.9 Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.10 Deposit of Proxy

A proxy for a meeting of shareholders must:

(1) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting;

(2) unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting; or

(3) be received in any other manner determined by the board or the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages or by using such available internet or telephone voting services as may be approved by the directors.

12.11 Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2) at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12 Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

CONTACT GOLD CORP.

(the "Company")

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

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Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder - printed]

12.13 Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:

(1) at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2) at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.14 Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15 Chair May Determine Validity of Proxy.

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Part 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

12.16 Production of Evidence of Authority to Vote

The board or the chair of any meeting of shareholders may, but need not, at any time (including before, at or subsequent to the meeting) inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence for the purposes of determining a person's share ownership as at the relevant record date and the authority to vote.

PART 13

DIRECTORS

13.1 First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act.  The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1) subject to Article 13.1(2) the number of directors that is equal to the number of the Company's first directors; and

(2) the greater of three and the most recently set of:

(a) the number of directors set by a resolution of the directors; and

(b) the number of directors in the office pursuant to Article 14.4.

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13.2 Change in Number of Directors

If the number of directors is set under Article 13.1(2)(a):

(1) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; or

(2) if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number then the directors, subject to Article 14.8, may appoint directors to fill those vacancies.

No decrease in the number of directors will shorten the term of an incumbent director.

13.3 Directors' Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4 Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5 Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine.

13.6 Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7 Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of, or not in his or her capacity as, a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8 Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 14

ELECTION AND REMOVAL OF DIRECTORS

14.1 Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1) the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set by the directors under these Articles; and

(2) all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment, subject to being nominated in accordance with Article 10.9.

14.2 Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

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(1) that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(2) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

14.3 Failure to Elect or Appoint Directors

If:

(1) the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3) when his or her successor is elected or appointed; and

(4) when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4 Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles but their term of office shall expire when new directors are elected at a meeting of shareholders convened for that purpose.  If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5 Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6 Remaining Directors' Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7 Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8 Additional Directors

Notwithstanding Article 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or reappointment, subject to being nominated in accordance with Article 10.9.

14.9 Ceasing to be a Director

A director ceases to be a director when:

(1) the term of office of the director expires;

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(2) the director dies;

(3) the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4) the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10 Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11 Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company in accordance with the Business Corporations Act and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 15
POWERS AND DUTIES OF DIRECTORS

15.1 Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2 Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

PART 16

INTERESTS OF DIRECTORS AND OFFICERS

16.1 Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2 Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

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16.3 Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4 Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5 Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6 No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7 Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8 Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

PART 17

PROCEEDINGS OF DIRECTORS

17.1 Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2 Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3 Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1) the chair of the board, if any; or

(2) in the absence of the chair of the board, the president, if any, if the president is a director; or

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(3) any other director chosen by the directors if:

(a) neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b) neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c) the chair of the board and the president, if a director, has advised the corporate secretary, if any, or any other director, that he or she will not be present at the meeting.

17.4 Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(1) in person;

(2) by telephone; or

(3) other communications medium;

if all directors participating in the meeting, whether in person, or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5 Calling of Meetings

A director may, and the corporate secretary or an assistant corporate secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6 Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1 or as provided in Article 17.7, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone conversation with a director.

17.7 When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(1) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2) the director has waived notice of the meeting.

17.8 Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

17.9 Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

Attendance of a director at a meeting of the directors is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

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17.10 Quorum

The quorum necessary for the transaction of the business of the directors is a majority of the number of directors in office or such greater percentage of the number of directors the directors may determine from time to time.

17.11 Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12 Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1) in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2) in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article 17.12 may be by any written instrument, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of the directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

PART 18

BOARD COMMITTEES

18.1 Appointment and Powers of Committees

The directors may, by resolution:

(1) appoint one or more committees consisting of the director or directors that they consider appropriate;

(2) delegate to a committee appointed under paragraph (1) any of the directors' powers, except:

(a) the power to fill vacancies in the board of directors;

(b) the power to remove a director or appoint additional directors;

(c) the power to set the number of directors;

(d) the power to create a committee of directors, create or modify the terms of reference for a committee of the directors, or change the membership of, or fill vacancies in, any committee of the directors;

(e) the power to appoint or remove officers appointed by the directors; and

(3) make any delegation permitted by paragraph (2) subject to the conditions set out in the resolution or any subsequent directors' resolution.

18.2 Obligations of Committees

Any committee appointed under Article 18.1, in the exercise of the powers delegated to it, must:

(1) conform to any rules that may from time to time be imposed on it by the directors; and

(2) report every act or thing done in exercise of those powers at such times as the directors may require.

18.3 Powers of Board

The directors may, at any time, with respect to a committee appointed under Article 18.1:

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(1) revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2) terminate the appointment of, or change the membership of, the committee; and

(3) fill vacancies in the committee.

18.4 Committee Meetings

Subject to Article 18.2(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Article 18.1:

(1) the committee may meet and adjourn as it thinks proper;

(2) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3) a majority of the members of the committee constitutes a quorum of the committee; and

(4) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

PART 19

OFFICERS

19.1 Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2 Functions, Duties and Powers of Officers

The directors may, for each officer:

(1) determine the functions and duties of the officer;

(2) delegate to the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3) revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3 Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

19.4 Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

PART 20

INDEMNIFICATION

20.1 Definitions

In this Part 20:

(1) "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

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(2) "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director or an officer or former officer of the Company (each, an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company:

(a) is or may be joined as a party; or

(b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3) "expenses" has the meaning set out in the Business Corporations Act;

(4) "officer" means an officer appointed by the board of directors.

20.2 Mandatory Indemnification of Directors and Officers

Subject to the Business Corporations Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding to the fullest extent permitted by the Business Corporations Act.

20.3 Deemed Contract

Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in Article 20.2.

20.4 Permitted Indemnification

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person, including directors, officers, employees, agents and representatives of the Company.

20.5 Non-Compliance with Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part 20.

20.6 Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1) is or was a director, officer, employee or agent of the Company;

(2) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3) at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

PART 21

DIVIDENDS

21.1 Payment of Dividends Subject to Special Rights

The provisions of this Part 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

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21.2 Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may consider appropriate.

21.3 No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4 Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5 Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

21.6 Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deemed advisable, and, in particular, may:

(1) set the value for distribution of specific assets;

(2) determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixe din order to adjust the rights of all parties; and

(3) vest any such specific assets in trustees for the persons entitled to the dividend.

21.7 When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8 Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9 Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10 Dividend Bears No Interest

No dividend bears interest against the Company.

21.11 Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12 Payment of Dividends

Any dividend or other distribution payable in money in respect of shares may be paid;

(1) by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing; or

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(2) by electronic transfer, if so authorized by the shareholder.

The mailing of such cheque or the forwarding by electronic transfer will, to the extent of the sum represented by the cheque or transfer (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13 Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

21.14 Unclaimed Dividends

Any dividend unclaimed after a period of three years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

PART 22

ACCOUNTING RECORDS AND AUDITOR

22.1 Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2 Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3 Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

PART 23

NOTICES

23.1 Method of Giving Notice

Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1) mail addressed to the person at the applicable address for that person as follows:

(a) for a record mailed to a shareholder, the shareholder's registered address;

(b) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c) in any other case, the mailing address of the intended recipient;

(2) delivery at the applicable address for that person as follows, addressed to the person:

(a) for a record delivered to a shareholder, the shareholder's registered address;

(b) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

Page | xxvii

(c) in any other case, the delivery address of the intended recipient;

(3) unless the intended recipient is the Company or the auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4) unless the intended recipient is the auditor of the Company, sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(5) physical delivery to the intended recipient;

(6) creating and providing a record posted on or made available through a general accessible electronic source and providing written notice by any of the foregoing methods as to the availability of such record; or

(7) as otherwise permitted by applicable securities legislation.

23.2 Deemed Receipt

A notice, statement, report or other record that is:

(1) mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2) faxed to a person to the fax number provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed;

(3) e-mailed to a person to the e-mail address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; and

(4) delivered in accordance with Section 23.1(6), is deemed to be received by the person on the day such written notice is sent.

23.3 Certificate of Sending

A certificate signed by the corporate secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.

23.4 Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

23.5 Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1) mailing the record, addressed to them:

(a) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2) if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6 Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

Page | xviii

PART 24

SEAL

24.1 Who May Attest Seal

Except as provided in Articles 24.1(2) and 24.1(3), the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1) any two directors;

(2) any officer, together with any director;

(3) if the Company only has one director, that director; or

(4) any one or more directors or officers or persons as may be determined by the directors.

24.2 Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

24.3 Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 24.1 to attest the Company's seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

PART 25

PROHIBITIONS

25.1 Definitions

In this Part 25:

(1) "security" has the meaning assigned in the Securities Act;

(2) "transfer restricted security" means

(a) a share of the Company;

(b) a security of the Company convertible into shares of the Company;

(c) any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the "private issuer" exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the "private issuer" exemption.

25.2 Application

Article 25.3 does not apply to the Company if and for so long as it is a public company.

25.3 Consent Required for Transfer of Shares or Transfer Restricted Securities

No share or other transfer restricted security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Page | xxix

NOTICE OF ARTICLES

A NAME OF COMPANY

Set out the name of the company as set out in Item A of the Continuation Application.

CONTACT GOLD CORP

B TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

C DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME	
Davies	Charlie		
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
1050 - 400 Burrard Streeet, Vancouver	BC	Canada	V6C 3A6
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
1050 - 400 Burrard Street, Vancouver	BC	Canada	V6C 3A6
LAST NAME	**FIRST NAME**	**MIDDLE NAME**	
Dorward	John		
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
1050 - 400 Burrard Street, Vancouver	BC	Canada	V6C 3A6
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
1050 - 400 Burrard Street, Vancouver	BC	Canada	V6C 3A6
LAST NAME	**FIRST NAME**	**MIDDLE NAME**	
Farncomb	Andrew		
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
1050 - 400 Burrard Street, Vancouver	BC	Canada	V6C 3A6
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
1050 - 400 Burrard Street, Vancouver	BC	Canada	V6C 3A6
LAST NAME	**FIRST NAME**	**MIDDLE NAME**	
Lalani	Riyaz		
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
1050 - 400 Burrard Street, Vancouver	BC	Canada	V6C 3A6
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
1050 - 400 Burrard Street, Vancouver	BC	Canada	V6C 3A6

FORM 16 FOR (JAN 2020)

NOA Page 1

SCHEDULE "C"

INTERIM ORDER AND NOTICE OF PETITION

Schedule C

SUPREME COURT
OF BRITISH COLUMBIA
VANCOUVER REGISTRY

APR 2 3 2021

ENTERED

S-213969
No. ______
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

AND

CONTACT GOLD CORP. AND 1299311 B.C. LTD.

PETITIONERS

ORDER MADE AFTER APPLICATION
(Interim Order)

BEFORE	MASTER Elwood.	APRIL 23, 2021

ON THE APPLICATION of the Petitioners, 1299311 B.C. Ltd. ("**BC Amalco**") and Contact Gold Corp. ("**Contact Nevada**") for an Interim Order pursuant to section 291 of the *Business Corporations Act*, S.B.C. 2002, c. 57, as amended (the "**BCBCA**") in connection with a proposed arrangement (the "**Arrangement**") among BC Amalco and Contact Nevada to be effected on the terms and subject to the conditions set out in a plan of arrangement (the "**Plan of Arrangement**"), without notice, coming on for hearing by *Microsoft Teams* on April 23, 2021 and ON HEARING Danielle DiPardo, counsel for the Petitioners, and upon reading the Petition to the Court herein and the Affidavit of John Wenger sworn on April 21, 2021 and filed herein (the "**Wenger Affidavit**");

AND UPON BEING ADVISED that Contact Nevada currently exists under the laws of the State of Nevada and will continue into the Province of British Columbia as a British Columbia company ("**Contact**") under the provisions of the BCBCA (the "**Continuation**") prior to the Arrangement becoming effective;

AND UPON BEING ADVISED that following the Continuation, Contact and BC Amalco will merge to form a company referred to as the "Resulting Issuer" under the Plan of Arrangement;

AND UPON BEING ADVISED that it is the intention of Contact and the Resulting Issuer to rely upon Section 3(a)(10) of the *United States Securities Act of 1933*, as amended (the "**US Securities Act**") as a basis for an exemption from the registration requirements thereof with respect to the exchange of securities Contact Nevada in the Continuation and under the Plan of Arrangement based on the Court's approval of the Arrangement and determination that the

THIS COURT ORDERS THAT:

DEFINITIONS

1. As used in this Interim Order, unless otherwise defined, terms beginning with capital letters have the respective meanings set out in the Petition filed April 21, 2021.

MATTERS RELATING TO BC AMALCO

2. Approval of the Arrangement and Plan of Arrangement by the sole shareholder of BC Amalco, being Contact Nevada, shall be evidenced by the approval by Contact Nevada of the BC Amalco Arrangement Resolution, as such term is defined in the Petition and no further notice or information be required to be provided to Contact Nevada in its capacity as sole shareholder of BC Amalco regarding such approval.

MEETING

3. An annual and special meeting (the "Meeting") of the holders of the shares of common stock (the "Contact Stock") of Contact Nevada (the "Contact Stockholders") will be held on May 25, 2021 at 2:00 p.m. (Vancouver Time) by way of conference telephone call for the Contact Stockholders to, among other matters of business:

(a) consider and if thought advisable approve the Contact Continuation Resolution authorizing and approving the continuation and reorganization of Contact Nevada from a Nevada corporation into British Columbia to become a British Columbia company under the BCBCA and certain matters related thereto; and

(b) consider and if thought advisable approve the Contact Arrangement Resolution authorizing and approving the Plan of Arrangement and certain matters related thereto.

4. The Meeting will be called, held and conducted in accordance with the provisions of the Nevada Revised Statutes (the "NRS"), the bylaws and other constating documents of Contact Nevada and applicable securities laws and the Meeting Materials, all subject to the terms of this Interim Order and the rulings and directions of the chair of the Meeting, such rulings and directions not to be inconsistent with this Interim Order.

ADJOURNMENT

5. Contact Nevada, if it deems advisable, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the Contact Stockholders respecting such adjournment or postponement and without the need for approval of the Court. Notice of any such adjournments or postponements shall be given by news release, newspaper advertisement, or by notice sent to the Contact Stockholders by one of the methods specified in paragraph 10(a) of this Interim Order, as determined to be the most appropriate method of communication by the board of directors of Contact Nevada.

6. The Record Date (as defined in paragraph 8 below) shall not change in respect of any adjournments or postponements of the Meeting, unless Contact Nevada determines that it is advisable to change the Record Date.

AMENDMENTS

7. Prior to the Meeting, Contact Nevada is authorized to make such amendments, revisions or supplements to the proposed Arrangement and the Plan of Arrangement, in accordance with the terms of the Arrangement Agreement, without any additional notice to the Contact Stockholders or any other Contact Securityholders (as defined below) or further orders of this Court, and the Arrangement and Plan of Arrangement as so amended, revised and supplemented shall be the Arrangement and Plan of Arrangement submitted to the Meeting.

RECORD DATE

8. The record date for determining the Contact Stockholders entitled to receive notice of, attend at and vote at the Meeting, and the Contact Securityholders other than the Contact Stockholders to receive the Meeting Materials, shall be the close of business in Vancouver, British Columbia on April 20, 2021, or such other date as may be determined by Contact Nevada (the "Record Date").

NOTICE OF MEETING; MEETING MATERIALS

9. The following material and documentation substantially in the form attached as Exhibits "A", "B", "C" and "D" to the Wenger Affidavit (collectively, the "Meeting Materials") shall hereby deemed to represent sufficient and adequate disclosure, including for the purpose of Section 290(1)(a) of the BCBCA, and Contact Nevada shall not be required to send to the Contact Securityholders any other or additional statement pursuant to Section 290(1)(a) of the BCBCA:

(a) the management information circular of Contact Nevada (the "Circular") (together with a cover letter and instructions to Contact Securityholders) which includes, among other things:

(i) the Notice of Annual and Special Meeting of Contact Stockholders;

(ii) a summary of the effects of the Continuation and the Arrangement;

(iii) a summary of the reasons for the recommendation of the board of directors of Contact Nevada;

(iv) the text of the Continuation Resolution;

(v) the text of the NRS plan of conversion to effect the Continuance;

(vi) the text of the Arrangement Resolution;

(vii) a copy of the Plan of Arrangement;

(viii) a copy of this Interim Order;

(ix) the text of Sections 92A.300 through 92A.500 of the NRS setting out the dissent provisions thereunder regarding the Continuation; and

(x) the text of Sections 237 to 247 of the BCBCA setting out the dissent provisions thereunder regarding the Arrangement, as referred to in the Plan of Arrangement; and

(b) the Notice of Petition;

(c) the form of proxy for use by Contact Stockholders; and

(d) letters of transmittal to be executed and delivered by the holders of Contact Stock, Contact Options and Contact Warrants,

with such deletions, amendments or additions thereto as counsel for the Petitioners may advise are necessary or desirable, provided that such deletions, amendments or additions are not inconsistent with the terms of this Interim Order.

10. The Meeting Materials shall be sent to:

(a) the Contact Securityholders, as they appear:

(i) in respect of the Contact Stockholders, on the register of Contact Nevada or the records of its registrar and transfer agent; and

(ii) in respect of the Contact Securityholders other than the Contact Stockholders, in the records of Contact Nevada,

in each case at the close of business on the Record Date at least 21 days prior to the date of the Meeting, excluding the date of commencement of mailing, delivery or transmittal, by one or more of the following methods:

(iii) by prepaid ordinary or air mail addressed to the Contact Securityholders at their addresses as they appear in the applicable records set out in (i) or (ii) above;

(iv) by delivery in person or by courier to the addresses specified in (iii) above; or

(v) by email or facsimile transmission to any Contact Securityholder who has previously identified himself, herself or itself to the satisfaction of Contact Nevada or its representatives, and in respect of whom Contact Nevada has on record an email address or facsimile transmission number; and

(b) the directors and auditors of Contact Nevada by prepaid ordinary mail, or by email or facsimile transmission, to such persons at least 21 days prior to the date of the Meeting, excluding the date of mailing or transmittal;

and substantial compliance with this paragraph shall constitute good and sufficient notice of the Meeting.

11. Accidental failure of or omission by Contact Nevada to give notice to any one or more Contact Securityholder or any other person entitled thereto, or the non-receipt of such notice by one or more Contact Securityholder or any other person entitled thereto, or any failure or omission to give such notice as a result of events beyond the reasonable control of Contact Nevada (including, without limitation, any inability to use postal services), shall not constitute a breach of this Interim Order or a defect in the calling of the Meeting, and shall not invalidate any resolution passed or proceeding taken at the Meeting, but if any such failure or omission is brought to the attention of Contact Nevada, then it shall use reasonable best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

12. Provided that notice of the Meeting is given, the Meeting Materials are sent to the Contact Stockholders and other Contact Securityholders, and in each case to other persons entitled to be sent such materials in compliance with this Interim Order, the requirement of Section 290(1)(b) of the BCBCA to include certain disclosure in any advertisement of the Meeting is waived and no other form of service of the Meeting Materials or any portion thereof need be made or notice given, or other material served in respect of these proceedings or the Meeting, except as may be directed by a further order of this Court.

DEEMED RECEIPT OF NOTICE

13. The Meeting Materials and any amendments, modifications, updates or supplements to the Meeting Materials, and any notice of adjournment or postponement of the Meeting shall be deemed, for the purposes of this Interim Order, to have been served upon and received:

(a) in the case of mailing pursuant to paragraph 10(a)(iii) above, the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(b) in the case of delivery in person pursuant to paragraph 10(a)(iv) above, the day following personal delivery or, in the case of delivery by courier, the day following delivery to the person's address; and

(c) in the case of any means of transmitted, recorded or electronic communication pursuant to paragraph 10(a)(v) above, when dispatched or delivered for dispatch.

QUORUM AND VOTING

14. The quorum required at the Meeting shall be in accordance with the bylaws and constating documents of Contact Nevada and the NRS, being holders of one-third of the Contact Stock entitled to vote at the Meeting, present in person or represented by proxy.

15. The vote required to pass the Contact Arrangement Resolution shall be the affirmative vote of at least two-thirds of the votes cast at the Meeting by Contact Stockholders present in person or represented by proxy and entitled to vote at the Meeting, voting as one class on the basis of one vote per share of Contact Stock.

16. In all other respects, the terms, restrictions and conditions set out in the bylaws of Contact Nevada and the NRS shall apply in respect of the Meeting.

PERMITTED ATTENDEES

17. The only persons entitled to attend the Meeting shall be (i) Contact Stockholders as listed on the registers of Contact Nevada as of the close of business in Vancouver, British Columbia on the Record Date, or their respective proxyholders, (ii) Contact Nevada's directors, officers, auditors and advisors, and (iii) any other person admitted on the invitation of the chair of the Meeting or with the consent of the chair of the Meeting.  The only persons entitled to be represented and to vote at the Meeting shall be the Contact Stockholders as listed on the registers of Contact as at the close of business on the Record Date, or their respective proxyholders.

SCRUTINEERS

18. Representatives of Contact Nevada's registrar and transfer agent (or any agent thereof) are authorized to act as scrutineers for the Meeting.

SOLICITATION OF PROXIES

19. Contact Nevada is authorized to use the form of proxy (in substantially the same form as attached as Exhibit "C" to the Wenger Affidavit) in connection with the Meeting, subject to Contact Nevada's ability to insert dates and other relevant information in the form and with such amendments, revisions or supplemental information as Contact Nevada may determine are necessary or desirable. Contact Nevada is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as it may determine.

20. The procedure for the use of proxies at the Meeting shall be as set out in the Meeting Materials. The chair of the Meeting may in his or her discretion, without notice, waive or extend the time limits for the deposit of proxies by Contact Stockholders if he or she deems it advisable to do so, such waiver or extension to be endorsed on the proxy by the initials of the chair of the Meeting.

DISSENT RIGHTS

21. Each Contact Stockholder who is a registered Contact Stockholder as of the Record Date may exercise rights of dissent ("Dissent Rights") under Division 2 of Part 8 of the BCBCA, as modified the terms of this Interim Order, the Plan of Arrangement and the Final Order, regarding the Contact Arrangement Resolution.

22. Registered Contact Stockholders shall be the only Contact Stockholders entitled to exercise Dissent Rights. A beneficial holder of Contact Stock registered in the name of a broker, custodian, trustee, nominee or other intermediary who wishes to exercise Dissent Rights must make arrangements for the registered Contact Stockholder to dissent on behalf of the beneficial holder of Contact Stock or, alternatively, make arrangements to become a registered Contact Stockholder. For the purposes of Dissent Rights in respect of the Arrangement Resolution, reference to the term "shareholder" in Division 2 of Part 8 of the BCBCA shall be read to mean registered a Contact Stockholder as such term is used herein, reference to "notice shares" in Division 2 of Part 8 of the BCBCA shall be read to mean Post Continuation Shares (as such term is defined in the Petition), in respect of which dissent is being validly exercised under any notice of dissent, and reference to "the company" in section 244(3), 245, 246(h) and 247(c) of the BCBCA shall be read to Contact (as such term is defined in the Petition).

23. In order for a registered Contact Stockholder to exercise its Dissent Rights:

(a) a dissenting Contact Stockholder must deliver a written notice of dissent which must be received by Contact Nevada, c/o Cassels Brock & Blackwell LLP, via email to Nancy Choi nchoi@cassels.com and John Christian jchristian@cassels.com and to Contact Nevada via email to nfo@contactgold.com no later than 4:00 p.m. (Vancouver time) on the date that is two business days (being any day, other than a Saturday, a Sunday or a statutory or civic holiday in British Columbia) prior to the date of the Meeting or, in the case of any adjournment or postponement of the Meeting, the date which is two business days prior to the date of the adjourned or postponed Meeting;

(b) a dissenting Contact Stockholder must not have voted his, her or its Contact Stock at the Meeting, either by proxy or in person, in favour of the Contact Arrangement Resolution, and a vote against the Contact Arrangement Resolution or an abstention shall not constitute written notice of dissent;

(c) a dissenting Contact Stockholder may not exercise Dissent Rights in respect of only a portion of such dissenting Contact Stockholder's Contact Stock, but may dissent only with respect to all of the Contact Stock held by such person; and

(d) the exercise of such Dissent Rights must otherwise comply with the requirements of Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, this Interim Order and the Final Order.

24. Notice to the Contact Stockholders of their Dissent Right with respect to the Arrangement Resolution shall be given by including information with respect to the Dissent Right in the Meeting Materials to be sent to Contact Stockholders in accordance with this Interim Order.

25. Subject to further order of this Court, the rights available to the Contact Stockholders under the BCBCA and the Plan of Arrangement to dissent from the Arrangement will constitute full and sufficient Dissent Rights for the Contact Stockholders with respect to the Arrangement.

APPLICATION FOR FINAL ORDER

26. Upon the approval, with or without variation, by the Contact Stockholders of the Arrangement Resolution, in the manner set forth in this Interim Order, Contact Nevada may apply to this Court for, inter alia, an order:

(a) pursuant to s. 291(4)(a) of the BCBCA, approving the Arrangement; and

(b) pursuant to s. 291(4)(c) of the BCBCA, declaring that the terms and conditions of the Arrangement, and the distribution of securities to be effected by the Arrangement, are procedurally and substantively fair and reasonable to those who will receive securities in the distribution

(collectively, the "Final Order"),

and the hearing of the Final Order shall be held at the Courthouse at 800 Smithe Street, Vancouver, British Columbia at 9:45 a.m. (Vancouver time) on May 28, 2021, or as soon

- 8 -

thereafter as the hearing of the Final Order can be heard, or at such other date and time as this Court may direct.

27. The form of Notice of Petition in connection with the Final Order attached to the Wenger Affidavit as Exhibit "B" is hereby approved as the form of Notice of Proceedings for such approval. Any Contact Securityholder has the right to appear (either in person or by counsel) and make submissions at the hearing of the application for the Final Order, subject to the terms of this Interim Order.

28. Any Contact Nevada Securityholder seeking to appear at the hearing of the application for the Final Order must file and deliver a Response to Petition (a "**Response**") in the form prescribed by the Supreme Court Civil Rules, and a copy of all affidavits or other materials upon which they intend to rely, to the Petitioners' solicitors at:

Attention: Danielle DiPardo

Fax number for delivery: (604) 691 6120

Telephone: (778) 372-7333

29. Sending the Notice of Petition in connection with the Final Order and this Interim Order in accordance with paragraphs 9 and 10 of this Interim Order shall constitute good and sufficient service of this proceeding and no other form of service need be made and no other material need be served on persons in respect of these proceedings, except as provided in paragraph 32 below. In particular, service of the Petition to the Court herein and the Wenger Affidavit and additional affidavits as may be filed, is dispensed with.

30. The only persons entitled to notice of any further proceedings herein, including any hearing to sanction and approve the Arrangement, and to appear and be heard thereon, shall be the solicitors for Contact Nevada and any persons who have delivered a Response in accordance with this Interim Order.

31. In the event the hearing for the Final Order is adjourned, only the solicitors for Contact Nevada and those persons who have filed and delivered a Response in accordance with this Interim Order need be provided with notice of the adjourned hearing date and any filed materials.

VARIANCE

32. The Petitioners shall be entitled, at any time, to apply to vary this Interim Order or for such further order or orders as may be appropriate.

33. To the extent of any inconsistency or discrepancy between this Interim Order and the Circular, the BCBCA, the NRS, applicable securities laws or the bylaws and constating documents of Contact Nevada, this Interim Order shall govern.

BY THE COURT

ENDORSEMENTS ATTACHED

CHECKED

REGISTRAR

- 9 -

S213969

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

Signature of Lawyer for
1299311 B.C. Ltd. and
Contact Gold Corp.
Danielle DiPardo

By the Court

Registrar

No.
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

AND

CONTACT GOLD CORP. AND 1299311 B.C. LTD.

PETITIONERS

ORDER MADE AFTER APPLICATION
(Interim Order)

CASSELS BROCK & BLACKWELL LLP
Lawyers
2200 – 885 West Georgia Street
Vancouver, B.C. V6C 3E8
Telephone: (778) 372-7333
Facsimile: (604) 691-6120
E-mail: ddipardo@cassels.com
Attention: Danielle DiPardo

Matter# 50405-2

FILING AGENT: ~~WEST COAST TITLE SEARCH~~
Mike Bike

No. S-213969

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTION 288 OF THE BUSINESS CORPORATIONS ACT,
S.B.C. 2002, CHAPTER 57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING
CONTACT GOLD CORP. AND  1299311 B.C. LTD.

CONTACT GOLD CORP. AND  1299311 B.C. LTD.

PETITIONERS

NOTICE OF PETITION

To:  The holders (the "Contact Stockholders") of the shares of common stock (the "Contact Stock") of Contact Gold Corp. ("Contact Nevada") and the holders of options, warrants, deferred share units and restricted share units of Contact Nevada (together with the Contact Stockholders, the "Contact Securityholders").

NOTICE IS HEREBY GIVEN that a Petition to the Court has been filed by the Petitioner, Contact Nevada in the Supreme Court of British Columbia (the "Court") for approval of a plan of arrangement (the "Arrangement") pursuant to the Business Corporations Act, S.B.C. 2002, c.57, as amended (the "BCBCA").

AND NOTICE IS FURTHER GIVEN that by an Interim Order Made After Application pronounced by the Court on April 23, 2021 the Court has given directions as to the calling of an annual and special meeting of the Contact Stockholders (the "Meeting"), for the purpose of, among other things, considering, voting upon and approving the Arrangement.

AND NOTICE IS FURTHER GIVEN that if the Arrangement is approved at the Meeting the Petitioner intends to apply to the Court for a final order approving the Arrangement and for a determination that the terms of the Arrangement are fair and reasonable (the "Final Order"), which application shall be made before the presiding Judge in Chambers at the Courthouse, 800 Smithe Street, Vancouver, British Columbia or by telephone conference, as the case may be, on May 28, 2021, at 9:45 am (Vancouver time), or as soon thereafter as counsel may be heard or at such other date and time as the Court may direct (the "Final Application").

NOTICE IS FURTHER GIVEN that the Court has been advised that, if granted, the Final Order approving the Arrangement and the declaration that the Arrangement is substantively and procedurally fair and reasonable to those who will receive securities in the exchange.

IF YOU WISH TO BE HEARD, any person affected by the Final Order sought may appear (either in person or by counsel) and make submissions at the hearing of the Final Application, but only if such person has filed with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, a Response to Petition ("Response") in the form prescribed by the Supreme Court Civil Rules, and delivered a copy of the filed Response, together with all affidavits and other material upon which such person intends to rely at the hearing of the Final Application, including an outline of such person's proposed submission, to the Petitioner at its address for delivery set out below by or before 4:00 p.m. (Vancouver time) no later than two business days prior to the date of the hearing of the application for the Final Order.

The Petitioner's address for delivery is:

CASSELS, BROCK & BLACKWELL LLP
Barristers and Solicitors
2200 - 885 West Georgia St.
Vancouver, British Columbia, Canada V6C 3E8
Attention: Danielle DiPardo

Fax number for delivery: (778) 372-7333

Telephone: (778) 372-7852

IF YOU WISH TO BE NOTIFIED OF ANY ADJOURNMENT OF THE FINAL APPLICATION, YOU MUST GIVE NOTICE OF YOUR INTENTION by filing and delivering the form of "Response" as aforesaid. You may obtain a form of "Response" at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, V6Z 2E1.

AT THE HEARING OF THE FINAL APPLICATION, the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court deems fit.

IF YOU DO NOT FILE A RESPONSE and attend, either in person or by counsel, at the time of such hearing, the Court may approve the Arrangement, as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, all without any further notice to you. If the Arrangement is approved, it will significantly affect the rights of the Contact Securityholders.

A copy of the said Petition and other documents in the proceeding will be furnished to any Contact Stockholders upon request in writing addressed to the solicitors of the Petitioner at the address for delivery set out above.

Estimated time required: 20 minutes

This matter is not within the jurisdiction of a Master.

Date: April 23, 2021
(signed) "Danielle DiPardo"
Signature of lawyer for the Petitioner
Danielle DiPardo

SCHEDULE "D"

ARRANGEMENT RESOLUTION TO BE APPROVED AT THE MEETING

ARRANGEMENT RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The arrangement (the "Arrangement") under Section 288 of the Business Corporations Act (British Columbia) (the "BCBCA") involving the Contact Gold Corp. (the "Company") Company and 1299311 B.C. Ltd  ("BC Amalco") described and set forth in the plan of arrangement (the "Plan of Arrangement") provided to the undersigned  (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted;

2. The Plan of Arrangement, as it may be or has been amended implementing the Arrangement, is hereby authorized, approved and adopted;

3. The Arrangement Agreement (the "Arrangement Agreement") between the Company and BC Amalco dated as of April 20, 2021, and all the transactions contemplated therein and the actions of the directors of the Company in approving the Arrangement and the actions of the officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved;

4. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the undersigned, or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Company are hereby authorized and empowered, without further notice to, or approval of, the undersigned:

(a) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; or

(b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement; and

5. Any one or more directors or officers of the Company is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver, whether under the corporate seal of the Company or not, all such agreements, forms, waivers, notices, certificates, confirmations and other documents and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Arrangement Agreement and the completion of the Plan of Arrangement in accordance with the terms of the Arrangement Agreement, including:

(a) all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

(b) the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by the Company;

such determination to be conclusively evidenced by the execution and delivery of such document or the doing of any such act or thing."

Schedule D

SCHEDULE "E"

ARRANGEMENT AGREEMENT (INCLUDING PLAN OF ARRANGEMENT)

Schedule E

ARRANGEMENT AGREEMENT

BETWEEN:

CONTACT GOLD CORP.

AND

1299311 B.C. LTD.

DATED AS OF APRIL 20, 2021

- i -

- ii -

ARRANGEMENT AGREEMENT

 THIS ARRANGEMENT AGREEMENT dated as of April 20, 2021 is made

BETWEEN:

CONTACT GOLD CORP., a company existing under the laws of the State of Nevada ("Contact Nevada")

AND

1299311 B.C. LTD., a company existing under the laws of British Columbia ("BC Amalco")

ARTICLE 1 - INTERPRETATION

1.1 Definitions

In this Agreement, unless the context otherwise requires:

(a) "Arrangement" means the arrangement under section 288 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 9 of this Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order (provided, however, that any such amendment or variation is acceptable to Contact and BC Amalco, each acting reasonably);

(b) "BC Amalco Arrangement Resolution" means the special resolution consented to in writing by Contact as the sole shareholder of BC Amalco approving the Arrangement, substantially in the form set out in Schedule B hereto;

(c) "BC Amalco" means 1299311 B.C. Ltd., a company existing under the BCBCA that is a wholly owned subsidiary of Contact Nevada;

(d) "BCBCA" means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

(e) "Business Day" means any day other than a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia;

(f) "Code" means the United States Internal Revenue Code of 1986, as amended;

(g) "Contact" means Contact Gold Corp., a company continued under the BCBCA as a result of the Continuation;

(h) "Contact Nevada" means Contact Gold Corp., a company existing under the laws of the State of Nevada which will be continued to be a company existing under the BCBCA immediately prior to the Effective Time;

(i) "Contact Arrangement Resolution" means the special resolution of Contact Stockholders approving the Arrangement, substantially in the form as set out in Schedule C hereto;

(j) "Contact Continuation Resolution" means the resolution of the Contact Stockholders voting as a class, approving the Continuation, substantially in the form as set out in Schedule D hereto;

(k) "Contact Dissent Rights" means the rights of dissent exercisable by the Contact Stockholders in respect of the Continuation pursuant to the NRS or as provided in Section 4.1 of the Plan of Arrangement;

(l) "Contact DSU Plan" means the amended and restated deferred share unit plan of Contact Nevada, approved by Contact Stockholders on May 28, 2020, as amended or supplemented from time to time;

(m) "Contact DSUs" means the issued and outstanding deferred share units to receive shares of common stock of Contact Nevada or the fair market value thereof, under the Contact DSU Plan;

(n) "Contact Meeting" means the special meeting of the Contact Stockholders, including any adjournment thereof to be called and held for the purpose of obtaining the approval of the Continuation, the Arrangement Agreement, the Arrangement and other related matters, in accordance with the provisions of the Interim Order;

(o) "Contact Option Plan" means the amended and restated stock option plan of Contact Nevada approved by the Contact Stockholders on May 28, 2020, as amended or supplemented from time to time;

(p) "Contact Optionholder" means a holder of Contact Options;

(q) "Contact Options" means the issued and outstanding options exercisable to purchase Contact Stock under the Contact Option Plan;

(r) "Contact RSU Plan" means the amended and restated restricted share unit plan of Contact Nevada, approved by Contact Stockholders on May 28, 2020, as amended or supplemented from time to time;

(s) "Contact RSUs" means the issued and outstanding restricted share units to receive shares of common stock of Contact Nevada, under the Contact RSU Plan;

(t) "Contact Securities" means the Contact Stock, Contact Options, Contact Warrants, Contact DSUs and Contact RSUs;

(u) "Contact Securityholders" means the registered holders of Contact Stock, Contact Options and Contact Warrants;

(v) "Contact Stock" means the issued and outstanding shares of common stock of Contact Nevada;

(w) "Contact Stockholders" means the registered holders of Contact Stock;

(x) "Contact Warrantholder" means a holder of Contact Warrants;

(y) "Contact Warrants" means the issued and outstanding warrants exercisable to purchase Contact Stock;

(z) "Continuation" means the continuation of Contact Nevada under Section 302 of the BCBCA and Sections 92A.105 and 92A.195 of the NRS, from the State of Nevada to the Province of British Columbia under the Plan of Conversion;

(aa) "Court" means the Supreme Court of British Columbia;

(bb) "Effective Date" means the date agreed to by the Parties in writing as the effective date of the Arrangement, after all of the conditions precedent to the completion of the Arrangement as set out in the Arrangement Agreement and Final Order have been satisfied or waived;

(cc) "Effective Time" means 2:00 p.m. (Vancouver time) on the Effective Date or such other date as the Parties may agree in writing;

(dd) "Final Order" means the final order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to the Parties, each acting reasonably, after a hearing on the fairness of the terms and conditions of the Arrangement, approving the Arrangement as such order may be amended by the Court (with the consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Parties each acting reasonably) on appeal;

(ee) "Governmental Entity" means: (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign (including the British Columbia Registrar of Companies); (b) any subdivision, agent, commission, board or authority of any of the foregoing; (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

(ff) "Interim Order" means the interim order of the Court made pursuant to the BCBCA in a form reasonably acceptable to the Parties, providing for, among other things, the calling and holding of the Contact Meeting, as the same may be amended by the Court with the consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed;

(gg) "Law" or "Laws" means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any permit or authorization of or from any Governmental Entity or self-regulatory authority (including the TSXV), and the term "applicable" with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its subsidiaries or its or their business, undertaking, property or securities;

(hh) "NRS" means the Nevada Revised Statutes and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

(ii) "Parties" means Contact Nevada (or following the Continuation, Contact) and BC Amalco and "Party" means any of them;

(jj) "Person" includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, company, firm, partnership, sole proprietorship, syndicate, joint venture, trust, unincorporated organization or association and pronouns have a similar extended meaning;

(kk) "Plan of Arrangement" means the plan of arrangement set out as Schedule A hereto, as the same may be amended upon agreement of the Parties;

(ll) "Plan of Conversion" means the plan of conversion pursuant to Section 92A.105 of NRS, as set out as Schedule E hereto, as the same may be amended upon agreement of the Parties, to effect the Continuation;

(mm) "Post Arrangement Contact DSUs" means deferred share units to receive Post Continuation Shares or the fair market value thereof, under the Contact DSU Plan;

(nn) "Post Arrangement Contact RSUs" means restricted share units to receive Post Continuation Shares, under the Contact RSU Plan;

(oo) "Post Arrangement Options" means the options to purchase Post Continuation Shares in accordance with the terms of the Contact Option Plan;

(pp) "Post Arrangement Warrants" means the warrants to purchase Post Continuation Shares in accordance with the terms of the Contact Warrants;

(qq) "Post Continuation Shares" means the common shares of Contact to be designated as "common shares" in the notice of articles of Contact in effect upon the completion of the Continuation;

(rr) "Reorganization Transactions" has the meaning ascribed thereto in Section 2.6;

(ss) "Section 3(a)(10) Exemption" has the meaning ascribed thereto in Section 2.4(g);

(tt) "Tax" means (a) all federal, state, and local, foreign income, gross receipts, sales, use, production, ad valorem, value-added, transfer, franchise, registration, profits, capital gains, business, license, lease, service, service use, withholding, payroll, social security, disability, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes of any kind whatsoever, including liabilities under escheat and unclaimed property Laws, (b) all other fees, assessments or charges in the nature of a tax, (c) any fine, penalty, interest or addition to tax with respect to any amounts of the type described in (a) and (b) above, and (d) any liability for the payment of any amounts of the type described in (a)-(c) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of a tax sharing, tax allocation or tax indemnification contract, as a transferee or successor or otherwise;

(uu) "Tax Return" means means any declaration, estimate, return, report, information return or statement, schedule or other document (including any related or supporting information) with respect to Taxes that is filed or required to be filed with any Governmental Entity or provided or required to be provided to a payee, including any amendment thereof;

(vv) "TSXV" means the TSX Venture Exchange;

(ww) "TSXV Approval" means the approval of the TSXV to the Arrangement, the listing of the Post Continuation Shares and other related matters;

(xx) "United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(yy) "U.S. Person" has the meaning ascribed to it in Rule 902(k) of Regulation S of the U.S. Securities Act; and

(zz) "U.S. Securities Act" means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

1.2 Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3 Legislative References

Any reference in this Agreement to an act passed by a government means that act as amended or replaced from time to time and including any rules or regulations promulgated thereunder.

1.4 Number and Gender

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.5 Date for Any Action

If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6 Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A - Plan of Arrangement

Schedule B - BC Amalco Arrangement Resolution

Schedule C - Contact Arrangement Resolution

Schedule D - Contact Continuation Resolution

Schedule E - Plan of Conversion

ARTICLE 2 - THE ARRANGEMENT

2.1 Approval of the Arrangement

The Parties each represent and covenant to the other that its board of directors has, or prior to the application for the Interim Order being made will have, approved this Agreement and the implementation of the transactions contemplated here.

2.2 Implementation Steps by BC Amalco

Subject to the terms of this Agreement, BC Amalco covenants in favour of Contact that BC Amalco shall:

(a) apply in a manner acceptable to Contact Nevada, acting reasonably, under Section 288 of the BCBCA for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

(b) subject to obtaining such approvals as are required by the Interim Order, as soon as reasonably practicable after the Contact Meeting and, in any event, not later than two Business Days thereafter, make application to the Court pursuant to Section 291 of the BCBCA for the Final Order;

(c) proceed with such application and diligently pursue obtaining the Final Order;

(d) if at any time after the issuance of the Final Order and on or before the Effective Date, BC Amalco is required by the terms of the Final Order or by applicable Law to return to the Court with respect to the Final Order, to do so after prior notice to, and in consultation and cooperation with, Contact Nevada; and

(e) following the issue of the Final Order and the satisfaction, fulfillment or waiver of the conditions in favour of BC Amalco set forth in this Agreement, at a time and on a date to be agreed by BC Amalco and Contact Nevada, file or deposit such other documents as required with the British Columbia Registrar of Companies in order for the Arrangement to become effective.

2.3 Implementation Steps by Contact Nevada

Contact Nevada covenants in favour of BC Amalco that Contact Nevada shall:

(a) cooperate with and consent to BC Amalco seeking the Interim Order and the Final Order.

(b) convene and conduct a meeting of the Contact Stockholders in accordance with the terms of the Interim Order and all applicable laws of the State of Nevada, applicable Canadian securities laws and the constating documents of Contact Nevada to seek to obtain approval of the Continuation and the Contact Arrangement Resolution;

(c) to provide for the grant of Contact Dissent Rights as contemplated in Section 92A.380 of the NRS;

(d) as soon as reasonably practicable after issue of the Interim Order, execute and deliver to BC Amalco the BC Amalco Arrangement Resolution in the form of a written consent resolution of Contact Nevada;

(e) subject to:

(i) BC Amalco obtaining the Final Order; and

(ii) the satisfaction or waiver (subject to applicable Laws) of each of the conditions set forth in Section 6.1 (excluding conditions that by their terms cannot be satisfied until the Effective Date, but subject to the satisfaction or, when permitted, waiver of those conditions as of the Effective Date), file articles of conversion along with such supporting documents required to be filed therewith with the Nevada Secretary of State pursuant to Section 92A.205 of NRS and a continuation application in the form prescribed by the BCBCA along with such supporting documents required to be filed therewith with the Registrar and, to effect the Continuation;

(f) following the issue of the Final Order and the satisfaction, fulfillment or waiver of the conditions in favour of Contact Nevada set forth in this Agreement, at a time and on a date to be agreed by BC Amalco and Contact, file or deposit such other documents as required with the British Columbia Registrar of Companies in order for the Arrangement to become effective.

2.4 Interim Order

The Interim Order shall provide for such matters as is customary, including, without limitation:

(a) the class of persons to whom notice is to be provided in respect of the Arrangement and the Contact Meeting and the manner in which such notice is to be provided;

(b) a record date, for the purposes of determining the Contact Securityholders  entitled to receive notice of the Contact Meeting and for the purposes of determining the Contact Stockholders entitled to vote at the Contact Meeting;

(c) that the Contact Meeting may be adjourned or postponed from time to time by Contact Nevada in accordance with the terms of this Agreement without the need for additional approval by the Court;

(d) that the requisite approvals of the Contact Arrangement Resolution will be at least 66⅔% of the votes cast on the Contact Arrangement Resolution by the Contact Stockholders present in person or by proxy at the Contact Meeting voting together as members of a single class;

(e) that the requisite approvals of the BC Amalco Arrangement Resolution will be the consent of Contact Nevada as the sole shareholder of BC Amalco;

(f) that in all other respects, the terms, conditions and restrictions of Contact Nevada's constating documents, including quorum requirements with respect to meetings of Contact Stockholders and other matters, shall apply with respect to the Contact Meeting;

(g) that it is Contact's intention to rely upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof (the "Section 3(a)(10) Exemption") with respect to the exchange of Contact Stock, Contact Options, Contact Warrants, Contact DSUs and Contact RSUs for, respectively, Post Continuation Shares, Post Arrangement Options, Post Arrangement Warrants, Post Arrangement Contact DSUs and Post Arrangement Contact RSUs to be issued pursuant to the Arrangement, based on the Court's approval of the Arrangement;

(h) for the grant of dissent rights to the Contact Stockholders as contemplated in the Plan of Arrangement;

(i) for the notice requirements with respect to the presentation of the application to the Court for the Final Order; and

(j) such other matters as Contact Nevada may reasonably require.

2.5 U.S. Securities Law Matters

The Parties agree that the Arrangement will be carried out with the intention that all securities issued in the Continuation and Arrangement to Contact Securityholders will be issued in reliance on the Section 3(a)(10) Exemption. In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that the Continuation and the Arrangement will be carried out on the following basis:

(a) the Arrangement will be subject to the approval of the Court;

(b) the Court will be advised prior to the hearing required to approve the Arrangement as to the intention of the Parties to rely on the exemption to the registration requirements of the Section 3(a)(10) Exemption;

(c) based on the Parties' understanding of the Law, before approving the Arrangement, the Court will be required to satisfy itself as to the fairness and reasonableness of the Arrangement to the Contact Securityholders, subject to the Arrangement;

(d) the Final Order approving the Arrangement that is obtained from the Court will state that the Arrangement is approved by the Court as being substantively and procedurally fair to the Contact Securityholders;

(e) Contact Nevada will ensure that each Person entitled to receive the Post Continuation Shares, Post Arrangement Options, Post Arrangement Warrants, Post Arrangement Contact DSUs and Post Arrangement Contact RSUs on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(f) each Person entitled to receive Post Continuation Shares, Post Arrangement Options, Post Arrangement Warrants Post Arrangement Contact DSUs and Post Arrangement Contact RSUs will be advised that such securities issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued by Contact in reliance on the Section 3(a)(10) Exemption;

(g) the Interim Order approving the Contact Meeting, and the manner in which the Contact Stockholder approval will be obtained, will specify that each Contact Securityholder will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they enter an appearance within a reasonable time; and

(h) the Final Order shall include a statement substantially to the following effect:

"This Order will serve as a basis of a claim to an exemption, pursuant to section 3(a)(10) of the U.S. Securities Act, from the registration requirements otherwise imposed by that act, regarding the distribution of securities of Contact pursuant to the Plan of Arrangement, as applicable."

2.6 United States Tax Matters

The Continuation is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. This Agreement is intended to be a "plan of reorganization" within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the Code.  Provided that the Continuation meets the requirements of a reorganization within the meaning of Section 368(a) of the Code, each Party agrees to treat the Continuation as a reorganization within the meaning of Section 368(a) of the Code for all United States federal income tax purposes, and agrees to treat this Agreement as a "plan of reorganization" within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the Code, and to not take any position on any Tax Return or otherwise take any Tax reporting position inconsistent with such treatment, unless otherwise required by applicable law.  Except as otherwise provided in this Agreement and in the Plan of Arrangement, each Party agrees to act in a manner that is consistent with the Parties' intention that the Continuation qualifies as a reorganization within the meaning of Section 368(a) of the Code for all United States federal income tax purposes.  Notwithstanding the foregoing, Contact and B.C. Amalco do not make any representation, warranty or covenant to any other Party to any Contact Stockholder or other holder of Contact Securities (including, without limitation, stock options, warrants, restricted share units, deferred share units, debt instruments or other similar rights or instruments) regarding the U.S. tax treatment of the Arrangement, including, but not limited to, whether the Continuation will qualify as a reorganization within the meaning of Section 368(a) of the Code or as a tax-deferred reorganization for purposes of any United States state or local income tax law.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF CONTACT NEVADA

3.1 Representations and Warranties

Contact Nevada hereby represents and warrants to and in favour of BC Amalco as follows, and acknowledges that BC Amalco is relying upon such representations and warranties in connection with entering into this Agreement:

(a) Authority Relative to this Agreement. Contact Nevada has the requisite corporate power and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Contact Nevada and the performance by Contact Nevada of its obligations under this Agreement have been duly authorized by the directors of Contact Nevada and except for the approval of the Contact Continuation Resolution and the Contact Arrangement Resolution no other corporate proceedings on its part are necessary to authorize this Agreement or the Arrangement. This Agreement has been duly executed and delivered by Contact Nevada and constitutes a legal, valid and binding obligation of Contact Nevada, enforceable against Contact Nevada in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(b) Organization and Qualification. Contact Nevada is a company duly incorporated or an entity duly created and validly existing under the applicable Laws of the State of Nevada and has all necessary corporate or other power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted.

(c) Consents and Approvals. There are no consents, approvals or notices required from any third party to proceed with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement other than (i) the approval of the Contact Continuation Resolution by the Contact Stockholders, (ii) the approval of the Contact Arrangement Resolution by the Contact Stockholders, (iii) the completion of the Continuation, (iv) obtaining TSXV Approval, and (v) obtaining the Final Order.

3.2 Survival of Representations and Warranties

The representations and warranties of Contact Nevada contained in this Agreement shall not survive the completion of the transactions contemplated by this Agreement, including the Arrangement, and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BC AMALCO

4.1 Representations and Warranties

BC Amalco hereby represents and warrants to and in favour of Contact Nevada as follows, and acknowledges that Contact Nevada is relying upon such representations and warranties in connection with entering into this Agreement:

(a) Authority Relative to this Agreement. BC Amalco has the requisite corporate power and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by BC Amalco and the performance of its obligations thereunder have been duly authorized by its shareholder in accordance with the terms of its articles and except for the approval of the BC Amalco Arrangement Resolution no other corporate proceedings on its part are necessary to authorize this Agreement or the Arrangement.  This Agreement has been duly executed and delivered by BC Amalco and constitutes a legal, valid and binding obligation of BC Amalco enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(b) Organization and Qualification. BC Amalco is a company duly incorporated or an entity duly created and validly existing under the BCBCA and has all necessary corporate or other power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted.

(c) Consents and Approvals. There are no consents, approvals or notices required from any third party to proceed with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement other than the execution and delivery of the BC Amalco Arrangement Resolution by Contact Nevada, the sole shareholder of BC Amalco, and obtaining the Final Order.

4.2 Survival of Representations and Warranties

The representations and warranties of BC Amalco contained in this Agreement shall not survive the completion of the transactions contemplated by this Agreement, including the Arrangement, and shall expire and be terminated on the earlier of the Effective Date and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5 - COVENANTS

5.1 Covenants of Contact Nevada

Contact Nevada shall perform all obligations required or desirable to be performed by Contact Nevada under this Agreement, co-operate with BC Amalco in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement.

5.2 Covenants of BC Amalco

BC Amalco shall perform all obligations required or desirable to be performed by BC Amalco under this Agreement, co-operate with Contact Nevada in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement.

5.3 Mutual Covenants

Each of the Parties covenants and agrees that, except as contemplated in this Agreement, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:

(a) it shall:

(i) effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the Plan of Arrangement;

(ii) oppose, lift or rescind any injunction or restraining order against it or other order or action against it seeking to stop, or otherwise adversely affecting its ability to make and complete, the Plan of Arrangement; and

(iii) co-operate with the other Party in connection with the performance by it and its subsidiaries of their obligations hereunder;

(b) it shall not, subject to the terms and conditions of this Agreement, knowingly take or cause to be taken any action which would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby; and

(c) it shall not take any action or permit any action to be taken that is inconsistent with this Agreement or which would reasonably be expected to significantly impede the making or completion of the Plan of Arrangement except as permitted by this Agreement.

ARTICLE 6 - CONDITIONS

6.1 Mutual Conditions Precedent

The obligations of the Parties to complete the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Effective Time, of each of the following conditions precedent, each of which may only be waived with the mutual consent of the Parties:

(a) the Contact Continuation Resolution shall have been approved and adopted, and each of the Contact Arrangement Resolution and the BC Amalco Arrangement Resolution shall have been approved and adopted in accordance with the Interim Order;

(b) the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to either Contact Nevada or BC Amalco, acting reasonably, on appeal or otherwise;

(c) the TSXV Approval shall have been obtained;

(d) the Continuation shall be completed;

(e) there shall not exist any prohibition at Law, including a cease trade order, injunction or other prohibition or order at Law or under applicable legislation, against Contact Nevada or BC Amalco which shall prevent the consummation of the Arrangement; and

(f) this Agreement shall not have been terminated in accordance with its terms.

6.2 Satisfaction of Conditions

The conditions precedent set out in Section 6.1 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time.

ARTICLE 7 - ADDITIONAL AGREEMENTS

7.1 Notice and Cure Provisions

Each Party will give prompt notice to the other Party if, at any time from the date hereof until the earlier of the termination of this Agreement and the Effective Time, any event or state of facts occurs or fails to occur, which occurrence or failure would, or would be likely to:

(a) cause any of the representations or warranties of any Party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Time; or

(b) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Party prior to the Effective Time.

ARTICLE 8 - TERM

8.1 Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

8.2 Termination

(a) This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement or the Contact Continuation Resolution, the Contact Arrangement Resolution or of the Arrangement by the Court and the making of the Final Order) by mutual written agreement of Contact Nevada and BC Amalco.

(b) If this Agreement is terminated pursuant to this Section 8.2, this Agreement shall become void and of no effect without liability of either Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to the other Party, except as may otherwise expressly contemplated hereby.

ARTICLE 9 - AMENDMENT AND WAIVER

9.1 Amendment

(a) This Agreement and the Plan of Arrangement may be amended at any time and from time to time before but not later than the Effective Time; provided that any such amendment: (i) is in writing and is agreed to in writing by the Parties; (ii) if required, is filed with the Court.

(b) Any such amendment may, subject to the Interim Order and the Final Order and applicable Law, without limitation:

(i) change the time for performance of any of the obligations or acts of the Parties;

(ii) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(iii) waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the Parties; and/or

(iv) waive compliance with or modify any mutual conditions precedent herein contained.

9.2 Waiver

Any Party may (i) extend the time for the performance of any of the obligations or acts of the other Party, (ii) waive compliance, except as provided herein, with any of the other Party's agreements or the fulfilment of any conditions to its own obligations contained herein, or (iii) waive inaccuracies in any of the other Party's representations or warranties contained herein or in any document delivered by the other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

ARTICLE 10 - GENERAL PROVISIONS

10.1 Costs and Expenses

All costs and expenses of the Parties relating to the transactions contemplated herein, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.

10.2 Notices

Any notice, consent, waiver, direction or other communication required or desired to be given under this Agreement by a Party (a "notice") shall be in writing and may be given by facsimile transmission, electronic mail or by courier addressed to the Party to which the notice is to be given at its address for service as provided below. Any notice shall, if couriered, be deemed to have been given and received on the date on which it was couriered to the address as provided below; provided that if such day is not a business day it will be deemed to have been given and received on the next day that is a business day, and if sent by facsimile transmission or electronic mail, be deemed to have been given and received on the day of receipt; provided that if such day is not a business day it will be deemed to have been given and received on the next day that is a business day, in each case provided that if the notice is actually received after 4:30 p.m. in the place of receipt on a business day, it shall be deemed to have been given and received on the next business day.

(a) if to Contact Nevada:

Contact Gold Corp.

Suite 1050 - 400 Burrard Street
Vancouver, British Columbia
V6C 3A6

Attention:  Matthew Lennox-King

(b) if to BC Amalco:

1299311 B.C. Ltd.
2200 - 885 West Georgia Street
Vancouver, British Columbia
V6C 3E8

Attention:  President

10.3 Governing Law

This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without giving effect to the principles of conflict of laws thereof. The Parties hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the Courts of the Province of British Columbia for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by registered mail to the addresses of the Parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against any Party to such Court. The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the Courts of the Province of British Columbia and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

10.4 Time of Essence

Time shall be of the essence in this Agreement.

10.5 Entire Agreement, Binding Effect and Assignment

This Agreement (including the exhibits and schedules hereto constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any person other than the Parties any rights or remedies hereunder. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the Parties without the prior written consent of the other Party.

10.6 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.7 Counterparts, Execution

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement (including, without limitation, PDF), and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of this page is intentionally blank.]

IN WITNESS WHEREOF Contact Nevada and BC Amalco have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CONTACT GOLD CORP.

By:	(signed) "John Wenger"
Name: John Wenger
Title: Vice President Strategy and Chief Financial Officer

1299311 B.C. LTD.

By:	(signed) "John Wenger"
Name: John Wenger
Title: Director

SCHEDULE "A"
TO THE ARRANGEMENT AGREEMENT

Plan of Arrangement

ARTICLE 11 PLAN OF ARRANGEMENT
UNDER SECTION 288 OF THE
BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Plan of Arrangement, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

"Affected Person's Shares" has the meaning ascribed thereto in Section 5.3 of this Plan of Arrangement;

"Affected Person" has the meaning ascribed thereto in Section 5.3 of this Plan of Arrangement;

"Amalgamation" means the amalgamation of Contact with BC Amalco pursuant to the provisions of this Plan of Arrangement, with Contact as the Resulting Issuer and surviving entity of such amalgamation;

"Arrangement" means the arrangement of Contact and BC Amalco pursuant to Section 288 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 9 of the Arrangement Agreement or this Plan of Arrangement or made at the direction of the Court in the Final Order (provided, however, that any such amendment or variation is acceptable to Contact and BC Amalco, each acting reasonably);

"Arrangement Agreement" means the arrangement agreement dated April 20, 2021 between Contact Nevada and BC Amalco, as the same may be amended, restated or supplemented prior to the Effective Date in accordance with its terms;

"Arrangement Resolution" means the special resolution of the Contact Stockholders approving the Plan of Arrangement, which is to be considered at the Meeting, substantially in the form of Schedule C to the Arrangement Agreement;

"BC Amalco" means 1299311 B.C. Ltd., a corporation existing under the laws of the BCBCA that is a wholly-owned subsidiary of Contact;

"BCBCA" means the Business Corporations Act (British Columbia), and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"Broker" has the meaning ascribed thereto in Subsection 5.3(a);

"Business Day" means any day, other than a Saturday, a Sunday or a statutory or civic holiday in British Columbia;

"Certificate of Continuation" means a certificate of continuation in respect of Contact regarding the Continuation issued by the Registrar pursuant to section 303(2)(a) of the BCBCA;

"Code" means the United States Internal Revenue Code of 1986, as amended;

"Contact" means Contact Gold Corp., a corporation continued under the BCBCA as a result of the Continuation;

"Contact DSU Plan" means the amended and restated deferred share unit plan of Contact Nevada, approved by the Contact Stockholders on May 28, 2020;

"Contact DSUs" means the issued and outstanding deferred share units to receive Contact Stock or the fair market value thereof, under the Contact DSU Plan;

"Contact Nevada" means Contact Gold Corp., a corporation existing under the laws of the State of Nevada, prior to the Continuation;

"Contact Option Plan" means the amended and restated stock option plan of Contact Nevada approved by the Contact Stockholders on May 28, 2020;

"Contact Optionholder" means a holder of Contact Options;

"Contact Options" means the issued and outstanding options exercisable to purchase Contact Stock under the Contact Option Plan;

"Contact RSU Plan" means the amended and restated restricted share unit plan of Contact Nevada, approved by the Contact Stockholders on May 28, 2020;

"Contact RSUs" means the issued and outstanding restricted share units to receive Contact Stock under the Contact RSU Plan;

"Contact Securities" means collectively the Contact Stock, Contact Options, Contact Warrants, Contact RSUs, Contact DSUs and the Contact Stock acquirable upon the exercise or vesting, as applicable, of the Contact Options, Contact Warrants, Contact RSUs and Contact DSUs;

"Contact Securityholders" means the Contact Stockholders, Contact Warrantholders and Contact Optionholders;

"Contact Stock" means the shares of Contact Stock of Contact Nevada;

"Contact Stockholder" means a registered holder of Contact Stock;

"Contact Warrantholder" means a holder of Contact Warrants;

"Contact Warrants" means the issued and outstanding warrants exercisable to purchase Contact Stock;

"Continuation" means the continuation of Contact Nevada from the jurisdiction of the State of Nevada to the Province of British Columbia pursuant to Section 302 of the BCBCA and Sections 92A.105 and 92A.195 of the NRS;

"Court" means the Supreme Court of British Columbia;

"Depository" means any one or more trust companies, banks or other financial institutions agreed to in writing by Contact Nevada for the purpose of, among other things exchanging certificates formerly representing Contact Stock for certificates representing Post Continuation Shares;

"Dissent Rights" shall have the meaning ascribed to such term in Section 4.1;

"Dissenting Shareholder" means a Shareholder who validly dissented in its former capacity as a Contact Stockholder respect of the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their Post Continuation Shares;

"Effective Date" means the date that the Parties agree in writing will be the date upon which the Arrangement becomes effective;

"Effective Time" means 2:00 p.m. Vancouver time on the Effective Date, or such other time as the Parties agree in writing;

"Encumbrance" means any mortgage, hypothec, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

"Final Order" means the final order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to the Parties, each acting reasonably, approving the Plan of Arrangement as such order may be amended by the Court (with the consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Parties each acting reasonably) on appeal;

"final proscription date" has the meaning ascribed thereto in Section 5.4 of this Plan of Arrangement;

"Interim Order" means the interim order of the Court made pursuant to the BCBCA, in a form reasonably acceptable to the Parties, providing for, among other things, the calling and holding of the Meeting, as the same may be amended by the Court with the consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed;

"Letter of Transmittal" means the letter of transmittal to be forwarded by Contact Nevada to Contact Stockholder, Contact Optionholders and Contact Warrantholders together with the management information circular or such other equivalent form of letter of transmittal acceptable to the Parties acting reasonably;

"Liens" means any liens, mortgages, pledges, assignments, hypothecs, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

"Meeting" means the special meeting of Contact Stockholders, including any adjournment thereof to be called and held for the purpose of obtaining the approval of the Continuation, the Arrangement Agreement and the Arrangement and other related matters, in accordance with the Interim Order as applicable;

"NRS" means the Nevada Revised Statutes and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"Parties" means Contact Nevada (or following the Continuation, Contact) and BC Amalco and "Party" means any of them;

"Post Arrangement Contact DSUs" means deferred share units to receive Post Continuation Shares or the fair market value thereof, under the Contact DSU Plan;

"Post Arrangement Contact RSUs" means restricted share units to receive Post Continuation Shares under the Contact RSU Plan;

"Post Arrangement Options" means the options to purchase Post Continuation Shares in accordance with the terms of the Contact Option Plan;

"Post Arrangement Warrants" means the warrants to purchase Post Continuation Shares in accordance with the terms of the Contact Warrants;

"Post Continuation Shares" means the common shares of Contact to be designated as "common shares" in the notice of articles of Contact in effect upon the completion of the Continuation;

"Registrar" means the Registrar of Companies appointed under Section 400 of the BCBCA;

"Resulting Issuer" means Contact Gold Corp., the surviving company following the Amalgamation and the completion of the transactions contemplated by this Plan of Arrangement;

"Shareholder" means the holders of Post Continuation Shares, being the former Contact Stockholders;

"Tax Act" means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time; and

"Withholding Obligation" shall have the meaning ascribed thereto in Section 5.3 of this Plan of Arrangement.

In addition, words and phrases used herein and defined in the BCBCA and not otherwise defined herein shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.2 Interpretation Not Affected by Headings

For the purposes of this Plan of Arrangement, except as otherwise expressly provided:

(a) "this Plan of Arrangement" means this Plan of Arrangement, including the recitals and Appendices hereto, and not any particular Article, Section, Subsection or other subdivision, recital or Appendix hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

(b) the words "hereof", "herein", "hereto" and "hereunder" and other words of similar import refer to this Plan of Arrangement as a whole and not to any particular Article, Section, Subsection, or other subdivision or recital hereof;

(c) all references in this Plan of Arrangement to a designated "Article", "Section", "Subsection" or other subdivision or recital hereof are references to the designated Article, Section, Subsections or other subdivision or recital to, this Plan of Arrangement;

(d) the division of this Plan of Arrangement into Articles, Sections, Subsections and other subdivisions, recitals or Appendices, the inclusion of a table of contents and the insertion of headings and captions are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Plan of Arrangement or any provision hereof;

(e) a reference to a statute in this Plan of Arrangement includes all regulations, rules, policies or instruments made thereunder, all amendments to the statute, regulations, rules, policies or instruments in force from time to time, and any statutes, regulations, rules, policies or instruments that supplement or supersede such statute, regulations, rules, policies or instruments;

(f) the word "or" is not exclusive;

(g) the word "including" is not limiting, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto; and

(h) all references to "approval", "authorization" or "consent" in this Plan of Arrangement means written approval, authorization or consent.

1.3 Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and the word person and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, unlimited liability corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.4 Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5 Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada and "$" refers to Canadian dollar.

1.6 Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in British Columbia, Canada unless otherwise stipulated herein.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1 Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement.

ARTICLE 3
THE ARRANGEMENT

Plan of Arrangement

3.1 This Plan of Arrangement and the Arrangement shall, without any further act or formality required on the part of any person, except as expressly provided herein, become effective at, and be binding at and after, the Effective Time on:

(a) Contact;

(b) BC Amalco;

(c) the Resulting Issuer;

(d) all registered and beneficial holders of Post Continuation Shares;

(e) all holders of Contact Options;

(f) all holders of Contact Warrants;

(g) all holders of Contact DSUs;

(h) all holders of Contact RSUs;

(i) all other persons served with notice of the final application to approve the Plan of Arrangement.

3.2 This Plan of Arrangement and the Arrangement shall not be effected until the issuance by the Registrar of the Certificate of Continuation.

3.3 On the Effective Date, commencing at the Effective Time, the following events or transactions shall occur and be deemed to occur sequentially, in the following order, without any further act or formality required on the part of any person, except as expressly provided herein:

(a) each share of Contact Stock shall be and shall be deemed to be converted into a Post Continuation Share and the name of each former holder of Contact Stock shall be entered in the securities register of holders of Post Continuation Shares as contemplated by section 303(3) of the BCBCA;

(b) each Contact Option shall be and shall be deemed to be converted into a Post Arrangement Option;

(c) each Contact Warrant shall be and shall be deemed to be converted into a Post Arrangement Warrant;

(d) each Contact DSU shall be and shall be deemed to be converted into a Post Arrangement Contact DSU;

(e) each Contact RSU shall be and shall be deemed to be converted into a Post Arrangement Contact RSU;

(f) each Post Continuation Share held by a Dissenting Shareholder shall be, and shall be deemed to be, surrendered to Contact by the holder thereof, without any further act or formality by such Dissenting Shareholder, free and clear of all Encumbrances, and each such Post Continuation Share so surrendered shall be cancelled and thereupon each Dissenting Shareholder shall cease to have any rights as a holder of such Post Continuation Shares other than a claim against Contact in an amount determined and payable in accordance with Section 4.1 and the name of such Dissenting Shareholder shall be removed from the securities register of holders of Post Continuation Shares; and

(g) Contact and BC Amalco shall merge to form the Resulting Issuer, with the same effect as if they had amalgamated under Section 269 of the BCBCA, except that the legal existence of Contact shall not cease, and Contact shall survive the Amalgamation notwithstanding the issue by the Registrar of a certificate of amalgamation and the assignment of a new incorporation number to the Resulting Issuer and:

(i) without limiting the generality of this Section 3.3(g) the separate legal existence of BC Amalco shall cease without BC Amalco being liquidated or wound up, and Contact and BC Amalco shall continue as one company, being the Resulting Issuer;

(ii) the Notice of Articles and Articles of the Resulting Issuer shall be in the form of the Notice of Articles and Articles of Contact;

(iii) the property, rights and interests of each of Contact and BC Amalco shall continue to be the property, rights and interests of the Resulting Issuer;

(iv) the Resulting Issuer shall continue to be liable for the obligations of each of Contact and BC Amalco;

(v) an existing cause of action, claim, or liability to prosecution of either of Contact of BC Amalco shall be unaffected;

(vi) a legal proceeding being prosecuted or pending by or against either of Contact or BC Amalco may be prosecuted, or its prosecution may be continued, as the case may be, against the Resulting Issuer;

(vii) a conviction against, or a ruling, order or judgment in favour of or against, either of Contact or BC Amalco may be enforced by or against the Resulting Issuer;

(viii) no additional securities of the Resulting Issuer will be issued;

(ix) all outstanding securities of Contact shall remain outstanding as securities of the Resulting Issuer;

(x) all of the shares of BC Amalco shall be cancelled without the repayment of capital in respect of those shares; and

(xi) the directors of the Resulting Issuer shall be the directors of Contact,

provided that none of the foregoing events or transactions shall occur or be deemed to occur unless all of the foregoing occur or are deemed to occur.

ARTICLE 4
DISSENT RIGHTS

4.1 Dissent Rights

Pursuant to the Interim Order, registered Contact Stockholders may exercise rights of dissent ("Dissent Rights") under Division 2 of Part 8 of the BCBCA, as modified by this Section 4.1, the Interim Order and the Final Order, with respect to Post Continuation Shares in connection with this Plan of Arrangement, provided that the written notice of dissent to the Arrangement Resolution contemplated by Section 242 of the BCBCA must be received by Contact Nevada from registered Contact Stockholders who wish to dissent no later than 4:00 p.m. Vancouver time on the day that is two Business Days prior to the Meeting (or any date to which the Meeting may be postponed or adjourned), and provided further that holders who exercise such rights of dissent and who:

(a) are ultimately entitled to be paid fair value for their Post Continuation Shares (which fair value shall be the fair value of such shares immediately prior to the Effective Time) shall be paid an amount in cash equal to such fair value by Contact (including any successor or successors to Contact by virtue of the Amalgamation); and

(b) are ultimately not entitled, for any reason, to be paid fair value for their Post Continuation Shares shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a Contact Stockholder who has not exercised Dissent Rights, but in no case shall Contact, the Resulting Issuer or any other person be required to recognize Contact Stockholders who exercise Dissent Rights as a holder of Post Continuation Shares after the time that is immediately prior to the Effective Time, and the names of such registered Contact Stockholders who exercise Dissent Rights shall be deleted from the central securities register as holders of Post Continuation Shares at the Effective Time and their Post Continuation Shares shall be deemed to be surrendered to Contact and cancelled.

ARTICLE 5
DELIVERY OF SHARES

5.1 Delivery of Post Continuation Shares

Subject to Section 5.4:

(a) Upon surrender to the Depository for cancellation of a certificate, if applicable, evidencing the surrender of such shares, that immediately before the Effective Time were deemed to have represented one or more outstanding Contact Stock, together a with a duly completed Letter of Transmittal and such additional documents and instruments as the Depository may reasonably require, the holder of such surrendered Contact Stock shall be entitled to receive in exchange therefor, and the Depository shall deliver to such holder following the Effective Time, such number of Post Continuation Shares in certificated form, direct registration statement or book-entry form that such holder is entitled to receive pursuant to this Plan of Arrangement.

(b) Upon surrender to the Depository for cancellation of Contact Stock in uncertificated or book-entry form, an "agent's message" evidencing the surrender of such shares, that immediately before the Effective Time represented Contact Stock, together with such additional documents and instruments as the Depository may reasonably require, the holder of such surrendered uncertificated or book-entry form Contact Stock shall be entitled to receive in exchange therefor, and the Depository shall deliver to such holder following the Effective Time, such number of Post Continuation Shares in certificated form, direct registration statement or book-entry form that such holder is entitled to receive pursuant to this Plan of Arrangement.

(c) After the time of the conversion described in Section 3.3(a) and until surrendered for cancellation as contemplated by Section 5.1(a) or 5.1(b) hereof, each certificate purporting to represent such Contact Stock shall be deemed at all times to represent only the right to receive in exchange therefor the Post Continuation Shares that the holder is entitled to receive in accordance with this Plan of Arrangement.

5.2 Lost Certificates

If any certificate, that immediately prior to the Effective Time represented, or was deemed to represent, one or more outstanding Contact Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depository shall deliver in exchange for such lost, stolen or destroyed certificate, the Post Continuation Shares that such holder is entitled to receive in accordance with this Plan of Arrangement. When authorizing such delivery of Post Continuation Shares that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder shall, as a condition precedent to such delivery give a bond satisfactory to the Resulting Issuer and the Depository (acting reasonably) in such amount as the Resulting Issuer and the Depository (acting reasonably) may direct, or otherwise indemnify the Resulting Issuer and the Depository in a manner satisfactory to the Resulting Issuer and the Depository, acting reasonably, against any claim that may be made against the Resulting Issuer or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles of the Resulting Issuer.

5.3 Withholding Rights

The Resulting Issuer and the Depository shall deduct and withhold from all distributions or payments otherwise payable to any former Post Continuation Shareholder (an "Affected Person") any amounts required to be deducted and withheld with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign law or treaty, in each case, as amended (a "Withholding Obligation"). To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Affected Person in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate taxing authority. The Resulting Issuer and the Depository shall also have the right to:

(a) withhold and sell, on their own account or through a broker (the "Broker"), and on behalf of any Affected Person; or

(b) require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to the Resulting Issuer or the Depository as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number of Post Continuation Shares issued or issuable to such Affected Person pursuant to this Plan of Arrangement (the "Affected Person's Shares") as is necessary to produce sale proceeds (after deducting commissions payable to the broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any such sale of Affected Person's Shares shall be effected on a public market in accordance with applicable securities laws, and as soon as practicable following the Effective Date. None of the Resulting Issuer, the Depository or the Broker will be liable for any loss arising out of any sale of such Affected Person's Shares including any loss relating to the manner or timing of such sales, the prices at which such Affected Person's Shares are sold or otherwise.  The Resulting Issuer and the Depository shall provide prior written notice of any intention to deduct or withhold under applicable Withholding Obligations from any distributions or payments otherwise payable to any Affected Person so as to give each such Affected Person the reasonable opportunity to provide the Resulting Issuer and the Depository with any information or documentation sufficient to reduce or eliminate such Withholding Obligations.

If the Resulting Issuer or the Depository deducts or withholds any amount (or any Post Continuation Shares) as the case may be pursuant to this Section 5.3, then:

(a) the Resulting Issuer or the Depository, as applicable, shall pay the full amount required to be deducted to the appropriate taxing authority on a timely basis and in accordance with applicable law; and

(b) as soon as practicable after payment of such amount to the appropriate taxing authority, the Resulting Issuer or the Depository, as applicable, shall deliver to the Affected Person the original or certified copy of a receipt issued by such taxing authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Affected Person.

The Depositary shall be entitled to refuse to deliver to holder of Post Arrangement Options or a holder of Post Arrangement Warrants the certificate representing such holder's Post Arrangement Options or Post Arrangement Warrants until such time as such holder has delivered to the Depositary duly completed documentation as the Depositary and the Resulting Issuer may determine are required under applicable United States tax legislation, including, without restriction, a Form W-9 or Notice of Nonrecognition.

Any agreement entered into in connection with the Depository's engagement shall require the Depository to take such actions that are set forth in this section.

5.4 Limitation and Proscription

To the extent that a holder of Post Continuation Shares not have complied with the provisions of Section 5.1 or 5.2 hereof on or before the date that is six (6) years after the Effective Date (the "final proscription date"), then such Post Continuation Shares that such holder was entitled to receive under this Plan of Arrangement shall be automatically cancelled without any repayment of capital or other consideration in respect thereof and such Post Continuation Shares to which such holder was entitled, shall be delivered to the Resulting Issuer by the Depository and certificates representing such Post Continuation Shares shall be cancelled by the Resulting Issuer, and the interest of the holder in such Post Continuation Shares to which it was entitled shall be terminated as of such final proscription date for no consideration.

5.5 No Liens

Any exchange, issuance or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens of any kind.

5.6 Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Post Continuation Shares issued prior to the Effective Time; and (ii) the rights and obligations of the Post Continuation Shareholders, the Resulting Issuer, the Depository and any transfer agent or other Depository in relation thereto, shall be solely as provided for in this Plan of Arrangement.

ARTICLE 6
AMENDMENTS

6.1 Amendments to Plan of Arrangement

(a) The Parties reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided, however, that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by each of the Parties; (iii) filed with the Court and, if made following the Meeting, approved by the Court; and (iv) communicated to holders or former holders of Contact Stock if and as required by the Court.

(b) Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Parties prior to the Meeting; provided, however, that the Parties shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if: (i) it is consented to in writing by the Parties; (ii) it is filed with the Court (other than amendments contemplated in Subsection 6.1(d), which shall not require such filing) and (iii) if required by the Court, it is consented to by Contact Stockholders voting or consenting, as the case may be, in the manner directed by the Court.

(d) Any amendment, modification or supplement to this Plan of Arrangement may be made by the Parties without the approval of or communication to the Court or the Contact Stockholders provided that it concerns a matter which, in the reasonable opinion of the Parties is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of the Contact Stockholders.

(e) This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 7
FURTHER ASSURANCES

7.1 Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

SCHEDULE "B"
TO THE ARRANGEMENT AGREEMENT

Arrangement Resolution of 1299311 B.C. Ltd.

"The undersigned, being the sole shareholder of 1299311 B.C. Ltd.  (the "Company") hereby consents in writing to the following as a Special Resolution:

RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The arrangement (the "Arrangement") under Section 288 of the Business Corporations Act (British Columbia) (the "BCBCA") involving the Company and Contact Gold Corp. ("Contact") described and set forth in the plan of arrangement (the "Plan of Arrangement") provided to the undersigned  (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted;

2. The Plan of Arrangement, as it may be or has been amended implementing the Arrangement, is hereby authorized, approved and adopted;

3. The Arrangement Agreement (the "Arrangement Agreement") between the Company and Contact dated as of April 20, 2021, and all the transactions contemplated therein and the actions of the directors of the Company in approving the Arrangement and the actions of the officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved;

4. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the undersigned, or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Company are hereby authorized and empowered, without further notice to, or approval of, the undersigned:

(a) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; or

(b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement; and

5. Any one or more directors or officers of the Company is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver, whether under the corporate seal of the Company or not, all such agreements, forms, waivers, notices, certificates, confirmations and other documents and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Arrangement Agreement and the completion of the Plan of Arrangement in accordance with the terms of the Arrangement Agreement, including:

(a) all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

(b) the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by the Company;

such determination to be conclusively evidenced by the execution and delivery of such document or the doing of any such act or thing."

B-1

SCHEDULE "C"
TO THE ARRANGEMENT AGREEMENT

Arrangement Resolution of Contact Gold Corp.

"RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The arrangement (the "Arrangement") under Section 288 of the Business Corporations Act (British Columbia) (the "BCBCA") involving the Contact Gold Corp. (the "Company") Company and 1299311 B.C. Ltd  ("BC Amalco") described and set forth in the plan of arrangement (the "Plan of Arrangement") provided to the undersigned  (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted;

2. The Plan of Arrangement, as it may be or has been amended implementing the Arrangement, is hereby authorized, approved and adopted;

3. The Arrangement Agreement (the "Arrangement Agreement") between the Company and BC Amalco dated as of April 20, 2021, and all the transactions contemplated therein and the actions of the directors of the Company in approving the Arrangement and the actions of the officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved;

4. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the undersigned, or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Company are hereby authorized and empowered, without further notice to, or approval of, the undersigned:

(a) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; or

(b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement; and

5. Any one or more directors or officers of the Company is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver, whether under the corporate seal of the Company or not, all such agreements, forms, waivers, notices, certificates, confirmations and other documents and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Arrangement Agreement and the completion of the Plan of Arrangement in accordance with the terms of the Arrangement Agreement, including:

(a) all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

(b) the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by the Company;

such determination to be conclusively evidenced by the execution and delivery of such document or the doing of any such act or thing."

C-1

SCHEDULE "D"
TO THE ARRANGEMENT AGREEMENT

Continuation Resolutions of Contact Gold Corp. Stockholders

BE IT RESOLVED AS A RESOLUTION THAT:

1. The Stockholders hereby approve the conversion of Contact Gold Corp. (the "Company") from a Nevada corporation into British Columbia to become a British Columbia corporation (as Contact Gold Corp. (Canada)), subject to the provisions of the Business Corporations Act (British Columbia) (the "BCBCA"), pursuant to Division 8 of Part 9 of the BCBCA and Sections 92A.105 and 92A.195 of the Nevada Revised Statutes, as contemplated by the plan of conversion in substantially the same form as attached as Schedule E to the Arrangement Agreement (the "Continuation").

2. The Articles of Contact Gold Corp. (Canada), in substantially the same form attached to the Information Circular as Schedule B are hereby adopted and approved as the articles of the Contact Gold Corp. (Canada) at the effective time of the Continuation.

3. Any one or more directors or officers of the Company is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver, whether under the corporate seal of the Company or not, all such agreements, forms, waivers, notices, certificates, confirmations and other documents and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions and to consummate the Continuation, including:

(a) all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

(b) the signing of the certificates, consents and other documents or declarations required or otherwise to be entered into by the Company;

such determination to be conclusively evidenced by the execution and delivery of such document or the doing of any such act or thing..

4. Any and all actions heretofore taken by the officers of the Company prior to the date of the resolutions adopted hereby that are within the authority conferred by such resolutions are hereby approved, ratified and confirmed as the acts and deeds of the Company.

D-1

SCHEDULE "E"
TO THE ARRANGEMENT AGREEMENT

Plan of Conversion

Under Section 92A.105 of the Nevada Revised Statutes

This Plan of Conversion is entered into under the terms of the Arrangement Agreement by and among Contact Gold Corp. and 1299311 B.C. Ltd. dated April 20, 2021 (the "Arrangement Agreement").  This Plan of Conversion is authorized under Section 92A.105 of the Nevada Revised Statutes ("NRS") and Section 302 of the Business Corporations Act (British Columbia), and the regulations made thereunder (the "BCBCA").

1.1 Definitions

In this Plan of Conversion, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

"Articles of Conversion" means the articles of conversion to be filed with the Secretary of State of the State of Nevada by the Resulting Entity in accordance with Section 92A.205(2) of the NRS to effect the Conversion;

"BCBCA" means the Business Corporations Act (British Columbia), and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"BCBCA Filing" means the filings under the BCBCA to effect the Conversion;

"Contact Nevada" or "Constituent Entity" means Contact Gold Corp., a corporation existing under the laws of the State of Nevada, prior to the Continuation;

"Contact DSUs" means the issued and outstanding deferred share units to receive shares of Common Stock of Contact Nevada or the fair market value thereof;

"Contact Options" means the issued and outstanding options exerciseable to purchase shares of Contact Stock;

"Contact RSUs" means the issued and outstanding restricted share units to receive shares of Common Stock of Contact Nevada;

"Contact Securities" means the Contact Stock, Contact Options and Contact Warrants;

"Contact Stock" means the shares of common stock of Contact Nevada;

"Contact Stockholder" means a registered holder of Contact Stock;

"Contact Stockholder Approval" means stockholder approval of the Plan of Conversion in accordance with Section 92A.120 of the NRS;

"Contact Warrants" means the issued and outstanding stock purchase warrants exerciseable to purchase shares of Contact Stock;

"Conversion" means the conversion of Contact Nevada from the jurisdiction of the State of Nevada to the Province of British Columbia pursuant to Section 302 of the BCBCA and Sections 92A.105 and 92A.195 of the NRS;

"Dissent Rights" means the rights of dissent exercisable by the Contact Stockholders in respect of the Conversion pursuant to Section 92A.380 of the NRS;

"Dissenting Shareholder" means a Contact Stockholder who validly dissented in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their Contact Stock;

"Effective Date" means the date set forth in the Articles of Conversion or, as applicable, the date the Articles of Conversion are filed with the Secretary of State of the State of Nevada;

"Effective Time" means the time set forth in the Articles of Conversion or, as applicable, the date the Articles of Conversion are filed with the Secretary of State of the State of Nevada;

"NRS" means the Nevada Revised Statutes and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

"Plan of Conversion" means this Plan of Conversion;

"Resulting Entity" means Contact Gold Corp., a corporation continued under the Section 302 of the BCBCA and converted under Sections 92A.105 and 92A.195 of the NRS, from Nevada to British Columbia, as result of the Conversion;

"Resulting Entity Articles" means the articles and notice of articles of the Resulting Entity in the form attached hereto as Exhibit A;

"Resulting Entity Common Shares" means the common shares of the Resulting Entity;

"Resulting Entity DSU" means deferred share units to receive Resulting Entity Common Shares or the fair market value therof;

"Resulting Entity Options" means options exercisable to acquire Resulting Entity Common Shares on the same terms as the Contact Options deemed converted under the Plan of Conversion;

"Resulting Entity RSU" means deferred share units to receive Resulting Entity Common Shares;

"Resulting Entity Warrants" means warrants exercisable to acquire Resulting Entity Common Shares on the same terms as the Contact Warrants deemed converted under the Plan of Conversion; and

"Termination" means the termination of the Conversion in accordance with Section 92A.170 of the NRS;

1.2 Plan of Conversion

This Plan of Conversion, shall, without any further act or formality required on the part of any person, except as expressly provided herein, become effective on the following terms:

(a) The name of the Constituent Entity is Contact Gold Corp., a Nevada corporation.

(b) The proposed name for the Resulting Entity is Contact Gold Corp.

(c) The Constituent Entity is governed under the NRS and the laws of the State of Nevada.

(d) The Resulting Entity will be governed under the BCBCA and the laws of the Province of British Columbia.

(e) The Conversion will be subject to Contact Stockholder Approval.

(f) Contact Stockholders shall be provided notice of the Dissent Rights.

(g) Each Dissenting Shareholder who exercises Dissent Rights in the manner required by Section 92A.400 to 92A.480, inclusive, shall be entitled to fair value with respect to such Dissenting Shareholder's Contact Stock.

(h) On the Effective Date, commencing at the Effective Time, without any further act or formality:

(i) each share of Contact Stock, except shares of Contact Stock held by Dissenting Shareholder, shall be deemed to be converted into a Resulting Entity Common Share;

(ii) each Contact Option shall be deemed to be converted into a Resulting Entity Option;

(iii) each Contact Warrant shall be deemed to be converted into a Resulting Entity Warrant;

(iv) each Contact DSU shall be deemed to be converted into a Resulting Entity DSU; and

(v) each Contact RSU shall be deemed to be converted into a Resulting Entity RSU..

(i) On the Effective Date, commencing at the Effective Time, without any further act or formality, the Resulting Entity Articles will be the articles of the Resulting Entity.

(j) On the Effective Date, commencing at the Effective Time, without any further act or formality, the Resulting Entity Bylaws will be the bylaws of the Resulting Entity.

(k) Notwithstanding the foregoing, this Plan of Conversion is subject to Termination.

Exhibit "A"

To Plan of Conversion

Please see Exhibit "A" to Schedule B

SCHEDULE "F"

RIGHTS OF DISSENTING SHAREHOLDERS (NEVADA)

NEVADA REVISED STATUTES NOTICE OF DISSENT RIGHTS

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares determined:

     1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

      2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

      3.  Without discounting for lack of marketability or minority status.

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

Schedule F

     1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member's resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

      2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

      1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of any of the following corporate actions:

      (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

            (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

            (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

      (b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be converted.

      (c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if the stockholder's shares are to be acquired in the plan of exchange.

      (d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

      (e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

      (f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

      2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

      3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

Schedule F

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

       1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

      (a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

      (b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least C$20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

      (c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

       2.  The applicability of subsection 1 must be determined as of:

      (a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter's rights; or

      (b) The day before the effective date of such corporate action if there is no meeting of stockholders.

      3.  Subsection 1 is not applicable and dissenter's rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter's rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

      4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

      5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

      1.  A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

      2.  A beneficial stockholder may assert dissenter's rights as to shares held on his or her behalf only if the beneficial stockholder:

     (a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

      (b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

Schedule F

NRS 92A.410 Notification of stockholders regarding right of dissent.

      1.  If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter's rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter's rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter's rights.

      2.  If the corporate action creating dissenter's rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter's rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

      1.  If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares:

      (a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder's intent to demand payment for his or her shares if the proposed action is effectuated; and

      (b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

      2.  If a proposed corporate action creating dissenter's rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

      3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

      1.  The subject corporation shall deliver a written dissenter's notice to all stockholders of record entitled to assert dissenter's rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter's rights pursuant to NRS 92A.400.

      2.  The dissenter's notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not the person acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

Schedule F

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

      1.  A stockholder who receives a dissenter's notice pursuant to NRS 92A.430 and who wishes to exercise dissenter's rights must:

      (a) Demand payment;

      (b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

      (c) Deposit the stockholder's certificates, if any, in accordance with the terms of the notice.

      2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder's shares as after-acquired shares under NRS 92A.470.

      3.  Once a stockholder deposits that stockholder's certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

      4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter's rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter's notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation's written consent.

      5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his or her shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

NRS 92A.460 Payment for shares: General requirements.

      1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the subject corporation's principal office is located;

      (b) If the subject corporation's principal office is not located in this State, in the county in which the corporation's registered office is located; or

      (c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.  The court shall dispose of the complaint promptly.

      2.  The payment must be accompanied by:

      (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

      (b) A statement of the subject corporation's estimate of the fair value of the shares; and

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      (c) A statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this chapter.

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter's notice: General requirements.

      1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

      2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

      (a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

      (b) Of the subject corporation's estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

      (c) That they may accept the subject corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

      (d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

      (e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation's offer.

      3.  Within 10 days after receiving the stockholder's acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation's offer in full satisfaction of the stockholder's demand.

      4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

      1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

      2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter's stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation's payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

      1.  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

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      2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation's registered office is located.

      3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

      (a) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the subject corporation; or

      (b) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

      1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

      2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

      3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

      4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

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      5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

      6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68.

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SCHEDULE "G"

RIGHTS OF DISSENTING SHAREHOLDERS (BC)

Pursuant to the Interim Order, Registered Shareholders have the right to dissent in respect of the Arrangement.  Such right of dissent is described in the Circular. The full text of Division 2 (Dissent Proceedings) of Part 8 (Proceedings) of the BCBCA is set forth below.

DIVISION 2 OF PART 8 OF THE BRITISH COLUMBIA BUSINESS CORPORATIONS ACT

Definitions and application

237 (1) In this Division:

"dissenter" means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

"notice shares" means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

"payout value" means,

(a) in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b) in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, or

(c) in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a) the court orders otherwise, or

(b) in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238 (1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows:

(a) under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

(b) under section 272, in respect of a resolution to adopt an arrangement agreement;

(c) under section 287, in respect of a resolution to approve an arrangement under Division 4 of Part 9;

(d) in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e) under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking;

(f) under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

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(g) in respect of any other resolution, if dissent is authorized by the resolution;

(h) in respect of any court order that permits dissent.

(2) A shareholder wishing to dissent must

(a) prepare a separate notice of dissent under section 242 for

(i) the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting,

(b) identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c) dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a) dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b) cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a) provide to the company a separate waiver for

(i) the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is providing a waiver, and

(b) identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a) the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b) any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

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Notice of resolution

240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a) a copy of the resolution,

(b) a statement advising of the right to send a notice of dissent, and

(c) if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a) a copy of the entered order, and

(b) a statement advising of the right to send a notice of dissent.

Notice of dissent

242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a) if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b) if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

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(c) if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i) the date on which the shareholder learns that the resolution was passed, and

(ii) the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a) on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b) if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a) within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b) if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c) if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i) the name and address of the beneficial owner, and

(ii) a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name.

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,

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(a) if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i) the date on which the company forms the intention to proceed, and

(ii) the date on which the notice of dissent was received, or

(b) if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1) (a) or (b) of this section must

(a) be dated not earlier than the date on which the notice is sent,

(b) state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c) advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a) a written statement that the dissenter requires the company to purchase all of the notice shares,

(b) the certificates, if any, representing the notice shares, and

(c) if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1) (c) must

(a) be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b) set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a) the dissenter is deemed to have sold to the company the notice shares, and

(b) the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

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(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a) promptly pay that amount to the dissenter, or

(b) if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a) determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b) join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c) make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a) pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or

(b) if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a) the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b) if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a) the company is insolvent, or

(b) the payment would render the company insolvent.

Loss of right to dissent

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246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a) the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b) the resolution in respect of which the notice of dissent was sent does not pass;

(c) the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d) the notice of dissent was sent in respect of a resolution adopting an arrangement agreement and the arrangement is abandoned or, by the terms of the agreement, will not proceed;

(e) the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g) with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h) the notice of dissent is withdrawn with the written consent of the company;

(i) the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a) the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b) the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c) the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

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SCHEDULE "H"

MANDATE OF THE BOARD OF CONTACT GOLD CORP.

General

1. The directors are elected by the shareholders and are responsible for the stewardship of the business and affairs of Contact Gold Corp. ("Contact Gold", or the "Corporation"). The Board of Directors (the "Board") seeks to discharge this responsibility by reviewing, discussing and approving the Company's strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure enhance and preserve the business of the Company and the underlying value of the Company.

Composition

2. The Board believes that better corporate governance is promoted when a board of directors is made up of highly qualified individuals i) from diverse backgrounds who reflect the changing population demographics of the markets in which the Company operates, ii) of each gender, and iii) reflective of the talent available with the required expertise. When considering recommendations for nomination to the Board, the Board shall consider:

(a) diversity criteria including gender, age, ethnicity and geographic background; and

(b) candidates who are highly qualified based on their experience, functional expertise, and personal skills and qualities.

Notwithstanding this, the Company does not support the adoption of quotas to support its belief in the importance of diversity. In addition to the criteria set out above and elsewhere herein, employees and directors of the Company ("Directors") will be recruited and promoted based upon their ability and contributions.

3. The Directors shall consist of persons who possess skills and competencies in areas that are:

(a) necessary to enable the Board and Board committees to properly discharge their duties and responsibilities; and

(b) relevant to the Company's activities.

4. At least a majority of the directors shall be individuals who are "independent" directors in accordance with applicable securities laws and stock exchange policies. Subject to the size and operations of the Company, the Board is committed to setting measurable objectives for the long-term goal of improving gender representation across all levels of the organisation.  Annually, the Board will report to the Company's shareholders the following:

(a) a summary of the Company's progress towards achieving the measurable objectives set under this Policy; and

(b) details of the measurable objectives set under this Policy for the subsequent financial year.

5. The Board does not believe it should establish term limits for directors as term limits could result in the loss of Directors who have been able to develop, over a period of time, significant insight into the Company and its operations and an institutional memory that benefits the Board as well as the Company and its stakeholders.

The Board, on its initiative and on an exceptional basis, may exercise discretion to introduce maximum terms or mandatory retirement where it considers that such a limitation would benefit the Company and its stakeholders.

6. Subject to the limitations herein, the Corporate Governance and Nominating ("CG&N") Committee of the Board will annually (and more frequently, if appropriate) recommend candidates to the Board for election or appointment as Directors, taking into account the Board's conclusions with respect to the appropriate size and composition of the Board and Board committees, the competencies and skills required to enable the Board and Board Committees to properly discharge their responsibilities, and the competencies and skills of the current Board.

Schedule H

7. No director should serve on the board of a regulatory body with oversight of the Company. Each director should, when considering membership on another board or committee, make every effort to ensure that such membership will not impair the Director's time and availability for his or her commitment to Contact Gold as well as his or her ability to exercise their fiduciary duties as directors.

Directors should advise the chair of the CG&N Committee and the Chief Executive Officer ("CEO") of the Company before accepting membership on other public company boards of directors, or any audit committee, or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director's relationship to the Company.

No director shall serve on more than four public company boards in aggregate.

8. Without prior approval of the CG&N Committee, the CEO of the Company should not serve on the board of any other public company; and at no time shall the CEO serve on more than one other public company.

9. The Board approves the final choice of candidates.

10. The shareholders of the Company elect the Directors annually.

11. A Lead Director is elected annually at the first meeting of the Board following the shareholders' meeting. This role is normally filled by the Chair. At any time when the Chair is an employee of the Company, the non-management directors shall select an independent director to carry out the functions of a Lead Director. This person would chair regular meetings of the non-management directors and assume other responsibilities which the non-management directors as a whole have designated.

12. The Secretary of the Company (the "Secretary") shall be secretary of the Board.

13. Directors are expected to comply with the Corporation's Code of Business Conduct and Ethics and its Directors' Code of Ethics.

Meetings, Proceedings and Administration

14. The quorum for the transaction of business at any meeting of the Board shall be a majority of directors or such other number of directors as the Board may from time to time determine according to the articles of incorporation of the Company.

15. The Board shall have at least four scheduled meetings per year. The Chair of the Board ("Chair") and the CEO shall develop the agenda for each meeting.

16. Committee meetings may be held in person, by video-conference, by telephone or by any combination of the foregoing.

17. Independent directors shall meet at the end of each Board meeting without management and non-independent directors.

18. At meetings of the Board, resolutions shall be approved by a majority of the votes cast on the resolution.

19. Regularly scheduled Board meetings shall normally proceed as follows:

(a) Review and approval of the minutes of the preceding Board meeting;

(b) Business arising from the previous minutes;

(c) Reports of committees;

(d) Report of the President and CEO, financial and operational reports;

(e) Other business;

Schedule H

(f) In-camera session with solely independent directors; and

(g) Adjournment.

20. A secretary should be named for each Board and committee meeting and minutes should be circulated in due course after such meeting. This role is normally filled by the Secretary.

21. Minutes of the committee meetings will be made available to each Board member upon request.

Authority and Responsibilities

22. The powers of the Board may be exercised at a meeting for which notice has been given and at which a quorum is present or, in appropriate circumstances, by resolution in writing signed by all the directors.

23. The Board is authorized to retain, and to set and pay the compensation of, independent legal counsel and other advisers if it considers this appropriate.

24. The Board is authorized to invite officers and employees of the Company and outsiders with relevant experience and expertise to attend or participate in its meetings and proceedings, if it considers this appropriate.

25. The Board and the Directors have unrestricted access to the advice and services of the Secretary and outside auditors and legal counsel.

26. The Board discharges its responsibility for overseeing the management of the Company's business by delegating to the Company's senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities directly and through its committees; namely, the Audit Committee, the Compensation Committee the CG&N Committee, and the Health, Safety and Sustainability Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address issues of a more short-term nature. The Board's primary roles are overseeing corporate performance and providing quality, depth and continuity of management to meet the Company's strategic objectives.

27. The Board is authorized through the CG&N Committee to conduct evaluations of the Board and the Directors and perform succession planning activities

28. Responsibilities of the Board include, but are not limited to:

(a) selecting and appointing, evaluating and (if necessary) terminating the CEO;

(b) satisfying itself as to the integrity of the CEO and other executive officers and ensuring that they promote a culture of integrity throughout the organization;

(c) adopting a strategic planning process, approving strategic plans, and monitoring performance against plans;

(d) reviewing the Company's long-term strategy annually;

(e) reviewing and approving annual operational budgets, capital expenditure limits and corporate objectives, and monitoring performance on each of the above;

(f) approving all decisions involving unbudgeted expenditures individually in excess of $100,000, or in aggregate in excess of $250,000;

(g) reviewing policies and procedures to identify business risks, and ensure that systems and actions are in place to monitor them;

Schedule H

(h) reviewing policies and processes to ensure that the Company's internal control and management information systems are operating properly;

(i) approving the audited annual financial statements, MD&A, annual information form, information circular, and other filings required under applicable securities laws;

(j) assessing the contribution of the Board, committees and all directors annually, and planning for succession of the Board;

(k) reviewing and approving committee chair nominees from time to time as recommended by the respective committees;

(l) assessing the effectiveness of the Board and each of the directors annually at a meeting of the Board to determine if any changes to the Board size or make-up are required;

(m) assessing the effectiveness of each director by way of a formal review undertaken by with the Chair of the Board, Lead Director or Chair of the CG&N Committee where each director will receive peer feedback from other directors to determine how they could operate more effectively within the Board;

(n) arranging formal orientation programs for new directors, where appropriate;

(o) considering diversity in the selection criteria of new Board members;

(p) establishing and maintaining an appropriate system of corporate governance including practices to ensure the Board functions effectively and independently of management, including reserving a portion of all Board and its committee meetings for in camera discussions without management present;

(q) approving and monitoring compliance with significant policies and procedures by which the Company is operated;

(r) proactively monitoring the Company's performance in meeting standards and objectives related to those diversity initiatives established by the Board, and progress in achieving them;

(s) ensuring that a comprehensive compensation strategy is maintained which includes competitive industry positioning, weighting of compensation elements and relationship of compensation to performance;

(t) ensuring that an adequate system of internal control is maintained to safeguard the Company's assets and the integrity of its financial and other reporting systems;

(u) ensuring that the Company has in place a communication and disclosure policy which supports the oversight of public communication and disclosure and enables disclosure controls in compliance with all legal and regulatory requirements and that such is reviewed at such intervals as the Board deems appropriate. Directors must adhere to the Company's disclosure policy;

(v) providing oversight of environmental matters;

(w) reviewing and considering for approval all amendments or departures proposed by management from established strategy, capital and operating budgets, or matters of policy, which diverge from the ordinary course of business;

(x) ensuring that a process is established that adequately provides for management succession planning, including the appointing, training, and monitoring of senior management;

(y) annually assessing the charters of Board committees and revising where necessary;

(z) adhering to all other Board responsibilities set out in the Company's by-laws and other statutory and regulatory requirements; and

(aa) enhancing the reputation, goodwill and image of the Company.

Schedule H

29. Responsibilities of the Chair of the Board include but are not limited to:

(a) providing leadership to the Board with respect to its functions as described in this Mandate and as otherwise may be appropriate, including overseeing the logistics of the operations of the Board;

(b) chairing meetings of the Board, unless not present including in camera sessions;

(c) ensuring that the Board meets on a regular basis and at least quarterly;

(d) establishing a calendar for holding meetings of the Board;

(e) establishing the agenda for each meeting of the Board, with input from other Board members and any other parties as applicable;

(f) ensuring that Board materials are available to any director on request;

(g) ensuring that the members of the Board understand and discharge their duties and obligations;

(h) fostering ethical and responsible decision making by the Board and its individual members;

(i) overseeing the structure, composition, membership and activities of the Board;

(j) ensuring that resources and expertise are available to the Board so that it may conduct its work effectively and efficiently;

(k) pre-approving work to be undertaken for the Board by consultants;

(l) facilitating effective communication between members of the Board and management;

(m) attending each meeting of shareholders to respond to any questions from shareholders as may be put to the Chair;

(n) communicate with directors between meetings;

(o) attend key functions of the Company;

(p) meet with major shareholder groups; and

(q) act as Chair at any annual and, if applicable, special meeting of shareholders of the Company.

30. Expectations of Directors include but are not limited to:

(a) maintaining a high attendance record at meetings of the Board and the committees of which they are members. Directors are encouraged to attend at least 75% of meetings of the Board in the absence of extenuating circumstances. Attendance by telephone or video conference may be used to facilitate a director's attendance;

(b) reviewing the materials circulated in advance of meetings of the Board and its committees and being prepared to discuss the issues presented.  Directors are encouraged to contact the Chair of the Board, the CEO and any other appropriate executive officer(s) to ask questions and discuss agenda items prior to meetings;

(c) being sufficiently knowledgeable of the business of Contact Gold, including its financial statements, and the risks it faces, ensuring active and effective participation in the deliberations of the Board and of each committee on which he or she serves.

(d) freely to contact the CEO at any time to discuss any aspect of the Company's business.  Directors should use their judgement to ensure that any such contact is not disruptive to the operations of the Company. The Board expects that there will be frequent opportunities for Directors to meet with the CEO in meetings of the Board and committees, or in other formal or informal settings.

(e) Maintaining the confidentiality of the proceedings and deliberations of the Board and its committees. Each Director will maintain the confidentiality of information received in connection with his or her service as a director.

Schedule H

31. Expectations of Management of Contact Gold

(a) at the request of the Board, report on the Company's performance, management's concerns and any other matter the Board or its Chair may deem appropriate.  Management must promptly report to the Chair any significant developments, changes, transactions or proposals respecting Contact Gold.

(b) prepare and present to the Board annually (or more frequently if appropriate) a business plan and budget, and report regularly to the Board on the Company's performance against the business plan and budget;

(c) review and update annually (or more frequently if appropriate) the Company's strategic plan, and report regularly to the Board on the implementation of the strategic plan in light of evolving conditions;

(d) report regularly to the Board on the Company's business and affairs and on any matters of material consequence for the Company and its shareholders;

(e) speak for the Company in its communications with shareholders and the public in accordance with the Company's Disclosure Policy;

(f) comply with any additional expectations that are developed and communicated during the annual strategic planning and budgeting process and during regular Board and committee meetings;

(g) implement policies and practices to achieving diversity initiatives determined by the Board and report to the Board on the progress toward and achievement of such diversity initiatives;

(h) promote a work environment that values and utilizes the contributions of employees with a variety of backgrounds, experiences and perspectives through awareness of the benefits of workforce diversity and successful management of diversity; and

(i) consult the Board with respect to all matters which by law require Board approval

Schedule H